                                                           EXHIBIT 4.01






STATE OF NEW YORK                   }    SS:
DEPARTMENT OF STATE                 }





I hereby certify that I have compared the annexed copy with the original documents filed by the Department of State and that the same is a correct transcript of said original.




                With my hand and seal of the Department of State on May 16, 1995


                                            ALEXANDER F. TREADWELL
                                            Secretary of State



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                            CERTIFICATE OF MERGER

                                    OF

                           CHICAGO ACQUISITION CORP.

                                with and into

                          THE CONTINENTAL CORPORATION

                           Under Section 904 of the
                           Business Corporation Law

            The Continental Corporation, a New York corporation, and Chicago Acquisition Corp., a New York corporation, hereby certify that:

            1. The names of constituent business corporations participating in the merger herein certified are:

            a. Chicago Acquisition Corp., a corporation organized under the laws of the State of New York, the Certificate of incorporation of which was filed by the Department of State of the State of New York on December 1, 1994; and

            b. The Continental Corporation, a corporation organized under the laws of the State of New York, the Certificate of Incorporation of which was filed by the Department of State of the State of New York on May 15, 1968.

            C. The name of the surviving corporation (the "Surviving Corporation") following the merger shall be The Continental Corporation.

            2. a. The outstanding capital stock of Chicago Acquisition Corp. consists of 1000 shares of Common Stock, par value $0.01 per share, each share entitled to one vote.

            b. The outstanding capital stock of The Continental Corporation consists of (i) 55,498,057 shares of Common Stock, par value $1.00, per share, each share entitled to-one vote and voting as class, (ii) 828,100 shares of Series T Preferred Stock, par value $4.00 per share, each share entitled to one vote and voting as a class, (iii) 171,900 shares of Series F Preferred Stock, par value $4.00 per share, each share entitled to one vote and voting as a class and (iv) 375,000 shares of series H Preferred Stock, par value $4.00 per share, each share entitled to one vote and voting as a class.

            3. An Agreement and Plan of Merger, dated as of December 6, 1994, by and among CNA Financial Corporation, Chicago Acquisition Corp. and The Continental Corporation, providing for the merger of Chicago
Acquisition Corp. with and into The Continental Corporation (the "Merger"), was approved


and adopted (i) with respect to Chicago Acquisition Corp., by resolutions duly adopted by unanimous written consent of the Board of Directors thereof on December 6, 1994, and by written consent of the sole shareholder thereof dated December 6, 1994 and (ii) with respect to The Continental Corporation, by resolutions duly adopted by the Board of Directors thereof on December 6, 1994, and by the affirmative vote of at least two-thirds of the issued and outstanding shares of each class of stock entitled to vote thereon at a special meeting of shareholders held on May 9, 1995.

      4. The Certificate of Incorporation of the Surviving Corporation shall be amended to be in its entirety identical to the Certificate of Incorporation of Chicago Acquisition Corp. immediately prior to the Merger, save that the name of the Surviving Corporation' shall be The Continental Corporation, and the Certificate of incorporation of the Surviving Corporation shall be as follows:


                        FIRST:  The name of the corporation (the
      "Corporation") is THE CONTINENTAL CORPORATION.


                        SECOND: The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the New York Business
      Corporation Law, but the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

                        THIRD: The office of the Corporation is to be located in the County of New York, State of New York.

                        FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue shall be two million and eight hundred and fifty-four thousand and one hundred (2,854,100) of which two million and eight hundred and fifty three thousand and one hundred (2,853,100) shall be shares of Preferred Stock of the par value of $0.01 each, and one thousand (1,000) shall be shares of Common Stock of the par value of $0.01 each. The relative rights, preferences and limitations of the shares of each class are as follows:

                        (a) The holders of shares of Common Stock shall be entitled to one vote per share on all matters upon which shareholders are entitled to vote and shall not be entitled to any preference in the distribution of dividends or assets.

                        (b) Two million and eight hundred and fifty-three thousand and one hundred (2,853,100) of the shares


      of Preferred Stock may be issued from time to time in series. Each share of a series shall be equal to every other share of the same series. The Board of Directors shall have authority to establish and designate series and to fix the number of shares and the relative rights, preferences and limitations as between series, subject to such limitations as may be prescribed by law. In particular, the Board of Directors may establish, designate and fix the following with respect to each series of Preferred Stock:

      (i) The distinctive serial designation of the series which shall distinguish those shares from the shares of all other series;

      (ii) The number of shares included in the series, which may be increased or decreased from time to time unless otherwise provided by the Board of Directors in creating the series;

            (iii) The annual dividend rate for the shares of the series and the date or dates upon which such dividends shall be payable;

            (iv) Whether dividends on the shares of the series shall be cumulative and, on the shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of the series shall be cumulative;

            (v) The amount or amounts which shall be paid out of the assets of the Corporation to the holders of the shares of the series upon the involuntary liquidation, dissolution or winding up of the Corporation and upon the voluntary liquidation, dissolution or winding up of the Corporation;

            (vi) The price or prices at which, the period or periods within which and the terms and conditions upon which the shares of the series may be redeemed in whole or in part, at the option of the Corporation;

            (vii) The obligation, it any, of the Corporation to purchase or redeem shares of the series pursuant to a sinking fund And the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of the series shall be redeemed, in whole or in part, pursuant to such sinking fund;

            (viii) The period or periods within which and the terms and conditions, if any, including the price or prices or the rate or rate of conversion and the terms and


      conditions of any adjustments thereof, upon which the shares of the series shall be convertible at the option of the holder into shares of any class or stock or into shares of any other series of Preferred Stock, except into a class of shares having rights or preferences as to dividends or distribution or assets upon liquidation which are prior or superior in rank to those of the shares being converted;

            (ix) The voting rights, if any, of the shares of the series In addition to those required by law, including the number of votes per share and the transaction of any business or of any specified item of business in connection with which the shares of the series shall vote as a class; and

            (x) Any other relative rights, preferences or limitations of the shares of the series not inconsistent herewith or with applicable law.

            The Corporation may make pro rata distributions of the authorized but unissued shares of any series of the Preferred Stock to holders of another class or series of its outstanding shares.

            FIFTH: The Secretary of State of the State of New York is designated as agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: c/o C T Corporation System, 1633 Broadway, New York, New York 10019.

            SIXTH: The name and address of the registered agent which is to be the agent of the corporation upon whom process against it may be served, are C T Corporation System., 1633 Broadway, New York, New York 10019.

            SEVENTH: The holders of equity shares and the holders of voting shares (as each term is defined in Section 622 of the New York Business Corporation Law) of the Corporation shall not have any preemptive rights.

            EIGHTH: The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The exact number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.

            NINTH: (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceedings or appeal thereof, whether civil, criminal, administrative or


      investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the New York Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, but not limited to all attorneys, fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however,
                                                         --------  -------
      that, except as provided in paragraph (b) of this Article NINTH, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph (a) shall be a contract right and shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the New York Business Corporation Law
      --------  -------
      requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article NINTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing

      indemnification of directors and officers, or on such other terms and conditions as the Board of Directors may deem necessary or desirable.

            (b) If a claim under paragraph (a) of this Article NINTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including, without limitation, attorneys' fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in ,advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the New York Business Corporation, Law for the Corporation to indemnify, the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, or any part thereof, independent legal counsel, or its shareholders) to have made a determination prior to the commencement or such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the New York Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, or any part thereof, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Corporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise.

            (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, to the fullest extent allowed by law, whether or not the Corporation would have the power to indemnify such person against much expense, liability or loss under the New York Business Corporation Law.



            TENTH: A director of the Corporation shall not be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity except that the liability of a director shall not be limited if (1) a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law, or (2) his acts or omissions occurred prior to the adoption of this provision.


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Article I.  Series E Preferred Stock.
            ------------------------

Section I. Designation and Number.
           ----------------------

            (a) The shares of such series shall be designated as "Cumulative Convertible Preferred Stock, Series E" (the "Series E Preferred Stock"). The number of shares initially constituting the Series E Preferred Stock shall be 828,100, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the sum of
- --------  -------
(x) the number of then outstanding shares of Series E Preferred Stock and
(y) the number of shares of Series E Preferred Stock into which the outstanding shares of Series T Preferred Stock are exchangeable.

            (b) The Series E Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank pari passu with the Corporation's $2.50 Cumulative Convertible Preferred
- ---- -----
Stock, Series A (the "Series A Preferred Stock"), $2.50 Cumulative Preferred Stock, Series B (the "Series 13 Preferred Stock"), Cumulative Preferred Stock, Series F (the "Series F Preferred Stock"), Cumulative Preferred Stock, Series G (the "Series G Preferred Stock"), Cumulative Preferred Stock, Series H (the "Series H Preferred Stock"), Cumulative Preferred Stock, Series T (the "Series T Preferred Stock" and together with the Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, the "Chicago Preferred Stock") and the New Preferred Stock (if any) (the Series A Preferred
Stock, Series B Preferred Stock, Chicago Preferred Stock (other than the Series E Preferred Stock) and New Preferred Stock (if any) are collectively defined for the purposes of this Article 1 as the "Other Preferred Stock") and prior to all other classes and series of capital stock of the Corporation now or hereafter authorized including, without limitation, the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock").

            (c) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Article 6 below.

Section 2. Dividends and Distributions.
           ---------------------------

            (a) The holders of shares of Series E Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other capital stock of the Corporation other than the Other Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation at the time legally available therefor, cumulative cash dividends at an annual rate on the


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Liquidation Preference thereof equal to 9.75% (subject to increase pursuant to Section 2(b)), calculated on the basis of a 360-day year consisting of twelve 30-day months, accruing and payable in equal quarterly payments, in immediately available funds, on the Business Day immediately preceding the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") commencing on the Business Day immediately preceding December 31, 1994, provided, however, that with respect to such first Quarterly
      --------  -------
Dividend Payment Date, the holders of shares of Series E Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation at the time legally available therefor, a cumulative cash dividend in respect of each share of Series E Preferred Stock in the amount of (i) 9.75% (or the then effective annual rate) of the Liquidation Preference multiplied by (ii) a fraction equal to
(A) the number of days from (and including) the Issue Date to (but excluding) such Quarterly Dividend Payment Date divided by (B) 360. No interest shall be payable in respect of any dividend payment on the Series Preferred Stock that may be in arrears.

            (b) If (i) a private placement or public offering of the New Preferred Stock or the New Senior Notes, pursuant to which the Corporation shall receive at least $100,000,000 in gross proceeds is not consummated within 360 days after the termination of the Merger Agreement or (ii) the annual dividend rate on the New Preferred Stock or the annual interest rate on the New Senior Notes, as applicable, exceeds 13%, then the annual rate of the cumulative cash dividends shall be increased to a rate of 10.750%, effective (x) in the case of clause (i), the date that is 360 days after the termination of the Merger Agreement, and (y) in the case of clause
(ii), the date of the issuance of the New Preferred Stock or the New Senior Notes, as applicable. If on any date (A) all of the Purchaser Designees shall not have been elected to the Corporation's Board of Directors or any such Purchaser Designees shall not have been appointed to the committees of the Corporation's Board of Directors in accordance with the provisions of
Section 6.17 of the Securities Purchase Agreement, (E) the Corporation shall have failed to declare, or shall have failed to pay, the full amount of dividends payable on the Series E Preferred Stock for six quarterly dividend periods, (C) the Corporation shall have failed to satisfy its obligation to convert shares of Series E Preferred Stock pursuant to
Section 10 or (D) a breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement shall have occurred then, effective as of the date of such failure or breach, the annual rate of the cumulative cash dividends shall be increased to a


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rate of 11.75% and shall remain at such rate until such time as (1) the
Purchaser Designees shall have been elected to the Corporation's Board of Directors and appointed to the committees of the Corporation's Board of Directors in accordance with the provisions of Section 6.17 of the Securities Purchase Agreement, (2) all dividends accrued to date on the Series E Preferred Stock shall have been declared and paid in full, (3) any conversion obligations in respect of the Chicago Preferred Stock that have become due shall have been fully satisfied and (4) there shall exist no breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement, as the case may be, at which time the annual rate of the cumulative cash dividends shall be reduced to a rate of 9.75%, subject to being increased to a rate of 11.75% in the event of each and every subsequent event of the character indicated above.

            (c) Dividends payable pursuant to Section 2(a) shall begin to accrue and be cumulative from the Issue Date, and shall accrue on a daily basis, in each case whether or not declared. Dividends paid on the shares of Series E Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares of Series E Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series E Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be not more than 60 days, nor less than 10 days, prior to the date fixed for the payment thereof. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regular Quarterly Dividend Payment Date, to holders of record on such date, not more than 60 nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors.

            (d) The holders of shares of Series E Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

Section 3. Voting Rights.
           -------------

            In addition to any voting rights provided by law, the holders of shares of Series E Preferred Stock shall have the following voting rights:

            (a) Except as otherwise required by applicable law so long as the Series E Preferred Stock is outstanding, each


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share of Series E Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Series E Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted his shares of Series E Preferred Stock into Common Stock on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

            (b) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series E Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, adopt or approve an amendment to the Certificate of Incorporation that would increase or decrease the par value of the shares of Series E Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series E Preferred Stock, (ii) amend, alter or repeal the Certificate of Incorporation so as to affect the shares of Series E Preferred Stock adversely or (iii) effect the voluntary liquidation, dissolution, winding up, recapitalization or reorganization of the Corporation, or the consolidation or merger of the Corporation with or into any other Person, or the sale or other distribution to another Person of all or substantially all of the assets of the Corporation;
provided, however, that no separate vote of the holders of Series E Preferred
- --------  -------
Stock shall be required to effect any of the transactions described in clause
(iii) above unless such transaction would either require a class vote pursuant to clause (i) or (ii) above or would require a vote by any shareholders of the Corporation (other than pursuant to this sentence); provided further, that no separate vote of the holders of the Series E
- -------- -------
Preferred Stock as a class shall be required in the case of a recapitalization, reorganization, consolidation or merger of, or sale by, the Corporation if (A)(a) such recapitalization, reorganization, consolidation, merger or sale constitutes a Specified Corporate Action, (b) the Corporation has sufficient funds legally available to it (after giving effect to such transaction) to redeem, at the then applicable price hereunder and pursuant to the terms hereof, all the outstanding shares of Series E Preferred Stock, (c) such redemption shall not be prohibited by any agreement to which the Corporation or any of its Subsidiaries is a party, by applicable law or otherwise, (d) the Board of Directors of the



Corporation, including a majority of the directors who are not officers or employees of the Corporation, shall have adopted a resolution confirming that such funds are available and that the holders of Series E Preferred Stock have the right to require such redemption and (e) the Corporation shall have set aside sufficient funds to redeem through the Mandatory Redemption Date the shares of Series E Preferred Stock held by such holders (except that no funds need be set aside with respect to such shares held by any such holder who has theretofore notified the Corporation (whether pursuant to Section 6(c) or otherwise) that it will not require redemption of such shares) or (B) (1) the Corporation shall be the resulting or surviving corporation, (2) the resulting or surviving corporation will have after such recapitalization, reorganization, consolidation or merger no Senior Stock or Parity Stock either authorized or outstanding (except such Parity Stock of the Corporation as may have been authorized or outstanding immediately preceding such consolidation or merger) or such stock of the resulting or surviving corporation (having the same powers, preferences and special rights of any such Parity Stock) as may be issued in exchange therefor), (3) each holder of shares of Series E Preferred Stock immediately preceding such recapitalization, reorganization, consolidation or merger will receive in exchange therefor the same number of shares of stock, with the same preferences, rights and powers, of the resulting or surviving corporation, (4) after such recapitalization, reorganization, consolidation or merger the resulting or surviving corporation shall not be in breach of any of the terms hereof, any of the Material Provisions of the Securities Purchase Agreement or any of its material obligations under the Registration Rights Agreement and (5) all or substantially all the holders of the outstanding shares of capital stock of the Corporation immediately prior to such consolidation or merger are entitled to receive shares representing 50% or more of the then outstanding shares of capital stock of the resulting or surviving corporation entitled to vote generally in the election of directors.

            (c) If on any date (i) the Corporation shall have failed to declare, or shall have failed to pay, the full amount of dividends payable on any series of Chicago Preferred Stock, for six quarterly dividend periods or (ii) a breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement shall have occurred, then the number of directors constituting the Board of Directors shall, without further action, be increased by two and the holders of shares of Series E Preferred Stock shall have, in addition to the other voting rights set forth herein with respect to the Series E Preferred Stock, the exclusive right, together with the


holders of all other series of Chicago Preferred Stock, voting separately as a single class together with the holders of such other series of Chicago Preferred Stock, to elect two directors of the Corporation to fill such newly created directorship, by written consent as provided herein, or at a special meeting of such holders called as provided herein. Any such additional directors shall continue as directors (subject to reelection or removal as provided in Section 3(d)(ii)) and the holders of Series E Preferred Stock shall have such additional voting rights until such time as
(A) dividends then payable on all series of Chicago Preferred Stock shall have been declared and paid in full and (B) there shall exist no breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement, as the case may be, at which time such additional directors shall cease to be directors, the number of directors constituting the Board of Directors shall be reduced by two and such additional voting rights of the holders of all series of Chicago Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent event of the character indicated above.

            (d) (i) The foregoing right of holders of shares of Series E Preferred Stock to take any action as provided in Section 3(c) may be exercised at any annual meeting of stockholders or at a special meeting of holders of shares of Chicago Preferred Stock held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action.

            So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the President of the Corporation may call, and upon the written request of holders of record of at least 5% of the aggregate outstanding shares of Chicago Preferred Stock addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the by-laws of the Corporation for the holding of meetings of stockholders.

            (ii) At each meeting of stockholders at which the holders of shares of Series E Preferred Stock shall have the right, voting separately as a single class together with the holders of all other series of Chicago Preferred Stock, to elect two directors of the Corporation as provided in
Section 3(c) or to take any action, the presence in person or by proxy


of the holders of record of one-third of the total aggregate number of shares of Chicago Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

                        (A) the absence of a quorum of the holders of shares of Chicago Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of shares of Chicago Preferred Stock, and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of directors to be elected by the holders of shares of Chicago Preferred Stock or the taking of any action as provided in
          Section 3(c); and

                        (B) in the absence of a quorum of the holders of shares of Chicago Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Chicago Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

            For taking of any action as provided in Section 3(b) or Section 3(c) by the holders of shares of Series E Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held; provided, however, that shares of Chicago
                                  --------  -------
Preferred Stock held by the Corporation or any Subsidiary of the Corporation shall not be deemed to be outstanding for purposes of taking any action as provided in this Section 3.

            Each director elected by the holders of shares of Chicago Preferred Stock as provided in Section 3(c) shall, unless his term shall expire earlier in accordance with the provisions thereof, hold office until the annual meeting of stockholders next succeeding his election or until his successor, if any, is elected and qualified.

            If any director so elected by the holders of Chicago Preferred Stock shall cease to serve as a director before his term shall expire (except by reason of the termination of the voting rights accorded to the holders of Chicago Preferred



Stock in accordance with Section 3(c)), the holders of the Chicago Preferred Stock then outstanding and entitled to vote for such director may, by written consent as provided herein, or at a special meeting of such holders called as provided herein, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

            Any director elected by the holders of shares of Chicago Preferred Stock, voting together as a separate class, may be removed from office with or without cause only by the vote or written consent of the holders of at least a majority of the aggregate outstanding shares of Chicago Preferred Stock at the time of removal. A special meeting of the holders of shares of Chicago Preferred Stock may be called in accordance with the procedures set forth in Section 3(d)(i).

Section 4. Certain Restrictions.
           --------------------

            (a) So long as any shares of Series E Preferred Stock remain outstanding, the Corporation shall not declare or make any Restricted Payment.

            (b) Whenever quarterly dividends payable on shares of Series E Preferred Stock as provided in Section 2(a) are not paid in full, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series E Preferred Stock shall have been paid in full or declared and set apart for payment, or whenever the Corporation shall not have converted shares of Series E Preferred Stock at a time required by Section 10, at such time and thereafter until all conversion obligations provided in Section 10 that have come due shall have been satisfied or all necessary funds have been set apart for payment, or whenever the Corporation shall not have paid the Optional Redemption Price, the Mandatory Redemption Price, Special Redemption Price or the Maturity Redemption Price when due, at such time and thereafter until all such amounts have been paid in full or set apart for payment, the Corporation shall not: (A) declare or pay dividends, or make any other distributions, on any shares of Junior Stock, or (B) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except dividends or distributions paid ratably on the Series E Preferred Stock and all Parity Stock on which dividends are payable and in arrears, in proportion to the total amounts to which the holders of all shares of the Series E Preferred Stock and Parity Stock are then entitled.

            (c) Whenever dividends payable on shares of Series E Preferred Stock as provided in Section 2 are not paid in full, at such time and thereafter until all unpaid dividends payable,


whether or not declared, on the outstanding shares of Series E Preferred Stock shall have been paid in full or declared and set apart for payment, or whenever the Corporation shall not have converted shares of Series E Preferred Stock at a time required by Section 10, at such time and thereafter until all conversion obligations provided in Section 10 that have come due shall have been satisfied or all necessary funds have been set apart for payment, or whenever the Corporation shall not have paid the optional Redemption Price, the Mandatory Redemption Price, Special Redemption Price or the Maturity Redemption Price when due, at such time and thereafter until all such amounts have been paid in full or set apart for payment, the Corporation shall not redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock; provided, however, that (A) the Corporation may accept shares of Parity
- --------  -------
Stock or Junior Stock for conversion into Junior Stock and (E) the Corporation may at any time redeem, purchase or otherwise acquire shares of Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation contained in such Parity Stock, pro rata with the Series E Preferred Stock in proportion to the total amount then required to be applied by the Corporation to redeem, repurchase, or otherwise acquire shares of Series E Preferred Stock and shares of such Parity Stock.

            (d) The Corporation shall not permit any Subsidiary of the Corporation, or cause any other Person, to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to Section 4(c), purchase such shares at such time and in such manner.

Section 5. Optional Redemption.
           -------- ----------

            (a) (i) The Corporation shall not have any right to redeem any shares of Series E Preferred Stock prior to December 30, 2001. Thereafter (A) at any time after December 31, 2001 or (B) at any time, so long as shares of Common Stock shall have traded on the New York Stock Exchange (or another national securities exchange or on Nasdaq) on each trading day during a 30-consecutive trading day period (each of which trading days shall be after December 30, 2001 and no more than 5 Business Days prior to the date notice is given of an Optional Redemption (as defined below)) and had a Closing Price on at least 20 of such trading days in excess of 150% of the Conversion Price in effect on such trading day, subject to the restrictions contained in Section 4, the Corporation shall have the right, at its sole option and election, to redeem (the "Optional Redemption") all or a portion of the shares of Series E Preferred Stock, on not more than 45 nor less than 30 days notice of the


date of redemption (any such date an "Optional Redemption Date") at a price per share (the "Optional Redemption Price") equal to (A) the following prices per share (stated as a percentage of the Liquidation Preference of such share) plus (E) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Optional Redemption Date, in immediately available funds:

                                            Optional Redemption Price
          If Redeemed                           as a Percentage of
       During the Period                      Liquidation Preference
       -----------------                    -------------------------

       December  30, 2001 to                         102.775%
       December  29, 2002

       December  30, 2002 to                         101.850%
       December  29, 2003

       December  30, 2003 to                         100.925%
       December  29, 2004

       December  30, 2004 and                        100%
       thereafter


            (ii) If the Corporation shall determine to redeem less than all the shares of Series E Preferred Stock then outstanding pursuant to paragraph (i), the shares to be redeemed shall be selected pro rata (as nearly as may be) so that the number of shares redeemed from each holder shall be the same proportion of all the shares to be redeemed that the total number of shares of Series E Preferred Stock then held by such holder bears to the total number of shares of Series E Preferred Stock then outstanding.

            (iii) Notwithstanding the foregoing, any shares of Series E Preferred Stock redeemed pursuant to this Section 5(a) at any time when holders of shares of Series E Preferred Stock have the right to require the Corporation to redeem the shares of Series E Preferred Stock pursuant to
Section 6 or an event giving rise to such a right has occurred shall be redeemed at a price equal to higher of the price to be paid pursuant to
Section 5(a) and the price to be paid pursuant to Section 6.

            (b) Notice of any Optional Redemption shall specify the Optional Redemption Date, the Optional Redemption Price, the place or places of payment, that payment will,be made upon presentation and surrender of the shares of Series E Preferred Stock, that on and after the date of such Optional Redemption


dividends will cease to accrue on such shares, the then effective
Conversion Price and that the right of holders to convert shares of Series
E Preferred Stock shall terminate at the close of business on the Business Day immediately preceding the Optional Redemption Date (unless the Corporation defaults in the payment of the Optional Redemption Price) and be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 45, days prior to the Optional Redemption Date; and, in any case, a similar notice shall be mailed at least 30, but not more than 45 days prior to the Optional Redemption Date to each holder of shares of Series E Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares of Series E Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series E Preferred Stock to be redeemed, or may cause the transfer books of the Corporation for the Series E Preferred Stock to be closed, not more than 60 days or less than 45 days prior to the Optional Redemption Date.

            (c) on the date of any Optional Redemption that is specified in a notice given pursuant to Section 5(b), the Corporation shall, and at any time after such notice shall have been mailed and before the Optional Redemption Date the Corporation may, deposit for the benefit of the holders of shares of Series E Preferred Stock the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, that is "well capitalized" within the meaning of the applicable bank regulations and having a capital and surplus of at least $500,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the Optional Redemption Date shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series E Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Optional Redemption Price. In the event that moneys are deposited pursuant to this Section 5(c) in respect of shares of Series E Preferred Stock that are converted in accordance with the provisions of Section 10, such moneys shall, upon such conversion, revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such moneys and shall be relieved of all responsibilities to the holders of such converted shares in respect thereof. Any interest accrued on funds deposited


pursuant to this Section 5(c) shall be paid from time to time to the Corporation for its own account.

            (d) Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to Section 5(c) in respect of shares of Series E Preferred Stock to be redeemed pursuant to Section 5(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the optional Redemption Date
(i) the shares represented thereby shall no longer be deemed outstanding,
(ii) the rights to receive dividends thereon shall cease to accrue, and
(iii) all rights of the holders of shares of Series E Preferred Stock to be redeemed shall cease and terminate, excepting only the right to receive the Optional Redemption Price therefor and the right to convert such shares into shares of Common Stock until the close of business on the Business Day immediately preceding the Optional Redemption Date (and to receive accrued and unpaid dividends thereon), in accordance with Section 10;
provided, however, that if the Corporation shall default in the payment of
- --------  -------
the Optional Redemption Price the shares of Series E Preferred Stock shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series E Preferred Stock until such time as such default shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Series E Preferred Stock.

            (e) Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares of Series E Preferred Stock receives such notice, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series E Preferred Stock. On or after the Optional Redemption Date, each holder of the shares called for redemption, subject to their right to convert shares of Series E Preferred Stock as provided in section 10, shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Optional Redemption Price. If less than all the shares evidenced by any such surrendered certificate are redeemed, a new certificate shall be issued evidencing the unredeemed shares.

Section 6. Mandatory Redemption at the Option of the Holder.
           ------------------------------------------------

          (a)  If one or more events constituting a Specified
Corporate Action shall occur, each holder of shares of the



Series E Preferred Stock shall have the right, on the date or dates specified in Section 6(b) (the "Mandatory Redemption Date"), to require the Corporation to redeem (a "Mandatory Redemption") all or any part of the shares of Series E Preferred Stock then held by such holder as such holder may elect at a price per share (the "Mandatory Redemption Price") equal to
(A) the following prices per share (stated as a percentage of the Liquidation Preference of such share) plus (B) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Mandatory Redemption Date, in immediately available funds:


       If the Mandatory
        Redemption Date                 Mandatory Redemption Price
       Occurs During the                    as a Percentage of
           Period                         Liquidation Preference
       -----------------                --------------------------

       December 30, 1994 to                       110.4%
       June 29, 1995

       June 30, 1995 to                           116.8%
       December 29,1995

       December 30, 1995 to                       126.7%
       June 29, 1996

       June 30, 1996 and                          138.0%
       thereafter


            (b) The date fixed for each Mandatory Redemption shall be fixed by the Corporation and shall be not less than 60 days nor more than 90 days following the occurrence of any Specified Corporate Action giving rise thereto (or, in the case of a Specified Corporate Action described in clause (iii) of the definition of "Specified Corporate Action," not less than 60 days nor more than 90 days following the date on which the Corporation obtains actual knowledge of such Specified Corporate Action); provided, however, that in the event of a Specified Corporate Action that
- --------  -------
constitutes a Control Transaction, in addition to the dates fixed for a Specified Corporate Action Redemption as specified above, an additional Specified Corporate Action Redemption Date shall be set for the date and time immediately preceding the consummation of any such Control Transaction; provided, further, that, upon the request of a holder, the
             --------  -------
Board of Directors shall agree to extend the date of redemption in respect of any such Specified Corporate Action (without changing the consideration that is otherwise payable


in respect of such redemption other than with respect to adjustments to the amount of accrued and unpaid dividends included in such redemption price) to the extent necessary for any holder of shares of Series E Preferred Stock to avoid liability under Section 16(b) of the Exchange Act, provided, that no such redemption extension shall be for a period greater than six months. The Corporation shall, within 5 days of the occurrence of a Specified Corporate Action (or, in the case of a Specified Corporate Action described in clause (iii) of the definition of "Specified Corporate Action," within 5 days of the date on which the Corporation obtains actual knowledge of such Specified Corporate Action), give notice thereof by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), and, in any case, a similar notice shall be mailed to each holder of shares of the Series E Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation. Each such notice shall specify the Specified Corporate Action that has occurred and the date of such occurrence, the place or places of payment, the then effective Mandatory Redemption Price and Conversion Price and the date the right of such holder to require a Mandatory Redemption shall terminate.

            (c) If the notice sent by the Corporation pursuant to Section 6(b) shall contain (i) a form inquiring as to whether a holder of shares of Series E Preferred Stock intends to surrender the certificates) representing such shares for redemption pursuant to this Section 6 and (ii) a stamped self-addressed envelope for return of such form to the Corporation or its designee, within ten Business Days of such notice, each holder shall return such inquiry form to the Corporation and shall indicate in such form the proportion of such holder's shares of Series E Preferred Stock that will be surrendered for redemption pursuant to this Section 6.
If such notice shall indicate that if a holder does not respond prior to ten Business Days after the date of such notice that such holder will be deemed to have notified the Corporation that it will not require the redemption of the shares of Series E Preferred Stock held by such holder for purposes of Section 3(b) and such holder does not respond to the Corporation's inquiry prior to ten Business Days after the date of such notice, such holder will be deemed to have notified the Corporation that it will not require the redemption of the shares of Series E Preferred Stock held by such holder for purposes of Section 3(b). Nothing contained in this Section 6(c) shall affect the right of a holder of Series E Preferred Stock to require the Corporation to redeem such shares pursuant to
Section 6(a).



            (d) Each holder of shares of the Series E Preferred Stock shall have the right, at such holder's option exercisable at any time on 30 days' notice to the Corporation on or after December 30, 2009 (the date of any such exercise, the "Special Redemption Date"), to require the Corporation to redeem (a "Special Redemption") all or any part of the shares of Series E Preferred Stock then held by such holder as such holder may elect by written notice delivered at least 30 days prior to the Special Redemption Date at a price per share equal to the sum of (A) 100% of the Liquidation Preference of such share and (B) an amount per share equal to all accrued and unpaid dividends thereon whether or not declared or payable to the Special Redemption Date (the "Special Redemption Price") in immediately available funds.

            (e) on the date fixed for any Mandatory Redemption or on any Special Redemption Date, each holder of shares of Series E Preferred Stock who elects to have shares of Series E Preferred Stock held by it redeemed shall surrender the certificate representing such shares to the Corporation at the place designated in such notice together with an election to have such redemption made and shall thereupon be entitled to receive payment therefor provided in this Section 6. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the date of such redemption (i) the rights to receive dividends thereon shall cease to accrue and (ii) all rights of the holders of shares of Series E Preferred Stock so redeemed shall cease and terminate, excepting only the right to receive the Mandatory Redemption Price or Special Redemption Price
therefor; provided, however, that if the Corporation shall default in the
          --------  -------
payment of the Mandatory Redemption Price the shares of Series E Preferred Stock that were to be redeemed shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series
E Preferred Stock until such time as such default shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Series E Preferred Stock.

Section 7. Redemption Upon Maturity.
           ------------------------

            (a) On December 30, 2034 (the "Maturity Date"), the Corporation shall redeem (the "Maturity Redemption") the remaining outstanding shares of the Series E Preferred Stock at a price per share (the "Maturity Redemption Price") equal to (A) 100% of the Liquidation Preference per share plus (B) an amount equal to accrued and unpaid dividends thereon, whether or not declared or payable, to the Maturity Date, in immediately available funds.



            (b) Notice of the Maturity Redemption shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 60, days prior to the Maturity Date and, in any case, a similar notice shall be mailed at least 30, but not more than 60, days prior to the Maturity Date to each holder of shares of Series E Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation.

            (c) On the Maturity Date, the Corporation shall, and at any time after such notice shall have been mailed and before the Maturity Date the Corporation may, deposit for the benefit of the holders of shares of Series E Preferred Stock the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, that is "well capitalized" within the meaning of the applicable banking regulations and having a capital and surplus of at least $500,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series E Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Maturity Redemption Price. In the event that moneys are deposited pursuant to this Section 7(c) in respect of shares of Series E Preferred Stock that are converted in accordance with the provisions of
Section 10, such moneys shall, upon such conversion, revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such moneys and shall be relieved of all responsibilities to the holders of such converted shares in respect thereof. Any interest accrued and unpaid on funds deposited pursuant to this Section 5(c) shall be paid from time to time to the Corporation for its own account.

            (d) Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to Section 7(c) in respect of shares of Series E Preferred Stock to be redeemed pursuant to Section 7(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Maturity Date, (i) the rights to receive dividends thereon shall cease to accrue and (ii) all rights of the holders of shares of Series E Preferred Stock shall cease and terminate, excepting only the right to receive the Maturity Redemption Price therefor; provided, however, that
                --------  -------

if the Corporation shall default in the payment of the Maturity Redemption Price, the shares of Series E Preferred Stock that were to be redeemed shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series E Preferred Stock until such time as such default shall no longer be continuing.

Section 8. Acquired Shares.
           ---------------

            Any shares of Series E Preferred Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation or any of its Subsidiaries in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares of Series E Preferred Stock shall upon their cancellation become authorized but unissued shares of preferred stock, par value $4.00 per share, of the Corporation and, upon the filing of an appropriate certificate with the Department of State of the State of New York, may be reissued as part of another series of preferred stock, par value $4.00 per share, of the Corporation subject to the conditions or restrictions on issuance set forth herein, but in any event may not be reissued as shares of Series E Preferred Stock or Parity Stock unless all of the shares of Series E Preferred Stock issued on the Issue Date shall have already been redeemed, converted or exchanged.

Section 9. Liquidation, Dissolution or Winding Up.
           ---------------------------------------

            (a) If the Corporation shall commence a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due (any such event, a "Voluntary Liquidation Event"), or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made



(i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series E Preferred Stock, subject to Section 10, shall have received (A) if a Voluntary Liquidation Event shall have occurred, the Optional Redemption Price with respect to each share and (B) if a Voluntary Liquidation Event shall not have occurred, the Liquidation Preference, plus all accrued and unpaid dividends, whether or not declared or currently payable, to the date of distribution, with respect to each share, or (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series E Preferred Stock and all Parity Stock in proportion to the total amounts to which the holders of all shares of the Series E Preferred Stock (which amounts are set forth in clauses (A) and (B) above) and Parity Stock are entitled upon.such liquidation, dissolution or winding up.

            (b) Neither the consolidation or merger of the Corporation with or into any other Person nor the sale or transfer of all or any part of the Corporation's assets for cash, securities or other property shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 9.

Section 10.  Conversion.
             ----------

            (a) Any holder of Series E Preferred Stock shall have the right, at its option, at any time and from time to time prior to the Maturity Date (but subject to the provisions of Section 10(b)) to convert, subject to the terms and provisions of this Section 10, each share of Series E Preferred Stock into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/l00th of a share of Common Stock) for each full share of Series E Preferred Stock as is equal, subject to Section 10(g), to the quotient of
(i) the Liquidation Preference divided by (ii) the Conversion Price (as defined below) then in effect, except that with respect to any share that shall be called for redemption, such right shall terminate at the close of business on the date of redemption for such share, unless in any such case the Corporation shall default in performance or payment due upon redemption thereof. The Conversion Price initially shall be $15.75, and thereafter shall be subject to adjustment as set forth in Section 10(d). Such conversion right shall be exercised by the surrender of the shares of Series E Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such shares and specifying the name or names (with addresses) in which a certificate or certificates for shares of Common Stock are to be issued and



(if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 10(k). All shares of Series E Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and cancelled by it and no shares shall be issued in lieu thereof.

            (b)    As promptly as practicable after the surrender, as
herein provided, of any shares of Series E Preferred Stock for conversion pursuant to Section 10(a), the Corporation shall deliver to or upon the written order of the holder of the shares so surrendered a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock into which such shares may be or have been converted in accordance with the provisions of this Section 10. Subject to the following provisions of this paragraph and of Section 10(d), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the Common Stock deliverable upon conversion of such shares shall be treated for all purposes as having become the record holder or holders of such Common Stock at such appropriate time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no surrender shall be
                              --------  -------
effective to constitute the Person or Persons entitled to receive the Common Stock deliverable upon such conversion as the record holder or holders of such Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on such next succeeding day.
In case of any Optional Redemption, Special Redemption or Maturity Redemption of any shares of Series E Preferred Stock, the right of conversion shall cease and terminate, as to the shares to be redeemed, at the close of business on (A) the Business Day immediately preceding the Optional Redemption Date, in the case of an Optional Redemption, (B) the Business Day immediately preceding the Special Redemption Date, in the case of the Special Redemption, and (C) the Business Day immediately preceding the Maturity Date, in the case of a Maturity Redemption, unless the Corporation shall default in the


payment of the applicable redemption price for the shares to be redeemed.

            If the last day for the exercise of the conversion right shall not be a Business Day, then such conversion right may be exercised on the next preceding Business Day.

            (c) To the extent permitted by law, when shares of Series E Preferred Stock are converted, all dividends accrued and unpaid (whether or not declared or currently payable) on the Series E Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion; provided, however, that if shares being converted are held by a Person
- --------  -------
other than the original holder or any of its Affiliates and such shares are not "restricted securities" (as defined in Rule 144 under the Securities Act of 1933, as amended), then no such accrued and unpaid dividends shall be payable when such shares are converted.

            (d) The Conversion Price shall be subject to adjustment as follows:

                  (i) In case the Corporation shall at any time or from time to time (A) pay a dividend or make a distribution on the outstanding shares of Common Stock in Common Stock (other than pursuant to a dividend reinvestment plan approved by the Corporation's Board of Directors), (B) subdivide the outstanding shares of Common Stock into a larger number of shares, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Common Stock, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series E Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series E Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 10(d)(i) shall become effective retroactively (A) in the case of any such dividend or distribution, to the opening of business on the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (B) in the case of any such subdivision, combination or reclassification,


to the close of business on the day upon which such corporate action becomes effective.

                  (ii) In case the Corporation shall at any time or from time to time issue or sell shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock (other than (x) options granted to any employee or director of the Corporation pursuant to a stock option plan approved by the shareholders of the Corporation or (y) rights issued pursuant to a shareholder rights plan, "Poison pill" or similar arrangement that complies with Section 10(k))) for a consideration per share less than the Conversion Price then in effect at the record date or issuance date, as the case may be (the "Date") referred to in the following sentence (treating the price per share of any security convertible or exchangeable or exercisable into Common Stock as equal to
(A) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any antidilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (B) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), other than issuances or sales for which an adjustment is made pursuant to another paragraph of this Section 10(d), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to the Date by a fraction (x) the numerator of which shall be the sum of the number of shares of Common Stock out.standing immediately prior to the Date plus the number of additional shares of Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the Date plus the number of shares of Common Stock that the aggregate consideration (if any of such aggregate consideration is other than cash, as valued by the Board of Directors including a majority of the Directors who are not officers or employees of the Corporation or any of its Subsidiaries, which determination shall be conclusive and described in a resolution of the Board of Directors) for the total number of such additional shares of Common Stock so issued
(or into which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon conversion, exchange or exercise of such security) would purchase at the Conversion Price. Such


adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business (i) in the case of issuance to stockholders of the Corporation, as such, on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights and (ii) in all other cases, on the date ("issuance date") of such issuance; provided, however,
                                                       --------  -------
that the determination as to whether an adjustment is required to be made pursuant to this Section 10(d)(ii) shall only be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights, and not upon the issuance of the security into which such convertible or exchangeable security converts or exchanges, or the security underlying such option, warrants or other right; provided, further, that if
                                                 --------  -------
any convertible or exchangeable securities, options, warrants or other rights (or any portions thereof) that shall have given rise to an adjustment pursuant to this Section 10(d)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (x) eliminating from the computation any additional shares of Common Stock corresponding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or terminated, (y) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such convertible or exchangeable securities, options, warrants or other rights as having been issued for the consideration actually received and receivable therefor and (z) treating any of such convertible or exchangeable securities, options, warrants or other rights that remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

                  (iii) In case the Corporation shall at any time or from time to time distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the resulting or surviving corporation and the Common Stock is not changed or exchanged or a redemption of any rights or other securities issued pursuant to a shareholder rights plan, "poison pill" or similar arrangement) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding



(A) Permitted Dividends described in clause (B) of the definition thereof and (E) securities for which adjustment is made under section 10(d)(i) or
Section 10(d)(ii)), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock on the record date referred to below and (y) the denominator of which shall be such Current Market Price of the Common Stock less the then Fair Market Value (as determined by the Board of Directors of the Corporation, which determination shall be conclusive) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator not to be less than one); provided, however, that no
                                                --------  -------
adjustment shall be made with respect to any distribution of rights to purchase securities of the Corporation if the holder of shares of Series E Preferred Stock would otherwise be entitled to receive such rights upon conversion at any time of shares of Series E Preferred Stock into Common Stock unless such rights are subsequently redeemed by the Corporation, in which case such redemption shall be treated for purposes of this Section 10(d)(iii) as a dividend on the Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                  (iv) In the case the Corporation at any time or from time to time shall take any action affecting its Common Stock, other than an action described in any of Section 10(d)(i) through Section 10(d)(iii), inclusive, or Section 10(h), then, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation (other than Purchaser Designees or directors elected pursuant to Section 3(c)) in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Series E Preferred Stock).

                  (v) The Corporation may make such reductions in the Conversion Price, in addition to those required by subparagraphs (i), (ii),
(iii) and (iv) of this Section 10(d), as the Board of Directors considers to be advisable in order to avoid or to diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.



                  (vi) Notwithstanding anything herein to the contrary, no adjustment under this Section 10(d) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least
1% of the Conversion Price then in effect.  Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Series E Preferred Stock pursuant hereto; provided, however, that any such adjustment shall in any event be
        --------  -------
made no later than three years after the occurrence of the event giving rise to such adjustment.

            (e) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

            (f) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Series E Preferred Stock at least 10 Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

            (g) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series E Preferred Stock. If more than one share of Series E Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Series E Preferred Stock so surrendered. If the conversion of any share or shares of Series E Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the Current Market Price of the Common Stock on the Business Day preceding the day of conversion shall be paid to such holder in cash by the Corporation on the date of issuance


of the certificates representing the shares issued by the Corporation upon such conversion.

            (h) in case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Corporation with or into another Person (other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Corporation (any of the foregoing, a "Transaction"), the Corporation, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of Series E Preferred Stock at least 10 Business Days prior to effecting any of the foregoing Transactions a certificate that the holder of each share of Series E Preferred Stock then outstanding shall have the right thereafter to convert such share of Series E Preferred Stock into the kind and amount of shares of stock or other securities (of the Corporation or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Series E Preferred Stock could have been converted immediately prior to such Transaction.
Such certificate shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 10. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common
Stock includes shares of stock or other securities of a Person other than the successor or purchasing Person and other than the Corporation, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to the holders of Series E Preferred Stock upon conversion of the shares of Series E Preferred Stock as provided above.
The provisions of this Section 10(h) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions. The provisions of this Section 10(h) and any equivalent thereof in any such certificate are and shall be in addition to, and not in lieu of, the requirements with respect to a Mandatory Redemption.



            (i)    In case at any time or from time to time:

                  (A) the Corporation shall declare a dividend (or any other distribution) on its Common Stock (other than a Permitted Dividend);

                  (B) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

                  (C) there shall be any reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or any sale or other disposition of all or substantially all of the assets of the Corporation; or

                  (D) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then the Corporation shall mail to each holder of shares of Series E Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective; provided that in the case of any event to which Section 10(h) applies, the Corporation shall give at least 10 days' prior written notice as aforesaid. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

            (j) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series E Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series E Preferred Stock, and shall take all action required to increase


the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series E Preferred Stock.

            (k) The Corporation shall not adopt a shareholders right plan, "poison pill" or similar arrangement unless such plan or arrangement shall provide that (i) each holder of a share of Series E Preferred Stock shall be entitled to receive thereunder, upon conversion of a share of Series E Preferred Stock (in accordance with the terms hereof) prior to the earlier to occur of either the date of redemption of the rights issued under such plan or the date of expiration of the rights issued under such plan, rights for each share of Common Stock issued upon conversion of such share of Series E Preferred Stock in an amount equal to the amount of rights issued with respect to each outstanding share of Common Stock pursuant to such plan and (ii) if such rights are redeemed prior to the conversion of any share of Series E Preferred Stock into Common Stock, then upon conversion of such share of Series E Preferred Stock the holder thereof shall receive an amount in cash equal to the amount in cash that such holder would have received had he converted such share of Series E Preferred Stock prior to such redemption (unless prior to such conversion the Conversion Price applicable to such share of Series E Preferred Stock shall have been adjusted pursuant to Section 10(d)(iii) as a result of such redemption).

            (1) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series E Preferred Stock shall be made without charge to the converting holder of shares of Series E Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the shares of Series E Preferred Stock converted; provided, however, that the Corporation shall not be required to
           --------  -------
pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series E Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.



Section 11.  Exchange.
             --------

            (a) Subject to the provisions of this Section 11, the Corporation shall have the right, with the consent of the holders of all of the outstanding shares of Series E Preferred Stock (which consent may be withheld for any reason whatsoever), at any time but on only one occasion, to exchange all (but not less than all) of the shares of Series E Preferred Stock for Convertible Subordinated Notes of the Corporation ("Convertible Notes"), at a price per share equal to the Liquidation Preference per share, with the Convertible Notes valued for such purpose at their face value. Simultaneously with such exchange the Corporation shall pay to each holder of Series E Preferred Stock an amount per share in cash equal to all accrued and unpaid dividends thereon, whether or not declared or currently payable, to the date fixed for exchange thereof. The Convertible Notes shall have an annual interest rate equal to the annual dividend rate on Series E Preferred Stock and shall contain other terms substantially similar to the Series E Preferred Stock, including the date of maturity thereof and the right to convert such notes into shares of Common Stock.

            (b) Notice of an exchange of shares of Series E Preferred Stock pursuant to Section 11(a) shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 60 days prior to the date fixed for exchange; and, in any case, a similar notice shall be mailed at least 30, but not more than 60 days prior to the date fixed for exchange to each holder at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the exchange of shares of Series E Preferred Stock hereunder the Board of Directors may fix a record date for the determination of shares of Series E Preferred Stock to be exchanged, or may cause the transfer books of the Corporation for the Series E Preferred Stock to be closed, not more than 60 days or less than 30 days prior to the date fixed for exchange.

            (c)   On the date of any exchange being made pursuant to
Section 11(a) that is specified in a notice given pursuant to Section 11(b), the Corporation shall, and at any time after the date that is 10 days prior to the date of exchange the Corporation may, deposit for the benefit of the holders of shares of Series E Preferred Stock to be exchanged (i) the Convertible Notes necessary for such exchange and (ii) an amount in cash equal to all dividends payable with respect thereto upon such exchange with a bank or trust company in the



Borough of Manhattan, The city of New York, that is "well capitalized" within the meaning of the applicable banking regulations and having a capital and surplus of at least $500,000,000. Any Convertible Notes so deposited by the Corporation and unclaimed at the end of two years from the date designated for such exchange shall revert to the Corporation. After such reversion, any such bank or trust company shall, upon demand, return to the Corporation such unclaimed Convertible Notes and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series E Preferred Stock to be exchanged shall look only to the Corporation for the delivery of the Convertible Notes. In the event that Convertible Notes and moneys are deposited pursuant to this
Section 11(c) in respect of shares of Series E Preferred Stock that are converted in accordance with the provisions of Section 10, such Convertible Notes and moneys shall, upon such conversion, revert to the Corporation and, upon demand, such bank or trust company shall return to the Corporation such Convertible Notes and moneys and shall be relieved of all responsibilities to the holders of such converted shares in respect thereof. Any interest accrued on Convertible Notes deposited pursuant to this Section 11(c) shall accrue for the accounts of, and be payable to, the holders of shares of Series E Preferred Stock to be exchanged therefor.

            (d)    Notice of exchange having been given as aforesaid and
not having been deemed terminated as aforesaid, upon the deposit of Convertible Notes pursuant to clause (i) of Section 11(c) and the deposit of the cash referred to in clause (ii) of Section 11(c) in respect of shares of Series E Preferred Stock to be exchanged pursuant to Section 11(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the date of exchange designated in the notice of exchange (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon (except as provided in paragraph (b) above) shall cease to accrue, and (iii) all rights of the holders of shares of Series E Preferred Stock to be exchanged shall cease and terminate, excepting only the right to receive the Convertible Notes therefor, the right to receive the dividends described in paragraph (b) above and the right to convert such shares into shares of Common Stock until the close of business on the Business Day preceding the date of exchange, in accordance with Section 10;
provided, however, that if the Corporation shall default in the execution
- --------  -------
and delivery of the Convertible Notes, the shares of Series E Preferred Stock that were to be exchanged shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series
E Preferred Stock until


such time as such default shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Series E Preferred Stock.

Section 12.  Sinking Fund.
             ------------

            (a)    So long as any shares of Series E Preferred Stock shall
be outstanding, the Corporation shall, on the final business day (any such date, the "Sinking Fund Date") of each calendar year after 2003, (i) set aside a sum of money equal to 3-1/3% of the aggregate liquidation preference of the shares o@ Series E Preferred Stock then outstanding, and
(ii) apply such money to redeem such number of shares of Series E Preferred Stock at the Sinking Fund Redemption Price (the Corporation's obligations described in this paragraph in respect of any Sinking Fund Date being hereinafter referred to as the "Sinking Fund Obligation" for such date)
at a price per share (the "Sinking Fund Redemption Price") equal to the sum of (A) the Liquidation Preference of such share and (B) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Sinking Fund Date, in immediately available funds; provided, however, that if the Corporation for any reason fails to discharge
- --------  -------
its Sinking Fund Obligation on any Sinking Fund Date, such Sinking Fund Obligation, to the extent not discharged, shall become an additional
Sinking Fund Obligation for each succeeding Sinking Fund Date until fully discharged; provided, further, that no shares of Series E Preferred Stock
            --------  -------
purchased or acquired by the Corporation otherwise than through redemption pursuant to this paragraph or pursuant to an Optional Redemption may be credited against the Sinking Fund Obligation in respect of any Sinking Fund Date.

            (b) The shares to be redeemed pursuant to paragraph (a) shall be selected pro rata (as nearly as may be) so that the number of shares redeemed from each holder shall be the same proportion of all the shares to be redeemed that the total number of shares of Series E Preferred Stock then held by such holder bears to the total number of shares of Series E Preferred Stock then outstanding.

            (c) Notice of the Sinking Fund Redemption shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 60 days prior to the Sinking Fund Date and, in any case, a similar notice shall be mailed at least 30, but not more than 60 days prior to the Sinking Fund Date to each holder of


shares of Series E Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation.

            (d) On the Sinking Fund Date, the Corporation shall, and at any time after such notice shall have been mailed and before the Sinking Fund Date the Corporation may, deposit for the benefit of the holders of shares of Series E Preferred Stock the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, that is "well capitalized" within the meaning of the applicable banking regulations and having a capital and surplus of at least $500,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series E Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Sinking Fund Redemption Price.
Any interest accrued and unpaid on funds deposited pursuant to this
Section 12(c) shall be paid from time to time to the Corporation for its own account.

            (e) Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to Section 12(c) in respect of shares of Series E Preferred Stock to be redeemed pursuant to Section 12(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Sinking Fund Date, (i) the rights to receive dividends thereon shall cease to accrue and (ii) all rights of the holders of shares of Series E Preferred Stock shall cease and terminate, excepting only the right to receive the Sinking Fund Redemption Price therefor; provided, however, that if the Corporation shall default in
                --------  -------
the payment of the Sinking Fund Redemption Price, the shares of Series E Preferred Stock that were to be redeemed shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series E Preferred Stock until such time as such default shall no longer be continuing.

Article 2.  Series F Preferred Stock.
            ------------------------

Section 1.  Designation and Number.
            ----------------------

            (a) The shares of such series shall be designated as "Cumulative Preferred Stock, Series F" (the "Series F Preferred Stock"). The number of shares initially constituting the Series F Preferred Stock shall be 171,900 which number may be


decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then outstanding shares of Series F Preferred Stock.

            (b) The Series F Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank pari passu with the Corporation's $2.50 Cumulative Convertible Preferred
- ---- -----
Stock, Series A (the "Series A Preferred Stock"), $2.50 Cumulative
Preferred Stock, Series B (the "Series B Preferred Stock"), Cumulative Convertible Preferred Stock, Series E (the "Series E Preferred Stock"), Cumulative Preferred Stock, Series G (the "Series G Preferred Stock"), Cumulative Preferred Stock, Series H (the "Series H Preferred Stock"), Cumulative Preferred Stock, Series T (the "Series T Preferred Stock" and together with the Series E Preferred Stock, Series F Preferred Stock Series G Preferred Stock and Series,H Preferred Stock, the Chicago Preferred Stock") and the New Preferred Stock (if any) (the Series A Preferred Stock, Series P Preferred Stock, Chicago Preferred Stock (other than the Series F Preferred Stock) and New Preferred Stock (if any) are collectively defined for the purposes of this Article 3 as the "Other Preferred Stock") and prior to all other classes and series of capital stock of the Corporation now or hereafter authorized including, without limitation, the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock").

            (c) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Article 6 below.

Section 2. Dividends and Distributions.
           ---------------------------

            (a) The holders of shares of Series F Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other capital stock of the corporation other than the Other Preferred
Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of the assets of the Corporation at the time legally available therefor, cumulative cash dividends at an annual rate on the Liquidation Preference thereof equal to 9.75% (subject to increase pursuant to Section 2(b)), calculated on the basis of a 360-day year consisting of twelve 30-day months, accruing and payable in equal quarterly payments, in immediately available funds, on the Business Day immediately preceding the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") commencing on the Business Day immediately preceding December 31, 1994; provided, however, that with respect to such first Quarterly Dividend Payment
- --------  -------
Date, the holders of shares of



Series F Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation at the time legally available therefor, a cumulative cash dividend in respect of each share of Series F Preferred Stock in the amount of (i) 9.75% (or the then effective annual rate) of the Liquidation Preference multiplied by
(ii) a fraction equal to (A) the number of days from (and including) the Issue Date to (but excluding) such Quarterly Dividend Payment Date divided by (B) 360. No interest shall be payable in respect of any dividend payment on the Series F Preferred Stock that may be in arrears.

            (b) If (i) a private placement or public offering of the New Preferred Stock or the New Senior Notes pursuant to which the Corporation shall receive at least $100,000,000 in gross proceeds is not consummated within 360 days after the termination of the Merger Agreement or (ii) the annual dividend rate on the New Preferred Stock or the annual interest rate on the New Senior Notes, as applicable, exceeds 13%, then the annual rate of the cumulative cash dividends shall be increased to a rate of 10.75%, effective (x) in the case of clause (i), the date that is 360 days after the termination of the Merger Agreement and (y) in the case of clause
(ii), the date of the issuance of the New Preferred Stock or the New Senior Notes, as applicable. If on any date (A) all of the Purchaser Designees shall not have been elected to the Corporation's Board of Directors or any such Purchaser Designees shall not have been appointed to the committees of the Corporation's Board of Directors, in accordance with the provisions of
Section 6.17 of the Securities Purchase Agreement, (B) the Corporation shall have failed to declare, or shall have failed to pay, the full amount of dividends payable on the Series F Preferred Stock for six quarterly dividend periods, (C) the Corporation shall have failed to satisfy its obligation to convert shares of Series E Preferred Stock pursuant to
Article 1, Section 10 or (D) a breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement shall have occurred then, effective as of the date of such failure or breach, the annual rate of the cumulative cash dividends shall be increased to a rate of 11.75% and shall remain at such rate until such time as (1) the Purchaser Designees shall have been elected to the Corporation's Board of Directors and appointed to the committees of the Corporation's Board of Directors in accordance with the provisions of Section 6.17 of the Securities Purchase Agreement, (2) all dividends accrued to date on the Series F Preferred Stock shall have been declared and paid in full, (3) any conversion obligations in respect of the Chicago Preferred Stock that have become due shall have been fully satisfied and (4) there shall exist no breach of any of


the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement, as the case may be, at which time the annual rate of the cumulative cash dividends shall be reduced to a rate of 9.75%, subject to being increased to a rate of 11.75% in the event of each and every subsequent event of the character indicated above.

            (c) Dividends payable pursuant to Section 2(a) shall begin to accrue and be cumulative from the Issue Date, and shall accrue on a daily basis, in each case whether or not declared. Dividends paid on the shares of Series F Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares of Series F Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series F Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be not more than 60 days nor less than 10 days prior to the date fixed for the payment thereof. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regular Quarterly Dividend Payment Date, to holders of record on such date, not more than 60 nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors.

            (d) The holders of shares of Series F Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

Section 3. Voting Rights.
           -------------

            In addition to any voting rights provided by law, the holders of shares of Series F Preferred Stock shall have the following voting rights:

            (a) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series F Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, adopt or approve an amendment to the Certificate of Incorporation that would increase or decrease the par value of the shares of Series F Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series F Preferred Stock, (ii) amend, alter or repeal the Certificate of Incorporation so as to affect the


shares of Series F Preferred Stock adversely or (iii) effect the voluntary liquidation, dissolution, winding up, recapitalization or reorganization of the Corporation, or the consolidation or merger of the Corporation with or into any other Person, or the sale or other distribution to another Person of all or substantially all of the assets of the Corporation;
provided, however, that no separate vote of the holders of Series F Preferred
- --------  -------
Stock shall be required to effect any of the transactions described in clause
(iii) above unless such transaction would either require a class vote pursuant to clause (i) or (ii) above or would require a vote by any shareholders of the Corporation (other than pursuant to this sentence); provided further, that no separate vote of the holders of the Series F
- -------- -------
Preferred Stock as a class shall be required in the case of a recapitalization, reorganization, consolidation or merger of, or sale by, the Corporation if (A) (a) such recapitalization, reorganization, consolidation, merger or sale constitutes a Specified Corporate Action,
(b) the Corporation has sufficient funds legally available to it (after giving effect to such transaction) to redeem, at the then applicable price hereunder and pursuant to the terms hereof, all the outstanding shares of Series F Preferred Stock, (c) such redemption shall not be prohibited by any agreement to which the Corporation or any of its Subsidiaries is a party, by applicable law or otherwise, (d) the Board of Directors of the Corporation, including a majority of the directors who are not officers or employees of the Corporation, shall have adopted a resolution confirming that such funds are available and that the holders of Series F Preferred Stock have the right to require such redemption and (e) the Corporation shall have set aside sufficient funds through the Specified Corporation Action Redemption Date to redeem the shares of Series F Preferred Stock held by such holders (except that no funds need be set aside with respect to such shares held by any such holder who has theretofore notified the Corporation (whether pursuant to Section 6(a)(iii) or otherwise) that it will not require redemption of such shares) or (B) (1) the Corporation shall be the resulting or surviving corporation, (2) the resulting or surviving corporation will have after such recapitalization, reorganization, consolidation or merger no Senior Stock or Parity Stock either authorized or outstanding (except such Parity Stock of the Corporation as may have been authorized or outstanding immediately preceding such consolidation or merger) or such stock of the resulting or surviving corporation (having the same powers, preferences and special rights of any such Parity Stock) as may be issued in exchange therefor), (3) each holder of shares of Series F Preferred Stock immediately preceding such recapitalization, reorganization, consolidation or merger will receive in exchange therefor the same number of shares of stock, with the same preferences, rights and powers,


of the resulting or surviving corporation, (4) after such recapitalization, reorganization, consolidation or merger the resulting or surviving corporation shall not be in breach of any of the terms hereof, any of the Material Provisions of the Securities Purchase Agreement or any of its material obligations under the Registration Rights Agreement and (5) all or substantially all the holders of the outstanding shares of capital stock of the Corporation immediately prior to such consolidation or merger are entitled to receive shares representing 50% or more of the then outstanding shares of capital stock of the resulting or surviving corporation entitled to vote generally in the election of directors.

            (b) If on any date (i) the Corporation shall have failed to declare, or shall have failed to pay, the full amount of dividends payable on any series of Chicago Preferred Stock for six quarterly dividend periods or (ii) a breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement shall have occurred, then the number of directors constituting the Board of Directors shall, without further action, be increased by two and the holders of shares of Series F Preferred Stock shall have, in addition to the other voting rights set forth herein with respect to the Series F Preferred Stock, the exclusive right, together with the holders of all other series of Chicago Preferred Stock, voting separately as a single class together with the holders of such other series of Chicago Preferred Stock, to elect two directors of the Corporation to fill such newly created directorship, by written consent as provided herein, or at a special meeting of such holders called as provided herein. Any such additional directors shall continue as directors (subject to reelection or removal as provided in Section 3(c)(ii)) and the holders of Series F Preferred Stock shall have such additional voting rights until such time as (A) dividends then payable on all series of Chicago Preferred Stock shall have been declared and paid in full and (B) there shall exist no breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement, as the case may be, at which time such additional directors shall cease to be directors, the number of directors constituting the Board of Directors shall be reduced by two and such additional voting rights of the holders of all series of Chicago Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent event of the character indicated above.

            (c) (i) The foregoing right of holders of shares of Series F Preferred Stock to take any action as provided in



Section 3(b) may be exercised at any annual meeting of stockholders or at a special meeting of holders of shares of Chicago Preferred Stock, held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action.

            So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the President of the Corporation may call, and upon the written request of holders of record of at least 5% of the aggregate outstanding shares of Chicago Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the by-laws of the Corporation for the holding of meetings of stockholders.

            (ii) At each meeting of stockholders at which the holders of shares of Series F Preferred Stock shall have the right, voting separately as a single class together with the holders of all other series of Chicago Preferred Stock, to elect two directors of the Corporation as provided in
Section 3(b) or to take any action, the presence in person or by proxy of the holders of record of one-third of the total aggregate number of shares of Chicago Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

                  (A) the absence of a quorum of the holders of shares of Chicago Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of shares of Chicago Preferred Stock, and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of directors to be elected by the holders of shares of Chicago Preferred Stock, or the taking of any action as provided in Section 3(b); and

                  (B) in the absence of a quorum of the holders of shares of Chicago Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Chicago Preferred Stock, from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.



            For taking of any action as provided in Section 3(a) or Section 3(b) by the holders of shares of Series F Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given,, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held; provided, however, that shares of Chicago
                                  --------  -------
Preferred Stock held by the Corporation or any Subsidiary of the Corporation shall not be deemed to be outstanding for purposes of taking any action as provided in this Section 3.

            Each director elected by the holders of shares of Chicago Preferred Stock, as provided in Section 3(b) shall, unless his term shall expire earlier in accordance with the provisions thereof, hold office until the annual meeting of stockholders next succeeding his election or until his successor, if any, is elected and qualified.

            If any director so elected by the holders of Chicago Preferred Stock shall cease to serve as a director before his term shall expire (except by reason of the termination of the voting rights accorded to the holders of Chicago Preferred Stock, in accordance with Section 3(b)), the holders of the Chicago Preferred Stock then outstanding and entitled to vote for such director may, by written consent as provided herein, or at a special meeting of such holders called as provided herein, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

            Any director elected by the holders of shares of Chicago Preferred Stock, voting together as a separate class, may be removed from office with or without cause only by the vote or written consent of the holders of at least a majority of the aggregate outstanding shares of Chicago Preferred Stock at the time of removal. A special meeting of the holders of shares of Chicago Preferred Stock, may be called in accordance with the procedures set forth in Section 3(c)(i).

Section 4. Certain Restrictions.
           --------------------

            (a) So long as any shares of Series F Preferred Stock remain outstanding, the Corporation shall not declare or make any Restricted Payment.

            (b) Whenever quarterly dividends payable on shares of Series F Preferred Stock as provided in Section 2(a) are not paid in full, at such time and thereafter until all unpaid


dividends payable, whether or not declared, on the outstanding shares of Series F Preferred Stock shall have been paid in full or declared and set apart for payment at such time and thereafter until all necessary funds have been set apart for payment, or whenever the Corporation shall not have paid the optional Redemption Price, the Specified Corporate Action Redemption Price, the Conversion Redemption Price, the Special Redemption Price or the Maturity Redemption Price when due, at such time and thereafter until all such amounts have been paid in full or set apart for payment, the Corporation shall not: (A) declare or pay dividends, or make any other distributions, on any shares of Junior Stock, or (B) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except dividends or distributions paid ratably on the Series F Preferred Stock and all Parity Stock on which dividends are payable and in arrears, in proportion to the total amounts to which the holders of all shares of the Series F Preferred Stock and Parity Stock are then entitled.

            (c)   Whenever dividends payable on shares of Series F
Preferred Stock as provided in Section 2 are not paid in full, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series F Preferred Stock shall have been paid in full or declared and set apart for payment, at such time and thereafter until all necessary funds have been set apart for payment, or whenever the Corporation shall not have paid the Optional Redemption Price, the
Specified Corporate Action Redemption Price, the Conversion Redemption Price, the Special Redemption Price or the Maturity Redemption Price when due, at such time and thereafter until all such amounts have been paid in full or set apart for payment, the Corporation shall not redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock; provided, however, that (A) the Corporation may accept shares of any
       --------  -------
Parity Stock or Junior Stock for conversion into Junior Stock and (B) the Corporation may at any time redeem, purchase or otherwise acquire shares of any Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation contained in such Parity Stock, pro rata with the Series F Preferred Stock in proportion to the total amount then required to be applied by the Corporation to redeem, repurchase, or otherwise acquire shares of Series F Preferred Stock and shares of such Parity Stock.

            (d) The Corporation shall not permit any Subsidiary of the Corporation, or cause any other Person, to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to Section 4(c), purchase such shares at such time and in such manner.



Section 5. Optional Redemption.

            (a) (i) The Corporation shall not have any right to redeem any shares of Series F Preferred Stock prior to December 30, 2001. Thereafter, (A) at any time so long as shares of Common Stock shall have traded on the New York Stock Exchange (or another national securities exchange or on Nasdaq) on each trading day during a 30-consecutive trading day period (each of which trading days shall be after December 30, 2001 and no more than 5 Business Days prior to the date notice is given of an Optional Redemption (as defined below)) and had a Closing Price on at least 20 of such trading days in excess of 150% of the Conversion Amount in effect on such trading day as determined pursuant to Section 11, subject to the restrictions contained in Section 4 or (B) at any time after December 30, 2009, the Corporation shall have the right, at its sole option and election, to redeem (the "Optional Redemption") all or a portion of the shares of Series F Preferred Stock, on not more than 45 nor less than 30 days' notice of the date of redemption (any such date, an "Optional Redemption Date") at a price per share (the "Optional Redemption Price") equal to the sum of (A) the following prices per share (stated as a percentage of the Liquidation Preference of such share), (B) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Optional Redemption Date and (C) the Additional Amount (as defined in Section 11), in immediately available funds:

                                      Optional Redemption Price
           If Redeemed                    as a Percentage of
         During the Period             Liquidation Preference
         -----------------            -------------------------

         December  30, 2001 to                102.775%
         December  29, 2002

         December  30, 2002 to                101.850%
         December  29, 2003

         December  30, 2003 to                100.925%
         December  29, 2004

         December  30, 2004 and              100%
         thereafter


            (ii) If the Corporation shall have the right to, or shall determine to, redeem less than all the shares of Series F Preferred Stock then outstanding pursuant to paragraph (i), the shares to be redeemed shall be selected pro rata (as nearly as may be) so that the number of shares redeemed from each holder


shall be the same proportion of all the shares to be redeemed that the total number of shares of Series F Preferred Stock then held by such holder bears to the total number of shares of Series F Preferred Stock then outstanding.

            (iii) Notwithstanding the foregoing, any shares of Series F Preferred Stock redeemed pursuant to this Section 5(a) at any time when the holders of shares of Series F Preferred Stock have the right to require the Corporation to redeem the shares of Series F Preferred Stock pursuant to
Section 6 or an event giving rise to such a right has occurred shall be redeemed at a price equal to higher of the price to be paid pursuant to
Section 5(a) and the price to be paid pursuant to Section 6.

            (b) Notice of any Optional Redemption shall specify the Optional Redemption Date fixed for redemption, the Optional Redemption
Price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Series F Preferred Stock and that on and after the date of such Optional Redemption dividends will cease to accrue on such shares and be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 45, days prior to the Optional Redemption Date; and, in any case, a similar notice shall be mailed at least 30, but not more than 45, days prior to the Optional Redemption Date to each holder of shares of Series F Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares of Series F Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series F Preferred Stock to be redeemed, or may cause the transfer books of the Corporation for the Series F Preferred
Stock to be closed, not more than 60 days or less than 45 days prior to the Optional Redemption Date.

            (c) On the date of any Optional Redemption that is specified in a notice given pursuant to Section 5(b), the Corporation shall, and at any time after such notice shall have been mailed and before the Optional Redemption Date the Corporation may, deposit for the benefit of the holders of shares of Series F Preferred Stock the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, that is "well capitalized" within the meaning of the applicable bank regulations and having a capital and surplus of at least $500,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the Optional Redemption Date shall revert to the


general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series F Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Optional Redemption Price. Any interest accrued on funds deposited pursuant to this Section 5(c) shall be paid from time to time to the Corporation for its own account.

            (d)    Notice of redemption having been given as aforesaid,
upon the deposit of funds pursuant to Section 5(c) in respect of shares of Series F Preferred Stock to be redeemed pursuant to Section 5(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Optional Redemption Date
(i) the shares represented thereby shall no longer be deemed outstanding,
(ii) the rights to receive dividends thereon shall cease to accrue, and
(iii) all rights of the holders of shares of Series F Preferred Stock to be redeemed shall cease and terminate, excepting only the right to receive the Optional Redemption Price therefor; provided, however, that if the Corporation
                                    --------  -------
shall default in the payment of the Optional Redemption Price, the shares of Series F Preferred Stock shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series F Preferred Stock until such time as such default or failure shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Series F Preferred Stock.

            (e) Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares of Series F Preferred Stock receives such notice, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series F Preferred Stock. On or after the Optional Redemption Date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Optional Redemption Price. If less than all the shares evidenced by any such surrendered certificate are redeemed, a new certificate shall be issued evidencing the unredeemed shares.

Section 6.  Mandatory Redemption at the Option


                      of the Holder.
                     ----------------------------------

            (a) (i) If one or more events constituting a Specified Corporate Action shall occur, each holder of shares of the Series F Preferred Stock shall have the right, at such holder's option on the date or dates specified in Section 6(a)(ii) (the "Specified Corporate Action Redemption Date"), to require the Corporation to redeem (a "Specified Corporate Action Redemption") all or any part of the shares of Series F Preferred Stock then held by such holder as such holder may elect at a price per share equal to the greater of (I) the sum of (A) the following prices per share (stated as a percentage of the Liquidation Preference of such share) and (B) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Specified Corporate Action Redemption Date

     If the Specified Corporate          Specified  Corporate  Action
       Action Redemption Date            Redemption as a Percentage of
      Occurs During the Period              Liquidation Preference
     --------------------------          -----------------------------

     December 30,1994 to                            110.4%
     June  29, 1995

     June  30, 1995 to                              116.8%
     December  29, 1995

     December 30, 1995 to                           126.7%
     June 29, 1996

     June  30, 1996 and                             138.0%
     thereafter


and (II) the sum of (x) 100% of the Liquidation Preference of such share,
(y) an amount per share equal to all accrued and unpaid dividends thereon whether or not declared or payable to the Specified Corporate Action Redemption Date and (z) the Additional Amount measured as of the date of any such redemption, in either case in immediately available funds (the "Specified Corporate Action Redemption Price").

                  (ii) The date fixed for each Specified Corporate Action Redemption shall be fixed by the Corporation and shall be not less than 60 days nor more than 90 days following the occurrence of any Specified Corporate Action giving rise thereto (or, in the case of a Specified Corporate Action as described in clause (iii) of the definition of "Specified Corporate Action," not less than 60 days nor more than 90 days following the date on which the Corporation obtains actual


knowledge of such Specified Corporate Action); provided, however, that in
                                               --------  -------
the event of a Specified Corporate Action that constitutes a Control Transaction, in addition to the dates fixed for a Specified Corporate
Action Redemption as specified above, an additional Specified Corporate Action Redemption Date shall be set for the date and time immediately preceding the consummation of any such Control Transaction (and the Market Price utilized in determining the Additional Amount for the purposes of such Specified Corporate Action Redemption shall be the highest price per share of Common Stock paid by any acquiror in such Control Transaction); provided, further, that, upon the request of a holder, the Board of Directors
- --------  -------
shall agree to extend the date of redemption in respect of any such Specified Corporate Action (without changing the consideration that is otherwise payable in respect of such redemption other than with respect to adjustments to the amount of accrued and unpaid dividends included in such redemption price) to the extent necessary for any holder of shares of Series F Preferred Stock to avoid liability under Section 16(b) of the Exchange Act, provided
                                                                  --------
that no such redemption extension shall be for a period greater than six months. The Corporation shall, within 5 days of the occurrence of a Specified Corporate Action (or, in the case of a Specified Corporate Action described in clause (iii) of the definition of "Specified Corporate Action," within 5 days of the date on which the Corporation obtains actual knowledge of such Specified Corporate Action), give notice thereof by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), and, in any case, a similar notice shall be mailed to each holder of shares of the Series F Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation. Each such notice shall specify the Specified Corporate Action that has occurred and the date of such occurrence, the place or places of payment, the then effective Specified Corporate Action Redemption Price and the date the right of such holder to require a Specified Corporate Action Redemption shall terminate.

                  (iii)  If the notice sent by the Corporation pursuant to
Section 6(a)(ii) shall contain (i) a form inquiring as to whether a holder of shares of Series F Preferred Stock intends to surrender the certificates) representing such shares for redemption pursuant to this
Section 6(a) and (ii) a stamped self-addressed envelope for return of such form to the Corporation or its designee, within ten Business Days of such notice, each holder shall return such inquiry form to the Corporation and shall indicate in such form the proportion of such holder's shares of Series F Preferred Stock that will be surrendered for redemption pursuant to this Section 6(a). If


such notice shall indicate that if a holder does not respond prior to ten Business Days after the date of such notice that such holder will be deemed to have notified the Corporation that it will not require the redemption of the shares of Series F Preferred Stock held by such holder for purposes of
Section 3(b) and such holder does not respond to the Corporation's inquiry prior to ten Business Days after the date of such notice, such holder will be deemed to have notified the Corporation that it will not require the redemption of the shares of Series F Preferred Stock held by such holder for purposes of Section 3(b). Nothing contained in this Section 6(a)(iii) shall affect the right of a holder of Series F Preferred Stock to require the Corporation to redeem such shares pursuant to Section 6(a)(i).

            (b) (i) If at any time the Additional Amount is greater than 0, then each holder of shares of the Series F Preferred Stock shall have the right, at such holder's option exercisable at any time (such time, the "Conversion Date") on 30 days' notice to the Corporation, to require the Corporation to redeem (a "Conversion Redemption") all or any part of the shares of Series F Preferred Stock then held by such holder at a price per share (the "Conversion Redemption Price") equal to the sum of (A) 100% of the Liquidation Preference of such shares, (B) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Conversion Redemption Date and (C) the Additional Amount, in immediately available funds. Notwithstanding the foregoing, if the redemption of any portion of such shares occurs during the first two years following the Issue Date or would in the judgment of the Board of Directors of the Corporation have a material adverse effect on the Corporation, then the Corporation may elect to deliver with respect to such shares, in lieu of cash, notes, including subordinated notes, of the Corporation ("Notes") (x) having a final maturity date no later than ten years from the date of issuance, and (y) having such other terms and conditions as shall result in a determination that such Notes have a fair market value as of the date of their proposed issuance at least equal to the sum of (1) the Conversion Redemption Price with respect to such shares and (2) customary underwriting discounts and commissions payable with respect to the sale of securities of a type comparable to the Notes, or shares of nonconvertible preferred stock ("Redemption Preferred Stock") having the terms and conditions described in clauses (x) and (y) in lieu of Notes. The Corporation shall use its best efforts to cause the Notes or the Redemption Preferred Stock to be registered for immediate resale pursuant to an effective registration statement under the Securities Act prior to the issuance thereof. If such registration statement is not effective within 120 days of


the date of such issuance then the annual interest rate of the Notes or the annual dividend rate of the Redemption Preferred Stock, as applicable, shall be increased by O.5% per annum until such securities are sold pursuant to an effective registration statement under the Securities Act. For purposes of this Section 6(b), "fair market value" shall mean the fair market value of the Notes or Redemption Preferred Stock, as the case may be, as determined by an investment banking firm of national standing selected by the Corporation and reasonably acceptable to the holders of a majority of the shares of Series F Preferred Stock electing to effect such Conversion Redemption. In the case that the Corporation shall be entitled to deliver either Notes or Redemption Preferred Stock, it shall be the election of the Corporation whether to deliver such Notes or Redemption Preferred Stock, except that, if, the sale of the security to be delivered by the Corporation to effect a Conversion Redemption would give rise to an additional liability on the part of such holder upon the sale thereof and it shall so notify the Corporation in writing, the Corporation shall deliver to such holder the other type of security specified in such notice.

            (c) Each holder of shares of the Series F Preferred Stock shall have the right, at such holder's option exercisable at any time on 30 days' notice to the Corporation on or after December 30, 2009 (the date of any such exercise, the "Special Redemption Date"), to require the Corporation to redeem (a "Special Redemption") all or any part of the shares of Series F Preferred Stock then held by such holder as such holder may elect by written notice delivered at least 30 days prior to the Special Redemption Date at a price per share equal to the sum of (A) 100% of the Liquidation Preference of such share, (B) an amount per share equal to all accrued and unpaid dividends thereon whether or not declared or payable to the Special Redemption Date and (C) the Additional Amount, determined as of the date immediately prior to the Special Redemption Date (the "Special Redemption Price") in immediately available funds.

            (d) On the date fixed for any Specified Corporate Action Redemption or on any Conversion Redemption Date or Special Redemption Date, each holder of shares of Series F Preferred Stock who elects to have shares of Series F Preferred Stock held by it redeemed shall surrender the certificate representing such shares to the Corporation (i) at the place designated in such notice in the case of a Specified Corporate Action Redemption or (ii) at the Corporation's principal place of business to be maintained by it, in the case of a Conversion Redemption or Special Redemption, together with an election to have such redemption made and shall thereupon be entitled to receive payment therefor provided in this
Section 6. If less


than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the date of such redemption (i) the rights to receive dividends thereon shall cease to accrue and (ii) all rights of the holders of shares of Series F Preferred Stock so redeemed shall cease and terminate, excepting only the right to receive the Specified Corporate Action Redemption Price or Conversion Redemption Price or Special Redemption Price therefor, as applicable; provided, however, that if the
                                          --------  -------
Corporation shall default in the payment of the applicable redemption price the shares of Series F Preferred Stock that were to be redeemed shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series F Preferred Stock until such time as such default shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Series F Preferred Stock.

Section 7. Redemption Upon Maturity.
           ------------------------

            (a) On December 30, 2034 (the "Maturity Date"), the
Corporation shall redeem (the "Maturity Redemption") the remaining outstanding shares of the Series F Preferred Stock at a price per share (the "Maturity Redemption Price") equal to the sum of (A) 100% of the Liquidation Preference per share, (B) an amount equal to accrued and unpaid dividends thereon, whether or not declared or payable, to the Maturity Date and (C) the Additional Amount, determined as of the date immediately prior to the Maturity Date, in immediately available funds.

            (b) Notice of the Maturity Redemption shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 60, days prior to the Maturity Date and, in any case, a similar notice shall be mailed at least 30, but not more than 60, days prior to the Maturity Date to each holder of shares of Series F Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation.

            (c) On the Maturity Date, the Corporation shall, and at any time after such notice shall have been mailed and before the Maturity Date the Corporation may, deposit for the benefit of the holders of shares of Series F Preferred Stock the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, that is "well capitalized" within the meaning of the applicable banking regulations and having a capital and surplus of at least $500,000,000.
Any moneys so deposited by the Corporation and


unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series F Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Maturity Redemption Price. Any interest accrued and unpaid on funds deposited pursuant to this Section 5
(c) shall be paid from time to time to the Corporation for its own account.

            (d) Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to Section 7(c) in respect of shares of Series F Preferred Stock to be redeemed pursuant to Section 7(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Maturity Date, (i) the rights to receive dividends thereon shall cease to accrue and (ii) all rights of the holders of shares of Series F Preferred Stock shall cease and terminate, excepting only the right to receive the Maturity Redemption Price therefor; provided, however, that if the Corporation shall default
                --------  -------
in the payment of the Maturity Redemption Price, the shares of Series F Preferred Stock that were to be redeemed shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series F Preferred Stock until such time as such default shall no longer be continuing.

Section 8. Acquired Shares.
           ---------------

            Any shares of Series F Preferred Stock exchanged, redeemed, purchased or otherwise acquired by the Corporation or any of its Subsidiaries in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares of Series F Preferred Stock shall upon their cancellation become authorized but unissued shares of preferred stock, par value $4.00 per share, of the Corporation and, upon the filing of an appropriate certificate with the Department of State of the State of New York, may be reissued as part of another series of preferred stock, par value $4.00 per share, of the Corporation subject to the conditions or restrictions on issuance set forth herein, but in any event may not be reissued as shares of Series F Preferred Stock or Parity Stock unless all of the shares of Series F Preferred Stock issued on the Issue Date shall have already been redeemed or exchanged.



Section 9. Liquidation, Dissolution or Winding Up.
           --------------------------------------

            (a) if the Corporation shall commence a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due (any such event, a "Voluntary Liquidation Event"), or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series F Preferred Stock shall have received (A) if a Voluntary Liquidation Event shall have occurred, the Optional Redemption Price with respect to each share and (B) if a Voluntary Liquidation Event shall not have occurred, the Liquidation Preference and all accrued and unpaid dividends, whether or not declared or currently payable, to the date of distribution, with respect to each share, or (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series F Preferred Stock and all Parity Stock in proportion to the total amounts to which the holders of all shares of the Series F Preferred Stock (which amounts are set forth in clauses (A) and (B) above) and Parity Stock are entitled upon such liquidation, dissolution or winding up.

            (b) Neither the consolidation or merger of the Corporation with or into any other Person nor the sale or transfer of all or any part of the Corporation's assets for cash, securities or other property shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 9.



Section 10.  Exchange.
             --------

            (a) Subject to the provisions of this Section 10, the Corporation shall have the right, with the consent of the holders of all of the outstanding shares of Series F Preferred Stock (which consent may be withheld for any reason whatsoever), at any time but on only one occasion, to exchange all (but not less than all) of the shares of Series F Preferred Stock for Subordinated Notes of the Corporation ("Subordinated Notes"), at a price per share equal to the Liquidation Preference per share, with the Subordinated Notes valued for such purpose at their face value. Simultaneously with such exchange the Corporation shall pay to each holder of Series F Preferred Stock an amount per share in cash equal to all accrued and unpaid dividends thereon, whether or not declared or currently payable, to the date fixed for exchange thereof. The Subordinated Notes shall have an annual interest rate equal to the annual dividend rate on Series F Preferred Stock and shall contain other terms substantially similar to the Series F Preferred Stock, including the date of maturity thereof.

            (b) Notice of an exchange of shares of Series F Preferred Stock pursuant to Section 10 (a) shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 60, days prior to the date fixed for exchange; and, in any case, a similar notice shall be mailed at least 30, but not more than 60, days prior to the date fixed for exchange to each holder at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the exchange of shares of Series F Preferred Stock hereunder the Board of Directors may fix a record date for the determination of shares of Series F Preferred Stock to be exchanged, or may cause the transfer books of the Corporation for the Series F Preferred Stock to be closed, not more than 60 days or less than 30 days prior to the date fixed for exchange.

            (c)   On the date of any exchange being made pursuant to
Section 10(a) that is specified in a notice given pursuant to Section 10(b), the Corporation shall, and at any time after the date that is 10 days prior to the date of exchange the Corporation may, deposit for the benefit of the holders of shares of Series F Preferred Stock to be exchanged (i) the Subordinated Notes necessary for such exchange and (ii) an amount in cash equal to all dividends payable with respect thereto upon such exchange with a bank or trust company in the Borough of Manhattan, The City of New York, that is "well capitalized" within the meaning of the applicable banking


regulations and having a capital and surplus of at least $500,000,000. Any Subordinated Notes so deposited by the Corporation and unclaimed at the end of two years from the date designated for such exchange shall revert to the Corporation. After such reversion, any such bank or trust company shall, upon demand, return to the Corporation such unclaimed Subordinated Notes and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series F Preferred Stock to be exchanged shall look only to the Corporation for the delivery of the Subordinated Notes. Any interest accrued on Subordinated Notes deposited pursuant to this Section 10(c) shall accrue for the accounts of, and be payable to, the holders of shares of Series F Preferred Stock to be exchanged therefor.

            (d) Notice of exchange having been given as aforesaid and not having been deemed terminated as aforesaid, upon the deposit of Subordinated Notes pursuant to clause (i) of Section 10(c) and the deposit of the cash referred to in clause (ii) of Section 10(c) in respect of shares of Series F Preferred Stock to be exchanged pursuant to Section 10(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the date of exchange designated in the notice of exchange (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon (except as provided in paragraph (b) above) shall cease to accrue, and (iii) all rights of the holders of shares of Series F Preferred Stock to be exchanged shall cease and terminate, excepting only the right to receive the Subordinated Notes therefor and the right to receive the dividends described in paragraph (b) above; provided, however, that if the
                                            --------  -------
Corporation shall default in the execution and delivery of the Convertible Notes, the shares of Series F Preferred Stock that were to be exchanged shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series F Preferred Stock until such time as such default shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Series F Preferred Stock.

Section 11.  Additional Amount.
             -----------------

            (a) For the purposes of this Article 2, "Additional Amount" shall mean an amount per share equal to the product of (i) the excess of the sum of (1) the Market Price of a share of Common Stock and (2) if the Corporation shall have issued a right or rights with respect to its outstanding shares of Common Stock pursuant to a shareholder rights plan, "poison pill" or similar arrangement, during the period commencing on


the "distribution date,, of such right or rights (i.e., the date on which such right or rights commence to trade separately from the Common Stock) and ending on the "triggering date" of such right or rights (i.e., the date on which such right or rights commence to be exercisable), the Market Price of such right or rights over the Conversion Amount, in effect as hereinafter determined and (ii) (x) the Liquidation Preference divided by
(y) such Conversion Amount, in all cases calculated as of the applicable determination date. The Additional Amount shall in no event be less than zero. The Conversion Amount initially shall be $15.75, and shall thereafter be subject to adjustment as set forth in Section 11(b). For the purpose of calculating the Additional Amount in connection with an Optional Redemption, Specified Corporate Action Redemption, Special Redemption or Conversion Redemption, except as otherwise set forth in Section 6(a)(ii), the Market Price of the Common Stock and, if applicable, rights shall be the average of the Market Price of such securities on the five trading days immediately preceding and the five trading days immediately following the date of notice of such redemption.

            (b) The Conversion Amount shall be subject to adjustment as follows:

                  (i) In case the Corporation shall at any time or from time to time (A) pay a dividend or make a distribution on the outstanding shares of Common Stock in Common Stock (other than pursuant to a dividend reinvestment plan approved by the Corporation's Board of Directors), (B) subdivide the outstanding shares of Common Stock into a larger number of shares, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Common Stock, then, and in each such case, the Conversion Amount in effect immediately prior to such event shall be adjusted so that if the holder of any share of Series F Preferred Stock were entitled to convert such share into such number of shares of Common Stock as equals the Liquidation Preference divided by the Conversion Amount and such holder thereafter surrendered such share for conversion, such holder would be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above had such share of Series F Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 11(b)(i) shall become effective retroactively (A) in the case of any such dividend or distribution, to the opening of business on the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to


receive such dividend or distribution or (B) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                  (ii) In case the Corporation shall at any time or from time to time issue or sell shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock (other than options granted to any employee or director of the Corporation pursuant to a stock option plan approved by the shareholders of the Corporation)) for a consideration per share less than the Conversion Amount then in effect at the record date or issuance date, as the case may be (the "Date") referred to in the following sentence, including, without limitation, upon exercise of rights issued pursuant to a shareholder rights plan,"poison pill" or similar arrangement (treating the price per share of any security convertible or exchangeable or exercisable into Common Stock as equal to (A) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any antidilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (B) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), other than issuances or sales for which an adjustment is made pursuant to another paragraph of this Section 11 (b) , then, and in each such case, the Conversion Amount then in effect shall be adjusted by dividing the Conversion Amount in effect on the day immediately prior to the Date by a fraction (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the Date plus the number of additional shares of Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the Date plus the number of shares of Common Stock that the aggregate consideration (if any of such aggregate consideration is other than cash, as valued by the Board of Directors including a majority of the Directors who are not officers or employees of the Corporation or any of its Subsidiaries, which determination shall be conclusive and described in a resolution of the Board of Directors) for the total number of such additional shares of Common Stock so issued (or into which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be


exercised plus the aggregate amount of any additional consideration initially payable upon conversion, exchange or exercise of such security) would purchase at the Conversion Amount. Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business (i) in the case of issuance to stockholders of the Corporation, as such, on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights and (ii) in all other cases, on the date ("issuance date") of such issuance; provided, however, that the determination as to whether
                  --------  -------
an adjustment is required to be made pursuant to this Section 11(b)(ii) shall only be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights, and not upon the issuance of the security into which such convertible or exchangeable security converts or exchanges, or the security underlying such option, warrants or other right; provided, further, that if any convertible or
                         --------  -------
exchangeable securities, options, warrants or other rights (or any portions thereof) that shall have given rise to an adjustment pursuant to this
Section 11(b)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Amount hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (x) eliminating from the computation any additional shares of Common Stock corresponding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or terminated, (y) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such convertible or exchangeable securities, options, warrants or other rights as having been issued for the consideration actually received and receivable therefor and (z) treating any of such convertible or exchangeable securities, options, warrants or other rights that remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

                  (iii) In case the Corporation shall at any time or from time to time distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the resulting or surviving corporation and the Common Stock is not changed or exchanged or a redemption of any rights or other securities issued pursuant to a shareholder rights plan,




"poison pill" or similar arrangement) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding (A) Permitted Dividends described in clause (B) of the definition thereof and (B) securities for which adjustment is made under Section 11(b)(i) or Section 11(b)(ii)), then, and in each such case, the Conversion Amount then in effect shall be adjusted by dividing the Conversion Amount in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock on the record date referred to below and (y) the denominator of which shall be such Current Market Price of the Common Stock less the then Fair Market Value (as determined by the Board of Directors of the Corporation, which determination shall be conclusive) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator not to be less than one). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                  (iv) In the case the Corporation at any time or from time to time shall take any action affecting its Common Stock, other than an action described in any of Section 11(b)(i) through Section 11(b)(iii), inclusive, then, the Conversion Amount shall be adjusted in such manner and at such time as the Board of Directors of the Corporation (other than Purchaser Designees or directors elected pursuant to Section 3(b)) in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Series F Preferred Stock).

                  (v) The Corporation may make such reductions in the Conversion Amount, in addition to those required by subparagraphs (i),
(ii), (iii) or (iv) of this Section 11(b), as the Board of Directors considers to be advisable in order to avoid or to diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                  (vi) Notwithstanding anything contained in this Section 11(b), no adjustment to the Conversion Amount shall be made with respect to any rights issued pursuant to a shareholder rights plan, "poison pill" or similar arrangement unless the "triggering date," (i.e., the date on which
                                                   ----
such rights



commence to be exercisable) shall have occurred or such rights shall have been redeemed, in which event adjustments under clause (ii) and clause
(iii), respectively, shall be made.

            (c) If the corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Amount then in effect shall be required by reason of the taking of such record.

            (d) Upon any increase or decrease in the Conversion Amount, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Series F Preferred Stock at least 10 Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Amount then in effect following such adjustment.

Section 12.  Sinking Fund.
             ------------

            (a) So long as any shares of Series F Preferred Stock shall be outstanding, the Corporation shall, on the final business day (any such date, the "Sinking Fund Date") of each calendar year after 2003, (i) set aside a sum of money equal to 3-1/3% of the aggregate liquidation preference of the shares of Series F Preferred Stock then outstanding, and
(ii) apply such money to redeem such number of shares of Series F Preferred Stock at the Sinking Fund Redemption Price (the Corporation's obligations described in this paragraph in respect of any Sinking Fund Date being hereinafter referred to as the "Sinking Fund Obligation" for such date) at a price per share (the "Sinking Fund Redemption Price") equal to the sum of
(A) the Liquidation Preference of such share, (B) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Sinking Fund Date and (C) the Additional Amount (as defined in Section 11), determined as of the date immediately prior to the Sinking Fund Date, in immediately available funds; provided, however,
                                                       --------  -------
that if the Corporation for any reason fails to discharge its Sinking Fund Obligation on any Sinking Fund Date, such Sinking Fund Obligation, to the extent not discharged, shall become an additional Sinking Fund Obligation for each succeeding Sinking Fund Date until fully discharged;
provided, further, that no
- -----------------


shares of Series F Preferred Stock purchased or acquired by the Corporation otherwise than through redemption Pursuant to this paragraph or pursuant to an Optional Redemption may be credited against the Sinking Fund obligation in respect of any Sinking Fund Date.

            (b) Notice of the Sinking Fund Redemption shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 60, days prior to the Sinking Fund Date and, in any case, a similar notice shall be mailed at least 30, but not more than 60, days prior to the Sinking Fund Date to each holder of shares of Series F Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation.

                        (c)   The shares to be redeemed pursuant to
paragraph (a) shall be selected pro rata (as nearly as may be) so that the number of shares redeemed from each holder shall be the same proportion of all the shares to be redeemed that the total number of shares of Series F Preferred Stock then held by such holder bears to the total number of shares of Series F Preferred Stock then outstanding.

            (d) on the Sinking Fund Date, the Corporation shall, and at any time after such notice shall have been mailed and before the Sinking
Fund Date the Corporation may, deposit for the benefit of the holders of shares of Series F Preferred Stock the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, that is "well capitalized" within the meaning of the applicable banking regulations and having a capital and surplus of at least $500,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series F Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Sinking Fund Redemption Price. Any interest accrued and unpaid on funds deposited pursuant to this Section
12(c) shall be paid from time to time to the Corporation for its own account.

            (e) Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to Section 12(c) in respect of shares of Series F Preferred Stock to be redeemed


pursuant to Section 12(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Sinking Fund Date, (i) the rights to receive dividends thereon shall cease to accrue and (ii) all rights of the holders of shares of Series F
Preferred Stock shall cease and terminate, excepting only the right to receive the Sinking Fund Redemption Price therefor; provided, however, that
                                                    --------  -------
if the Corporation shall default in the payment of the Sinking Fund Redemption Price, the shares of Series F Preferred Stock that were to be redeemed shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series F Preferred Stock until such time as such default shall no longer be continuing.

Article 3.  Series G Preferred Stock.
            ------------------------

Section 1.  Designation and Number.
            ----------------------

            (a) The shares of such series shall be designated as "Cumulative Preferred Stock, Series G" (the "Series G Preferred Stock").
The number of shares initially constituting the Series G Preferred Stock shall be 625,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that
                                                   --------  -------
such number may not be decreased below the number of then outstanding shares of Series G Preferred Stock or the number of shares of Series G Preferred Stock issuable upon exercise of the option (as defined in the Securities Purchase Agreement).

            (b) The Series G Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank pari passu with the Corporation's $2.50 Cumulative Convertible Preferred
- ---- -----
Stock, Series A (the "Series A Preferred Stock"), $2.50 Cumulative Preferred Stock, Series B (the "Series B Preferred Stock"), Cumulative Convertible Preferred Stock, Series E (the "Series E Preferred Stock"), Cumulative Preferred Stock, Series F (the "Series F Preferred Stock"), Cumulative Preferred Stock, Series H (the "Series H Preferred Stock"), Cumulative Preferred Stock, Series T (the "Series T Preferred Stock" and together with the Series E Preferred Stock, Series G Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock, the "Chicago Preferred Stock") and the New Preferred Stock (if any) (the Series A Preferred Stock, Series 3 Preferred Stock, Chicago Preferred Stock (other than the Series G Preferred Stock) and New Preferred Stock (if any) are collectively defined for the purposes of this Article 2 as the "Other Preferred Stock") and prior to all other classes and series of capital stock of the Corporation now or hereafter authorized including, without


limitation, the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock").

            (c) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Article 6 below.

Section 2. Dividends and Distributions.
           ---------------------------

            (a) The holders of shares of Series G Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other capital stock of the Corporation other than the Other Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation at the time legally available therefor, cumulative cash dividends at an annual rate on the Liquidation Preference thereof equal to 9.75% (subject to increase pursuant to Section 2(b)), calculated on the basis of a 360-day year consisting of twelve 30-day months, accruing and payable in equal quarterly payments, in immediately available funds, on the Business Day immediately preceding the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") commencing on the Business Day immediately preceding the date of the issuance of such shares of Series G Preferred Stock; provided, however, that with respect
                                    --------  -------
to such first Quarterly Dividend Payment Date with respect to any shares of Series G Preferred Stock, the holders of shares of Series G Preferred
Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation at the time legally available therefor, a cumulative cash dividend in respect of each share of Series G Preferred Stock in the amount of (i) 9.75% (or the then effective annual rate) of the Liquidation Preference multiplied by (ii) a fraction equal to (A) the number of days from (and including) the date of the issuance of such shares of Series G Preferred Stock to (but excluding) such Quarterly Dividend Payment Date divided by (B) 360. No interest shall be payable in respect of any dividend payment on the Series G Preferred Stock that may be in arrears.

            (b) If (i) a private placement or public offering of the New Preferred Stock or the New Senior Notes, pursuant to which the Corporation shall receive at least $100,000,000 in gross proceeds is not consummated within 360 days after the termination of the Merger Agreement or (ii) the annual dividend rate on the New Preferred Stock or the annual interest rate on the New Senior Notes, as applicable, exceeds 13%, then the annual rate of the cumulative cash dividends shall be increased to a rate of 10.75%, effective (x) in the case of clause (i), the date that is 360 days after the termination of the Merger



Agreement, and (y) in the case of clause (ii) the date of the issuance of the New Preferred Stock or the New Senior Notes, as applicable. If on any date (A) all of the Purchaser Designees shall not have been elected to the Corporation's Board of Directors or any such Purchaser Designees shall not have been appointed to the committees of the Corporation's Board of Directors, in accordance with the provisions of Section 6.17 of the Securities Purchase Agreement, (B) the Corporation shall have failed to declare, or shall have failed to pay, the full amount of dividends payable on the Series G Preferred Stock for six quarterly dividend periods, (C) the Corporation shall have failed to satisfy its obligation to convert shares of Series E Preferred Stock pursuant to Article 1, Section 10 or (D) a breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement shall have occurred then, effective as.of the date of such failure or breach, the annual rate of the cumulative cash dividends shall be increased to a rate of 11.75% and shall remain at such rate until such time as (1) the Purchaser Designees shall have been elected to the Corporation's Board of Directors and appointed to the committees of the Corporation's Board of Directors in accordance with the provisions of
Section 6.17 of the Securities Purchase Agreement, (2) all dividends accrued to date on the Series G Preferred Stock shall have been declared and paid in full, (3) any conversion obligations in respect of the Chicago Preferred Stock that have become due shall have been fully satisfied and
(4) there shall exist no breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement, as the case may be, at which time the annual rate of the cumulative cash dividends shall be reduced to a rate of 9.75%, subject to being increased to a rate of 11.75% in the event of each and every subsequent event of the character indicated above.

            (c) Dividends payable on a share of Series G Preferred Stock pursuant to Section 2(a) shall begin to accrue and be cumulative from the date of issuance of such share of Series G Preferred Stock, and shall accrue on a daily basis, in each case whether or not declared. Dividends paid on the shares of Series G Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares of Series G Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series G Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be not more than 60 days nor less than 10 days prior to the date fixed for the payment


thereof. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regular Quarterly Dividend Payment Date, to holders of record on such date, not more than 60 nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors.

            (d) The holders of shares of Series G Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

Section 3. Voting Rights.
           -------------

            In addition to any voting rights provided by law, the holders of shares of Series G Preferred Stock shall have the following voting rights:

            (a) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series G Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, adopt or approve an amendment to the Certificate of Incorporation that would increase or decrease the par value of the shares of Series G Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series G Preferred Stock, (ii) amend, alter or repeal the Certificate of Incorporation so as to affect the shares of Series G Preferred Stock adversely or (iii) effect the voluntary liquidation, dissolution, winding up, recapitalization or reorganization of the Corporation, or the consolidation or merger of the Corporation with or into any other Person, or the sale or other distribution to another Person of all or substantially all of the assets of the Corporation;
provided, however, that no separate vote of the holders of Series G
- --------  -------
Preferred Stock shall be required to effect any of the transactions described in clause (iii) above unless such transaction would either require a class vote pursuant to clause (i) or (ii) above or would require a vote by any shareholders of the Corporation (other than pursuant to this sentence); provided further, that no separate vote of the holders of the Series G
- -------- -------
Preferred Stock as a class shall be required in the case of a recapitalization, reorganization, consolidation or merger of, or sale by, the Corporation if (A) (a) such recapitalization, reorganization, consolidation, merger or sale constitutes a Specified Corporate Action, (b) the Corporation has sufficient funds legally available to it (after giving effect to such transaction) to redeem, at the then applicable price hereunder and pursuant to the terms


hereof, all the outstanding shares of Series G Preferred Stock, (c) such redemption shall not be prohibited by any agreement to which the Corporation or any of its Subsidiaries is a party, by applicable law or otherwise, (d) the Board of Directors of the Corporation, including a majority of the directors who are not officers or employees of the Corporation, shall have adopted a resolution confirming that such funds are available and that the holders of Series G Preferred Stock have the right to require such redemption and (e) the Corporation shall have set aside sufficient funds through the Specified Corporation Action Redemption Date to redeem the shares of Series G Preferred Stock held by such holders
(except that no funds need be set aside with respect to such shares held by any such holder who has theretofore notified the Corporation (whether pursuant to Section 6(a)(iii) or otherwise) that it will not require redemption of such shares) or (B) (1) the Corporation shall be the resulting or surviving corporation, (2) the resulting or surviving corporation will have after such recapitalization, reorganization, consolidation or merger no Senior Stock or Parity Stock either authorized or outstanding (except such Parity Stock of the Corporation as may have been authorized or outstanding immediately preceding such consolidation or merger) or such stock of the resulting or surviving corporation (having the same powers, preferences and special rights of any such Parity Stock) as may be issued in exchange therefor), (3) each holder of shares of Series G Preferred Stock immediately preceding such recapitalization, reorganization, consolidation or merger will receive in exchange therefor the same number of shares of stock, with the same preferences, rights and powers, of the resulting or surviving corporation, (4) after such recapitalization, reorganization, consolidation or merger the resulting or surviving corporation shall not be in breach of any of the terms hereof, any of the Material Provisions of the Securities Purchase Agreement or any of its material obligations under the Registration Rights Agreement and (5) all or substantially all the holders of the outstanding shares of capital stock of the Corporation immediately prior to such consolidation or merger are entitled to receive shares representing 50% or more of the then outstanding shares of capital stock of the resulting or surviving corporation entitled to vote generally in the election of directors.

            (b) If on any date (i) the Corporation shall have failed to declare, or shall have failed to pay, the full amount of dividends payable on any series of Chicago Preferred Stock for six quarterly dividend periods or (ii) a breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement shall have occurred, then the number of directors constituting the Board of Directors shall, without


further action, be increased by two and the holders of shares of Series G Preferred Stock shall have, in addition to the other voting rights set forth herein with respect to the Series G Preferred Stock, the exclusive right, together with the holders of all other series of Chicago Preferred Stock voting separately as a single class together with the holders of such other series of Chicago Preferred Stock, to elect two directors of the Corporation to fill such newly created directorship, by written consent as provided herein, or at a special meeting of such holders called as provided herein. Any such additional directors shall continue as directors (subject to reelection or removal as provided in Section 3(c)(ii)) and the holders of Series G Preferred Stock shall have such additional voting rights until such time as (A) dividends then payable on all series of Chicago Preferred Stock shall have been declared and paid in full and (B) there shall exist no breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement, as the case may be, at which time such additional directors shall cease to be directors, the number of directors constituting the Board of Directors shall be reduced by two and such additional voting rights of the holders of all series of Chicago Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent event of the character indicated above.

            (c) (i) The foregoing right of holders of shares of Series G Preferred Stock to take any action as provided in Section 3(b) may be exercised at any annual meeting of stockholders or at a special meeting of holders of shares of Chicago Preferred Stock, held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action.

            So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the President of the Corporation may call, and upon the written request of holders of record of at least 5% of the aggregate outstanding shares of Chicago Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the by-laws of the Corporation for the holding of meetings of stockholders.

               (ii) At each meeting of stockholders at which the holders of shares of Series G Preferred Stock shall have


the right, voting separately as a single class together with the holders of all other series of Chicago Preferred Stock, to elect two directors of the Corporation as provided in Section 3(b) or to take any action, the presence in person or by proxy of the holders of record of one-third of the total aggregate number of shares of Chicago Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

                        (A) the absence of a quorum of the holders of shares of Chicago Preferred Stock, shall not prevent the election of directors other than those to be elected by the holders of shares of Chicago Preferred Stock, and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of directors to be elected by the holders of shares of Chicago Preferred Stock, or the taking of any action as provided in Section 3(b); and

                        (B) in the absence of a quorum of the holders of shares of Chicago Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Chicago Preferred Stock, from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

            For taking of any action as provided in Section 3(a) or Section 3(b) by the holders of shares of Series G Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held; provided, however, that shares of Chicago
                                  --------  -------
Preferred Stock held by the Corporation or any Subsidiary of the Corporation shall not be deemed to be outstanding for purposes of taking any action as provided in this Section 3.

            Each director elected by the holders of shares of Chicago Preferred Stock, as provided in Section 3(b) shall, unless his term shall expire earlier in accordance with the provisions thereof, hold office until the annual meeting of stockholders next succeeding his election or until his successor, if any, is elected and qualified.



            If any director so elected by the holders of Chicago Preferred Stock shall cease to serve as a director before his term shall expire (except by reason of the termination of the voting rights accorded to the holders of Chicago Preferred Stock, in accordance with Section 3(b)), the holders of the Chicago Preferred Stock then outstanding and entitled to vote for such director may, by written consent as provided herein, or at a special meeting of such holders called as provided herein, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

            Any director elected by the holders of shares of Chicago Preferred Stock, voting together as a separate class, may be removed from office with or without cause only by the vote or written consent of the holders of at least a majority of the aggregate outstanding shares of Chicago Preferred Stock at the time of removal. A special meeting of the holders of shares of Chicago Preferred Stock may be called in accordance with the procedures set forth in
Section 3(c)(i).

Section 4. Certain Restrictions.
           --------------------

            (a) So long as any shares of Series G Preferred Stock remain outstanding, the Corporation shall not declare or make any Restricted Payment.

            (b) Whenever quarterly dividends payable on shares of Series G Preferred Stock as provided in Section 2(a) are not paid in full, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series G Preferred Stock shall have been paid in full or declared and set apart for payment at such time and thereafter until all necessary funds have been set apart for payment, or whenever the Corporation shall not have paid the Optional Redemption Price, the Specified Corporate Action Redemption Price, the Conversion Redemption Price, the Holder's Election Redemption Price, the Special Redemption Price or the Maturity Redemption Price when due, at such time and thereafter from and until all such amounts have been paid in full or set apart for payment, the Corporation shall not: (A) declare or pay dividends, or make any other distributions, on any shares of Junior Stock, or (B) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except dividends or distributions paid ratably on the Series G Preferred Stock and all Parity Stock on which dividends are payable and in arrears, in proportion to the total amounts to which the holders of all shares of the Series G Preferred Stock and Parity Stock are then entitled.


            (c) Whenever dividends payable on shares of Series G Preferred Stock as provided in Section 2 are not paid in full, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series G Preferred Stock shall have been paid in full or declared and set apart for payment, at such time and thereafter until all necessary funds have been set apart for payment, or whenever the Corporation shall not have paid the optional Redemption Price, the Specified Corporate Action Redemption Price, the Conversion Redemption Price, the Holder's Election Redemption Price, the Special Redemption Price or the Maturity Redemption Price when due, at such time and thereafter until all such amounts have been paid in full or set apart for payment, the Corporation shall not redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock; provided, however, that (A) the Corporation may accept
                       --------  -------
shares of any Parity Stock or Junior Stock for conversion into Junior Stock and (B) the Corporation may at any time redeem, purchase or otherwise acquire shares of any Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation contained in such Parity Stock, pro rata with the Series G Preferred Stock in proportion to the total amount then required to be applied by the Corporation to redeem, repurchase, or otherwise acquire shares of Series G Preferred Stock and shares of such Parity Stock.

            (d) The Corporation shall not permit any Subsidiary of the Corporation, or cause any other Person, to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to Section 4(c), purchase such shares at such time and in such manner.

Section 5. Optional Redemption.
           -------------------

            (a) (i) The Corporation shall not have any right to redeem any shares of Series G Preferred Stock prior to December 30, 2001. Thereafter,
(A) at any time, if no shares of the Series E Preferred Stock remain outstanding, so long as shares of Common Stock shall have traded on the New York Stock Exchange (or another national securities exchange or on Nasdaq) on each trading day during a 30-consecutive trading day period (each of which trading days shall be after December 30, 2001 and no more than 5 Business Days prior to the date notice is given of an Optional Redemption (as defined below)) and had a Closing Price on at least 20 of such trading days in excess of 150% of the Conversion Amount in effect on such trading day as determined pursuant to Section 11, subject to the restrictions contained in Section 4 or
(B) at any time after December 30, 2009, the Corporation shall have the right, at its sole option

and election, to redeem (the "Optional Redemption") all or a portion of the shares of Series G Preferred Stock, on not more than 45 nor less than 30 days' notice of the date of redemption (any such date an "Optional Redemption Date") at a price per share (the "Optional Redemption Price") equal to the sum of (A) the following prices per share (stated as a percentage of the Liquidation Preference of such share), (B) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Optional Redemption Date and (C) the Additional Amount (as defined in Section 11), in immediately available funds:

                                            Optional Redemption Price
    If Redeemed                                as a Percentage of
 During the Period                           Liquidation Preference
 -----------------                         ---------------------------

December  30, 2001 to                               102.775%
December  29, 2002

December  30, 2002  to                              101.850%
December  29, 2003

December  30, 2003  to                              100.925%
December  29, 2004

December  30, 2004  and                             100%
thereafter


            (ii) If the Corporation shall have the right to, or shall determine to, redeem less than all the shares of Series G Preferred Stock then outstanding pursuant to paragraph (i), the shares to be redeemed shall be selected pro rata (as nearly as may be) so that the number of shares redeemed from each holder shall be the same proportion of all the shares to be redeemed that the total number of shares of Series G Preferred Stock then held by such holder bears to the total number of shares of Series G Preferred Stock then outstanding.

            (iii) Notwithstanding the foregoing, any shares of Series G Preferred Stock redeemed pursuant to this Section 5(a) at any time when holders of shares of Series G Preferred Stock have the right to require the Corporation to redeem the shares of Series G Preferred Stock pursuant to
Section 6 or an event giving rise to such a right has occurred shall be redeemed at a price equal to the higher of the price to be paid pursuant to
Section 5(a) and the price to be paid pursuant to Section 6.

            (b) Notice of any Optional Redemption shall specify the Optional Redemption Date fixed for redemption, the Optional


Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Series G Preferred Stock and that on and after the date of such Optional Redemption dividends will cease to accrue on such shares and be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 45, days prior to the Optional Redemption Date; and, in any case, a similar notice shall be mailed at least 30, but not more than 45, days prior to the Optional Redemption Date to each holder of shares of Series G Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares of Series G Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series G Preferred Stock to be redeemed, or may cause the transfer books of the Corporation for the Series G Preferred Stock to be closed, not more than 60 days or less than 45 days prior to the Optional Redemption Date.

            (c) On the date of any Optional Redemption that is specified in a notice given pursuant to Section 5(b), the Corporation shall, and at any time after such notice shall have been mailed and before the Optional Redemption Date the Corporation may, deposit for the benefit of the holders of shares of Series G Preferred Stock the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, that is "well capitalized" within the meaning of the applicable bank regulations and having a capital and surplus of at least $500,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the Optional Redemption Date shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series G Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Optional Redemption Price. Any interest accrued on funds deposited pursuant to this Section 5(c) shall be paid from time to time to the Corporation for its own account.

            (d) Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to Section 5(c) in respect of shares of Series G Preferred Stock to be redeemed pursuant to Section 5(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Optional Redemption Date (i) the

shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of shares of Series G Preferred Stock to be redeemed shall cease and terminate, excepting only the right to receive the Optional Redemption Price therefor; provided, however, that if the Corporation shall
                           --------  -------
default in the payment of the Optional Redemption Price, the shares of Series G Preferred Stock shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series G Preferred Stock until such time as such default or failure shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Series G Preferred Stock.

            (e) Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares of Series G Preferred Stock receives such notice, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series G Preferred Stock. On or after the Optional Redemption Date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Optional Redemption Price. If less than all the shares evidenced by any such surrendered certificate are redeemed, a new certificate shall be issued evidencing the unredeemed shares.

Section 6.  Mandatory Redemption at the
            Option of the Holder.
            ---------------------------

            (a) (i) If one or more events constituting a Specified Corporate Action shall occur, each holder of shares of the Series G Preferred Stock shall have the right, at such holder's option on the date or dates specified in Section 6(a)(ii) (the "Specified Corporate Action Redemption Date"), to require the Corporation to redeem (a "Specified Corporate Action Redemption") all or any part of the shares of Series G Preferred Stock then held by such holder as such holder may elect at a price per share equal to the greater of (I) the sum of (A) the following prices per share (stated as a percentage of the Liquidation Preference of such share) and (B) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Specified Corporate Action Redemption Date


If the Specified Corporate                       Specified Corporate Action
  Action Redemption Date                        Redemption as a Percentage of
 Occurs During the Period                          Liquidation Preference
 ------------------------                       -----------------------------

December 30, 1994 to                                     110.4%
June 29, 1995

June 30, 1995 to                                         116.8%
December 29,1995

December 30, 1995 to                                     126.7%
June 29, 1996

June 30, 1996 and                                        138.0%
thereafter


and (II) the sum of (x) 100% of the Liquidation Preference of such share, (y) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the Specified Corporate Action Redemption Date and (z) the Additional Amount measured as of the date of any such redemption, in either case in immediately available funds (the "Specified Corporate Action Redemption Price"); provided, however, that the holder of any share of Series
                     --------  -------
G Preferred Stock that was not outstanding for at least ten Business Days prior to the date of the notice of the Specified Corporate Action shall only be entitled to receive upon such Specified Corporate Action Redemption the amount specified in clause (II) above.

            (ii) The date fixed for each Specified Corporate Action Redemption shall be fixed by the Corporation and shall be not less than 60 days nor more than 90 days following the occurrence of any Specified Corporate Action giving rise thereto (or, in the case of a Specified Corporate Action as described in clause (iii) of the definition of "Specified Corporate Action," not less than 60 days nor more than 90 days following the date on which the Corporation obtains actual knowledge of such Specified Corporate Action); provided, however, that in the event of a Specified Corporate Action that
- --------  -------
constitutes a Control Transaction, in addition to the dates fixed for a Specified Corporate Action Redemption as specified above, an additional Specified Corporate Action Redemption Date shall be set for the date and time immediately preceding the consummation of any such Control Transaction (and the Market Price utilized in determining the Additional Amount for the purposes of such Specified Corporate Action Redemption shall be the highest price per share of Common Stock paid by any acquiror in such Control Transaction); provided, further, that,
              --------  -------
upon the request of a holder, the Board of Directors shall agree to extend the date of redemption in respect of any such Specified Corporate Action (without changing the consideration that is otherwise payable in respect of such redemption other than with respect to adjustments to the amount of accrued and unpaid dividends included in such redemption price) to the extent necessary for any holder of shares of Series G Preferred Stock to avoid liability under
Section 16(b) of the Exchange Act, provided that no such redemption extension
                                   --------
shall be for a period greater than six months. The Corporation shall, within 5 days of the occurrence of a Specified Corporate Action (or, in the case of a Specified Corporate Action described in clause (iii) of the definition of "Specified Corporate Action," within 5 days of the date on which the Corp . oration obtains actual knowledge of such Specified-Corporate Action), give notice thereof by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), and, in any case, a similar notice shall be mailed to each holder of shares of the Series G Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation. Each such notice shall specify the Specified Corporate Action that has occurred and the date of such occurrence, the place or places of payment, the then effective Specified Corporate Action Redemption Price and the date the right of such holder to require a Specified Corporate Action Redemption shall terminate.

            (iii) If the notice sent by the Corporation pursuant to Section 6(a)(ii) shall contain (i) a form inquiring as to whether a holder of shares of Series G Preferred Stock intends to surrender the certificate(s) representing such shares for redemption pursuant to this Section 6(a) and (ii) a stamped self-addressed envelope for return of such form to the Corporation or its designee, within ten Business Days of such notice, each holder shall return such inquiry form to the Corporation and shall indicate in such form the proportion of such holder's shares of Series G Preferred Stock that will be surrendered for redemption pursuant to this Section 6. If such notice shall indicate that if a holder does not respond prior to ten Business Days after the date of such notice that such holder will be deemed to have notified the Corporation that it will not require the redemption of the shares of Series G Preferred Stock held by such holder for purposes of Section 3(b) and such holder does not respond to the Corporation's inquiry prior to ten Business Days after the date of such notice, such holder will be deemed to have notified the Corporation that it will not require the redemption of the shares of Series G Preferred Stock held by such holder for purposes of Section 3(b). Nothing contained in this Section 6(a)(iii)

shall affect the right of a holder of Series G Preferred Stock to require the Corporation to redeem such shares pursuant to Section 6(a)(i).

            (b) At any time after December 30, 1995, the holder of any shares of Series G Preferred Stock shall have the right, at such holder's option exercisable at any time upon 30 days' notice to the Corporation, to require the Corporation to redeem (a "Holder's Election Redemption") all or any part of the shares of Series G Preferred Stock then held by such holder at a price per share (the "Holder's Election Redemption Price") equal to the sum of (A) 100% of the Liquidation Preference of such share, (B) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the date specified for such Holder's Election Redemption and (C) the Additional Amount measured as of the date of any such redemption, in immediately available funds. Notwithstanding the foregoing, if the redemption of any portion of such shares would in the judgment of the Board of Directors of the Corporation have a material adverse effect on the Corporation, then the Corporation may elect to deliver with respect to such shares, in lieu of cash, notes, including subordinated notes, of the Corporation ("Notes") (x) having a final maturity date no later than ten years from the date of issuance, and (y) having such other terms and conditions as shall result in a determination that such Notes have a fair market value as of the date of their proposed issuance at least equal to the sum of (1) the Holder's Election Redemption Price with respect to such shares and (2) customary underwriting discounts and commissions payable with respect to the sale of securities of a type comparable to the Notes or shares of nonconvertible preferred stock ("Redemption Preferred Stock") having the terms and conditions described in clauses (x) and (y) in lieu of Notes. The Corporation shall use its best efforts to cause the Notes or the Redemption Preferred Stock to be registered for immediate resale pursuant to an effective registration statement under the Securities Act prior to the issuance thereof. If such registration statement is not effective within 120 days of the date of such issuance then the annual interest rate of the Notes or the annual dividend rate of the Redemption Preferred Stock, as applicable, shall be increased by 0.5% per annum until such securities are sold pursuant to an effective registration statement under the Securities Act. For purposes of this Section 6(b), "fair market value" shall mean the fair market value of the Notes or Redemption Preferred Stock, as the case may be, as determined by an investment banking firm of national standing selected by the Corporation and reasonably acceptable to the holders of a majority of the shares of Series G Preferred Stock electing to effect such Holder's Election Redemption. In the case that the Corporation shall be entitled

to deliver either Notes or Redemption Preferred Stock, it shall be the election of the Corporation whether to deliver such Notes or Redemption Preferred Stock, except that, if, the sale of the security to be delivered by the Corporation to effect a Holder's Election Redemption would give rise to an additional liability on the part of such holder upon the sale thereof and it shall so notify the Corporation in writing, the Corporation shall deliver to such holder the other type of security specified in such notice.

            (c) Each holder of shares of the Series G Preferred Stock shall have the right, at such holder's option exercisable at any time on 30 days' notice to the Corporation on or after December 30, 2009 (the date of any such exercise, the "Special Redemption Date"), to require the Corporation to redeem (a "Special Redemption") all or any part of the shares of Series G Preferred Stock then held by such holder as such holder may elect by written notice delivered at least 30 days prior to the Special Redemption Date at a price per share equal to the sum of (A) 100% of the Liquidation Preference of such share, (B) an amount per share equal to all accrued and unpaid dividends thereon whether or not declared or payable to the Special Redemption Date and
(C) the Additional Amount, determined as of the date immediately prior to the Special Redemption Date (the "Special Redemption Price") in immediately available funds.

            (d) On the date fixed for any Specified Corporate Action Redemption, Holder's Election Redemption or Special Redemption, each holder of shares of Series G Preferred Stock who elects to have shares of Series G Preferred Stock held by it redeemed shall surrender the certificate representing such shares to the Corporation (i) at the place designated in such notice in the case of a Specified Corporate Action Redemption or (ii) at the Corporation's principal place of business to be maintained by it, in the case of a Holder's Election Redemption or Special Redemption, together with an election to have such redemption made and shall thereupon be entitled to receive payment therefor provided in this Section 6. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the date of such redemption (i) the rights to receive dividends thereon shall cease to accrue and (ii) all rights of the holders of shares of Series G Preferred Stock so redeemed shall cease and terminate, excepting only the right to receive the Specified Corporate Action Redemption Price or Holder's Election Redemption Price or Special Redemption Price therefor, as applicable; provided, however, that if the Corporation shall default in the payment of the
- --------  -------
applicable redemption price or, in the case of a Holder's Election Redemption, elect to postpone payment thereof

in accordance with Section 6(b), the shares of Series G Preferred Stock that were to be redeemed shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series G Preferred Stock until such time as such default shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Series G Preferred Stock or, in the case of a Holder's Election Redemption, so postponed, the date on which the Holder's Election Redemption Price is paid.

Section 7. Redemption Upon Maturity.
           -------------------------

          (a) On December 30, 2034 (the "Maturity Date"), the Corporation shall redeem (the "Maturity Redemption") the remaining outstanding shares of the Series G Preferred Stock at a price per share (the "Maturity Redemption Price") equal to the sum of (A) 100% of the Liquidation Preference per share,
(B) an amount equal to accrued and unpaid dividends thereon, whether or not declared or payable, to the Maturity Date and (C) the Additional Amount, determined as of the date immediately prior to the Maturity Date, in immediately available funds.

          (b) Notice of the Maturity Redemption shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 60, days prior to the Maturity Date and, in any case, a similar notice shall be mailed at least 30, but not more than 60, days prior to the Maturity Date to each holder of shares of Series G Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation.

          (c) On the Maturity Date, the Corporation shall, and at any time after such notice shall have been mailed and before the Maturity Date the Corporation may, deposit for the benefit of the holders of shares of Series G Preferred Stock the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, that is "well capitalized" within the meaning of the applicable banking regulations and having a capital and surplus of at least $500,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Cor-poration. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series G Preferred Stock to be redeemed shall look

only to the Corporation for the payment of the Maturity Redemption Price. Any interest accrued and unpaid on funds deposited pursuant to this Section 5(c) shall be paid from time to time to the Corporation for its own account.

            (d) Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to Section 7(c) in respect of shares of Series G Preferred Stock to be redeemed pursuant to Section 7(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Maturity Date, (i) the rights to receive dividends thereon shall cease to accrue and (ii) all rights of the holders of shares of Series- G Preferred Stock shall cease and terminate, excepting only the right to receive the Maturity Redemption Price therefor; provided,
                                                             --------
however, that if the Corporation shall default in the payment of the Maturity
- -------
Redemption Price, the shares of Series G Preferred Stock that were to be redeemed shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series G Preferred Stock until such time as such default shall no longer be continuing.

Section 8. Acquired Shares.
           ---------------

            Any shares of Series G Preferred Stock exchanged, redeemed, purchased or otherwise acquired by the Corporation or any of its Subsidiaries in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares of Series G Preferred Stock shall upon their cancellation become authorized but unissued shares of preferred stock, par value $4.00 per share, of the Corporation and, upon the filing of an appropriate certificate with the Department of State of the State of New York, may be reissued as part of another series of preferred stock, par value $4.00 per share, of the Corporation subject to the conditions or restrictions on issuance set forth herein, but in any event may not be reissued as shares of Series G Preferred Stock or Parity Stock unless all of the issued and outstanding shares of Series G Preferred Stock shall have already been redeemed or exchanged.

Section 9. Liquidation, Dissolution or Winding Up.
           --------------------------------------

            (a) If the Corporation shall commence a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or

other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due (any such event, a "Voluntary Liquidation Event"), or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series G Preferred Stock shall have received (A) if a Voluntary Liquidation Event shall have occurred, the Optional Redemption Price with respect to each share and (B) if a Voluntary Liquidation Event shall not have occurred, the Liquidation Preference and all accrued and unpaid dividends, whether or not declared or currently payable, to the date of distribution, with respect to each share, or (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series G Preferred Stock and all Parity Stock in proportion to the total amounts to which the holders of all shares of the Series G Preferred Stock (which amounts are set forth in clauses (A) and (B) above) and Parity Stock are entitled upon such liquidation, dissolution or winding up.

            (b) Neither the consolidation or merger of the Corporation with or into any other Person nor the sale or transfer of all or any part of the Corporation's assets for cash, securities or other property shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 9.

Section 10.  Exchange.
             --------
            (a) Subject to the provisions of this Section 10, the Corporation shall have the right, with the consent of the holders of all of the outstanding shares of Series G Preferred Stock (which consent may be withheld for any reason whatsoever), at any time but on only one occasion, to exchange all (but not less than all) of the shares of Series G Preferred Stock for Subordinated Notes of the Corporation ("Subordinated Notes"), at a price per share equal to the Liquidation Preference per share, with the Subordinated Notes valued for such

purpose at their face value. Simultaneously with such exchange the Corporation shall pay to each holder of Series G Preferred Stock an amount per share in cash equal to all accrued and unpaid dividends thereon, whether or not declared or currently payable, to the date fixed for exchange thereof.
The Subordinated Notes shall have an annual interest rate equal to the annual dividend rate on Series G Preferred Stock and shall contain other terms substantially similar to the Series G Preferred Stock, including the date of maturity thereof.

            (b) Notice of an exchange of shares of Series G Preferred Stock pursuant to Section 10(a) shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 60, days prior to the date fixed for exchange; and, in any case, a similar notice shall be mailed at least 30, but not more than 60, days prior to the date fixed for exchange to each holder at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the exchange of shares of Series G Preferred Stock hereunder the Board of Directors may fix a record date for the determination of shares of Series G Preferred Stock to be exchanged, or may cause the transfer books of the Corporation for the Series G Preferred Stock to be closed, not more than 60 days or less than 30 days prior to the date fixed for exchange.

            (c) on the date of any exchange being made pursuant to Section 10(a) that is specified in a notice given pursuant to Section 10(b), the Corporation shall, and at any time after the date that is 10 days prior to the date of exchange the Corporation may, deposit for the benefit of the holders of shares of Series G Preferred Stock to be exchanged (i) the Subordinated Notes necessary for such exchange and (ii) an amount in cash equal to all dividends payable with respect thereto upon such exchange with a bank or trust company in the Borough of Manhattan, The City of New York, that is "well capitalized" within the meaning of the applicable banking regulations and having a capital and surplus of at least $500,000,000. Any Subordinated Notes so deposited by the Corporation and unclaimed at the end of two years from the date designated for such exchange shall revert to the Corporation. After such reversion, any such bank or trust company shall, upon demand, return to the Corporation such unclaimed Subordinated Notes and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series G Preferred Stock to be exchanged shall look only to the Corporation for the delivery of the Subordinated Notes. Any interest accrued on Subordinated Notes

deposited pursuant to this Section 10(c) shall accrue for the accounts of, and be payable to, the holders of shares of Series G Preferred Stock to be exchanged therefor.

            (d) Notice of exchange having been given as aforesaid and not having been deemed terminated as aforesaid, upon the deposit of Subordinated Notes pursuant to clause (i) of Section 10(c) and the deposit of the cash referred to in clause (ii) of Section 10(c) in respect of shares of Series G Preferred Stock to be exchanged pursuant to Section 10(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the date of exchange designated in the notice of exchange (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon (except as provided in paragraph (b) above) shall cease to accrue, and (iii) all rights of the holders of shares of Series G Preferred Stock to be exchanged shall cease and terminate, excepting only the right to receive the Subordinated Notes therefor and the right to receive the dividends described in paragraph (b) above; provided, however, that if the Corporation shall default in the execution and
- --------  -------
delivery of the Convertible Notes, the shares of Series G Preferred Stock that were to be exchanged shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series G Preferred Stock until such time as such default shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Series G Preferred Stock.

Section 11.  Additional Amount.
             -----------------

            (a) For the purposes of this Article 3, "Additional Amount" shall mean an amount per share equal to the product of (i) the excess of the sum of (1) the Market Price of a share of Common Stock and (2) if the Corporation shall have issued a right or rights with respect to its outstanding shares of Common Stock pursuant to a shareholder rights plan, "poison pill" or similar arrangement, during the period commencing on the "distribution date" of such right or rights (i.e., the date on which such
                                              ----
right or rights commence to trade separately from the Common Stock) and ending on the "triggering date" of such right or rights (i.e., the date on which
                                                   ----
such right or rights commence to be exercisable), the Market Price of such right or rights over the Conversion Amount, in effect as hereinafter determined and (ii) (x) the Liquidation Preference divided by (y) such Conversion Amount, in all cases calculated as of the applicable determination date. The Additional Amount shall in no event be less than zero. The Conversion Amount initially shall be $17.75, and shall thereafter be subject to adjustment as set forth in Section 11(b). For the purpose of calculating

the Additional Amount in connection with an optional Redemption, Specified Corporate Action Redemption, Special Redemption or Holder's Election Redemption, except as otherwise set forth in Section 6(a)(ii), the Market Price of the Common Stock and, if applicable, rights shall be the average of the Market Price of such securities on the five trading days immediately preceding and the five trading days immediately following the date of notice of such redemption.

            (b) The Conversion Amount shall be subject to adjustment as follows:

                  (i) In case the Corporation shall at any time or from time to time (A) pay a dividend or make a distribution on the outstanding shares of Common Stock in Common Stock (other than pursuant to a dividend reinvestment plan approved by the Corporation's Board of Directors), (B) subdivide the outstanding shares of Common Stock into a larger number of shares, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Common Stock, then, and in each such case, the Conversion Amount in effect immediately prior to such event shall be adjusted so that if the holder of any share of Series G Preferred Stock were entitled to convert such share into such number of shares of Common Stock as equals the Liquidation Preference divided by the Conversion Amount and such holder thereafter surrendered such share for conversion, such holder would be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above had such share of Series G Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 11(b)(i) shall become effective retroactively (A) in the case of any such dividend or distribution, to the opening of business on the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (B) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                  (ii) In case the Corporation shall at any time or from time to time issue or sell shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock (other than options granted to any employee or director of the Corporation pursuant to a stock option plan approved by the shareholders of the Corporation))

for a consideration per share less than the Conversion Amount then in effect at the record date or issuance date, as the case may be (the "Date") referred to in the following sentence, including, without limitation, upon exercise of rights issued pursuant to a shareholder rights plan, "poison pill" or similar arrangement (treating the price per share of any security convertible or exchangeable or exercisable into Common Stock as equal to (A) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any antidilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (B) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), other than issuances or sales for which an adjustment is made pursuant to another paragraph of this Section ii(b), then, and in each such case, the Conversion Amount then in effect shall be adjusted by dividing the Conversion Amount in effect on the day immediately prior to the Date by a fraction (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the Date plus the number of additional shares of Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the Date plus the number of shares of Common Stock that the aggregate consideration (if any of such aggregate consideration is other than cash, as valued by the Board of Directors including a majority of the Directors who are not officers or employees of the Corporation or any of its Subsidiaries, which determination shall be conclusive and described in a resolution of the Board of Directors) for the total number of such additional shares of Common Stock so issued (or into which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon conversion, exchange or exercise of such security) would purchase at the Conversion Amount. Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business
(i) in the case of issuance to stockholders of the Corporation, as such, on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights and (ii) in all other cases, on the date ("issuance date") of such issuance; provided, however,
                                                         --------  -------
that the determination as to whether an adjustment is required to be made pursuant to this Section


11(b)(ii) shall only be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights, and not upon the issuance of the security into which such convertible or exchangeable security converts or exchanges, or the security underlying such option, warrants or other right; provided, further, that if any convertible or
                                 --------  -------
exchangeable securities, options, warrants or other rights (or any portions thereof) that shall have given rise to an adjustment pursuant to this Section 11(b)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Amount hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (x) eliminating from the computation any additional shares of Common Stock corresponding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or terminated, (y) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such convertible or exchangeable securities, options, warrants or other rights as having been issued for the consideration actually received and receivable therefor and (z) treating any of such convertible or exchangeable securities, options, warrants or other rights that remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

                  (iii) In case the Corporation shall at any time or from time to time distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the resulting or surviving corporation and the Common Stock is not changed or exchanged or a redemption of any rights or other securities issued pursuant to a shareholder rights plan, "poison pill" or similar arrangement) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding (A) Permitted Dividends described in clause (B) of the definition thereof and (B) securities for which adjustment is made under Section 11(b)(i) or Section 11(b)(ii)), then, and in each such case, the Conversion Amount then in effect shall be adjusted by dividing the Conversion Amount in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock on the record date referred to below and (y) the denominator of which shall be such Current Market Price of the Common Stock less the then Fair Market Value (as determined by

the Board of Directors of the Corporation, which determination shall be conclusive) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator not to be less than one). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                  (iv) In the case the Corporation at any time or from time to time shall take any action affecting its Common Stock, other than an action described in any of Section 11(b)(i) through Section 11(b)(iii), inclusive, then, the Conversion Amount shall be adjusted in such manner and at such time as the Board of Directors of the Corporation (other than Purchaser Designees or directors elected pursuant to Section 3(b)) in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Series G Preferred Stock).

                  (v) The Corporation may make such reductions in the Conversion Amount, in addition to those required by subparagraphs (i), (ii),
(iii) or (iv) of this Section 11(b), as the Board of Directors considers to be advisable in order to avoid or to diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                  (vi) Notwithstanding anything contained in this Section 11(b), no adjustment to the Conversion Amount shall be made with respect to any rights issued pursuant to a shareholder rights plan, "poison pill" or similar arrangement unless the "triggering date" (i.e. the date on which such
                                                  ----
rights commence to be exercisable) shall have occurred or such rights shall have been redeemed, in which event adjustments under clause (ii) and clause
(iii), respectively, shall be made.

            (c) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Amount then in effect shall be required by reason of the taking of such record.


            (d) Upon any increase or decrease in the Conversion Amount, then, and in each such case, the Corporation promptly shall deliver to each registered holder of series G Preferred Stock at least 10 Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Amount then in effect following such adjustment.

Section 12.  Sinking Fund.
             ------------

            (a) So long as any shares of Series G Preferred Stock shall be outstanding, the Corporation shall, on the final business day (any such date, the "Sinking Fund Date") of each calendar year after 2003, (i) set aside a sum of money equal to 3-1/3% of the aggregate liquidation preference of the
sh@res of Series G Preferred Stock then outstanding, and (ii) apply such money to redeem such number of shares of Series G Preferred Stock at the Sinking Fund Redemption Price (the Corporation's obligations described in this paragraph in respect of any Sinking Fund Date being hereinafter referred to as the "Sinking Fund Obligation" for such date) at a price per share (the "Sinking Fund Redemption Price") equal to the sum of (A) the Liquidation Preference of such share, (B) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Sinking Fund Date and (C) the Additional Amount (as defined in
Section 11), determined as of the date immediately prior to the Sinking Fund Date, in immediately available funds; provided, however, that if the
                                      --------  -------
Corporation for any reason fails to discharge its Sinking Fund-obligation on any Sinking Fund Date, such Sinking Fund Obligation, to the extent not discharged, shall become an additional Sinking Fund Obligation for each succeeding Sinking Fund Date until fully discharged; provided, further, that
                                                     --------  -------
no shares of Series G Preferred Stock purchased or acquired by the Corporation otherwise than through redemption pursuant to this paragraph or pursuant to an Optional Redemption may be credited against the Sinking Fund Obligation in respect of any Sinking Fund Date.

                        (b)   The shares to be redeemed pursuant to paragraph
(a) shall be selected pro rata (as nearly as may be) so that the number of shares redeemed from each holder shall be the same proportion of all the shares to be redeemed that the total number of shares of Series G Preferred Stock then held by such holder bears to the total number of shares of Series G Preferred Stock then outstanding.


            (c) Notice of the Sinking Fund Redemption shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 60, days prior to the Sinking Fund Date and, in any case, a similar notice shall be mailed at least 30, but not more than 60, days prior to the Sinking Fund Date to each holder of shares of Series G Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation.

            (d) The shares to be redeemed pursuant to paragraph (a) shall be selected pro rata (as nearly as may be) so that the number of shares redeemed from each holder shall be the same proportion of all the shares to be redeemed that the total number of shares of Series G Preferred Stock then held by such holder bears to the total number of shares of Series G Preferred Stock then outstanding.

            (e) On the Sinking Fund Date, the Corporation shall, and at any time after such notice shall have been mailed and before the Sinking Fund Date the Corporation may, deposit for the benefit of the holders of shares of Series G Preferred Stock the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, that is "well capitalized" within the meaning of the applicable banking regulations and having a capital and surplus of at least $500,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series G Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Sinking Fund Redemption Price. Any interest accrued and unpaid on funds deposited pursuant to this Section 5(c) shall be paid from time to time to the Corporation for its own account.

            (f) Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to Section 12(c) in respect of shares of Series G Preferred Stock to be redeemed pursuant to Section 12(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Sinking Fund Date, (i) the rights to receive dividends thereon shall cease to accrue and (ii) all rights of the holders of shares of Series G Preferred Stock shall cease and terminate, excepting only the right to

receive the Sinking Fund Redemption Price therefor; provided, however, that if
                                                    --------  -------
the Corporation shall default in the payment of the Sinking Fund Redemption Price, the shares of Series G Preferred Stock that were to be redeemed shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series G Preferred Stock until such time as such default shall no longer be continuing.

Article 4.  Series H Preferred Stock.
            ------------------------

Section 1.  Designation and Number.
            ----------------------

            (a) The shares of such series shall be designated as "Cumulative Preferred Stock, Series H" (the "Series H Preferred Stock"). The number of shares initially constituting the Series H Preferred Stock shall be 400,000 which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the sum of (x) the number of then outstanding shares of Series H Preferred Stock and (y) such number of shares as may be necessary to satisfy the dividend payments referenced in Section 2 hereof.

            (b) The Series H Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank pari passu
                                                                  ---- -----
with the Corporation's $2.50 Cumulative Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), $2.50 Cumulative Preferred Stock, Series B (the "Series B Preferred-Stock"), Cumulative Convertible Preferred Stock, Series E (the "Series E Preferred Stock"), Cumulative Preferred Stock, Series F (the "Series F Preferred Stock"), Cumulative Preferred Stock, Series G (the "Series G Preferred Stock"), Cumulative Preferred Stock, Series T (the "Series T Preferred Stock" and together with the Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, the "Chicago Preferred Stock") and the New Preferred Stock (if any) (the Series A Preferred Stock, Series B Preferred Stock, Chicago Preferred Stock (other than the Series H Preferred Stock) and New Preferred Stock (if any) are collectively defined for the purposes of this Article 4 as the "Other Preferred Stock") and prior to all other classes and series of capital stock of the Corporation now or hereafter authorized including, without limitation, the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock").

            (c) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Article 6 below.


Section 2.  Dividends and Distributions.
            ---------------------------

            (a) The holders of shares of Series H Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other capital stock of the Corporation other than the Other Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation at the time legally available therefor, cumulative cash dividends at an annual rate on the Liquidation Preference thereof equal to 12%, calculated on the basis of a 360-day year consisting of twelve 30-day months, accruing and payable in equal quarterly payments, in immediately available funds or, with respect to any dividends declared before the third anniversary of the Issue Date, in additional shares of Series H Preferred Stock having an aggregate Liquidation Preference equal to the aggregate amount of such dividends (provided, however, that to the extent the
                                    --------  -------
amount of any such dividend payable to any holder, valued at the Liquidation Preference thereof, does not equal an integral multiple of one one-twentieth (1/20th) of a share of Series H Preferred Stock, such fractional amount shall be paid in cash to such holder), on the Business Day immediately preceding the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") commencing on the Business Day immediately preceding December 31, 1994; provided, however,
                                                          --------  -------
that with respect to such first Quarterly Dividend Payment Date, the holders of shares of Series H Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation at the time legally available therefor, a cumulative dividend in respect of each share of Series H Preferred Stock in the amount of (i) 12% of the Liquidation Preference multiplied by (ii) a fraction equal to (A) the number of days from (and including) the Issue Date to (but excluding) such Quarterly Dividend Payment Date divided by (B) 360. No interest shall be payable in respect of any dividend payment on the Series H Preferred Stock that may be in arrears.

            (b) Dividends payable pursuant to Section 2(a) shall begin to accrue and be cumulative from the Issue Date, and shall accrue on a daily basis, in each case whether or not declared. Dividends paid on the shares of Series H Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares of Series H Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series H Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be not more than 60 days nor less than 10

days prior to the date fixed for the payment thereof. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regular Quarterly Dividend Payment Date, to holders of record on such date, not more than 60 nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors.

          (c) The holders of shares of Series H Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

Section 3.  Voting Rights.
            -------------

          In addition to any voting rights provided by law, the holders of shares of Series H Preferred Stock shall have the following voting rights:

          (a) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series H Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, adopt or approve an amendment to the Certificate of Incorporation that would increase or decrease the par value of the shares of Series H Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series H Preferred Stock, (ii) amend, alter or repeal the Certificate of Incorporation so as to affect the shares of Series H Preferred Stock adversely or (iii) effect the voluntary liquidation, dissolution, winding up, recapitalization or reorganization of the Corporation, or the consolidation or merger of the Corporation with or into any other Person, or the sale or other distribution to another Person of all or substantially all of the assets of the Corporation; provided, however, that no separate vote of the holders of
                    --------  -------
Series H Preferred Stock shall be required to effect any of the transactions described in clause (iii) above unless such transaction would either require a class vote pursuant to clause (i) or (ii) above or would require a vote by any shareholders of the Corporation (other than pursuant to this sentence); provided further, that no separate vote of the holders of the Series H
- -------- -------
Preferred Stock as a class shall be required in the case of a recapitalization, reorganization, consolidation or merger of, or sale by, the Corporation if
(A) (a) such recapitalization, reorganization, consolidation, merger or sale constitutes a Specified Corporate Action, (b) the Corporation has sufficient funds legally available to it (after giving effect to such transaction) to redeem, at the then applicable

price hereunder and pursuant to the terms hereof, all the outstanding shares of Series H Preferred Stock, (c) such redemption shall not be prohibited by any agreement to which the Corporation or any of its Subsidiaries is a party, by applicable law or otherwise, (d) the Board of Directors of the Corporation, including a majority of the directors who are not officers or employees of the Corporation, shall have adopted a resolution confirming that such funds are available and that the holders of Series H Preferred Stock have the right to require such redemption and (e) the Corporation shall have set aside sufficient funds through the Specified Corporation Action Redemption Date-to redeem the shares of Series H Preferred Stock held by such holders (except that no funds need be set aside with respect to such shares held by any such holder who has theretofore notified the Corporation (whether pursuant to Section 6(a)(iii) or otherwise) that it will not require redemption of such shares) or (B) (1) the Corporation shall be the resulting or surviving corporation, (2) the resulting or surviving corporation will have after such recapitalization, reorganization, consolidation or merger no Senior Stock or Parity Stock either authorized or outstanding (except such Parity Stock of the Corporation as may have been authorized or outstanding immediately preceding such consolidation or merger) or such stock of the resulting or surviving corporation (having the same powers, preferences and special rights of any such Parity Stock) as may be issued in exchange therefor), (3) each holder of shares of Series H Preferred Stock immediately preceding such recapitalization, reorganization, consolidation or merger will receive in exchange therefor the same number of shares of stock, with the same preferences, rights and powers, of the resulting or surviving corporation, (4) after such recapitalization, reorganization, consolidation or merger the resulting or surviving corporation shall not be in breach of any of the terms hereof, any of the Material Provisions of the Securities Purchase Agreement or any of its material obligations under the Registration Rights Agreement and (5) all or substantially all the holders of the outstanding shares of capital stock of the Corporation immediately prior to such consolidation or merger are entitled to receive shares representing 50% or more of the then outstanding shares of capital stock of the resulting or surviving corporation entitled to vote generally in the election of directors.

            (b) If on any date (i) the Corporation shall have failed to declare, or shall have failed to pay, the full amount of dividends payable on any series of Chicago Preferred Stock for six quarterly dividend periods or
(ii) a breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement shall have occurred, then the number

of directors constituting the Board of Directors shall, without further action, be increased by two and the holders of shares of Series H Preferred Stock shall have, in addition to the other voting rights set forth herein with respect to the Series H Preferred Stock, the exclusive right, together with the holders of all other series of Chicago Preferred Stock, voting separately as a single class together with the holders of such other series of Chicago Preferred Stock, to elect, two directors of the Corporation to fill such newly created directorship, by written consent as provided herein, or at a special meeting of such holders called as provided herein. Any such additional directors shall continue as directors (subject to reelection or removal as provided in Section 3(c)(ii)) and the holders of Series H Preferred Stock shall have such additional voting rights until such time as (A) dividends then payable on all series of Chicago Preferred Stock shall have been declared and paid in full and (B) there shall exist no breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement, as the case may be, at which time such additional directors shall cease to be directors, the number of directors constituting the Board of Directors shall be reduced by two and such additional voting rights of the holders of all series of Chicago Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent event of the character indicated above.

            (c) (i) The foregoing right of holders of shares of Series H Preferred Stock to take any action as provided in Section 3(b) may be exercised at any annual meeting of stockholders or at a special meeting of holders of shares of Chicago Preferred Stock, held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action.

            So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the President of the Corporation may call, and upon the written request of holders of record of at least 5% of the aggregate outstanding shares of Chicago Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the by-laws of the Corporation for the holding of meetings of stockholders.


                 (ii) At each meeting of stockholders at which the holders of shares of Series H Preferred Stock shall have the right, voting separately as a single class together with the holders of all other series of Chicago Preferred Stock, to elect two directors of the Corporation as provided in
Section 3(b) or to take any action, the presence in person or by proxy of the holders of record of one-third of the total aggregate number of shares of Chicago Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

                  (A) the absence of a quorum of the holders of shares of Chicago Preferred Stock, shall not prevent the election of directors other than those to be elected by the holders of shares of Chicago Preferred Stock, and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of directors to be elected by the holders of shares of Chicago Preferred Stock, or the taking of any action as provided in Section 3(b); and

                  (B) in the absence of a quorum of the holders of shares of Chicago Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Chicago Preferred Stock, from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

            For taking of any action as provided in Section 3(a) or Section 3(b) by the holders of shares of Series H Preferred Stock, each such holder shall have one vote . for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held; provided, however, that shares of Chicago Preferred Stock
                 --------  -------
held by the Corporation or any Subsidiary of the Corporation shall not be deemed to be outstanding for purposes of taking any action as provided in this
Section 3.

            Each director elected by the holders of shares of Chicago Preferred Stock, as provided in Section 3(b) shall, unless his term shall expire earlier in accordance with the provisions thereof, hold office until the annual meeting of

stockholders next succeeding his election or until his successor, if any, is elected and qualified.

            If any director so elected by the holders of Chicago Preferred Stock shall cease to serve as a director before his term shall expire (except by reason of the termination of the voting rights accorded to the holders of Chicago Preferred Stock, in accordance with Section 3(b)), the holders of the Chicago Preferred Stock then outstanding and entitled to vote for such director may, by written consent as provided herein, or at a special meeting of such holders called as provided herein, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

            Any director elected by the holders of shares of Chicago Pre@erred Stock, voting together as a separate class, may be removed from office with or without cause only by the vote or written consent of the holders of at least a majority of the aggregate outstanding shares of Chicago Preferred Stock at the time of removal. A special meeting of the holders of shares of Chicago Preferred Stock, may be called in accordance with the procedures set forth in
Section 3(c)(i).

Section 4. Certain Restrictions.
           --------------------

            (a) So long as any shares of Series H Preferred Stock remain outstanding, the Corporation shall not declare or make any Restricted Payment.

            (b) Whenever quarterly dividends payable on shares of Series H Preferred Stock as provided in Section 2(a) are not paid in full, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series H Preferred Stock shall have been paid in full or declared and set apart for payment at such time and thereafter until all necessary funds have been set apart for payment, or whenever the Corporation shall not have paid the optional Redemption Price, the Specified Corporate Action Redemption Price or the Maturity Redemption Price when due, at such time and thereafter until all such amounts have been paid in full or set apart for payment, the Corporation shall not: (A) declare or pay dividends, or make any other distributions, on any shares of Junior Stock, or
(B) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except dividends or distributions paid ratably on the Series H Preferred Stock and all Parity Stock on which dividends are payable and in arrears, in proportion to the total amounts to which the holders of all shares of the Series H Preferred Stock and Parity Stock are then entitled.


            (c) Whenever dividends payable on shares of Series H Preferred Stock as provided in Section 2 are not paid in full, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series H Preferred Stock shall have been paid in full or declared and set apart for payment, at such time and thereafter until all necessary funds have been set apart for payment, or whenever the Corporation shall not have paid the Optional Redemption Price, the Specified Corporate Action Redemption Price or the Maturity Redemption Price when due, at such time and thereafter until all such amounts have been paid in full or set apart for payment, the Corporation shall not redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock; provided,
                                                              --------
however, that (A) the Corporation may accept shares of any Parity Stock or
- -------
Junior Stock for conversion into Junior Stock and (2) the Corporation may at any time redeem, purchase or otherwise acquire shares of any Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation contained in such Parity Stock, pro rata with the Series H Preferred Stock in proportion to the total amount then required to be applied by the Corporation to redeem, repurchase, or otherwise acquire shares of Series H Preferred Stock and shares of such Parity Stock.

            (d) The Corporation shall not permit any Subsidiary of the Corporation, or cause any other Person, to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to Section 4(c), purchase such shares at such time and in such manner.

Section 5. Optional Redemption.
           -------------------

            (a) (i) The Corporation shall not have any right to redeem any shares of Series H Preferred Stock prior to December 30, 1999. Thereafter, subject to the restrictions contained in Section 4, the Corporation shall have the right, at its sole option and election, to redeem (the "Optional Redemption") all or a portion of the shares of Series H Preferred Stock, on not more than 45 nor less than 30 days' notice of the date of redemption (any such date, an "Optional Redemption Date") at a price per share (the "Optional Redemption Price") equal to the sum of (A) the following prices per share (stated as a percentage of the Liquidation Preference of such share) and (B) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Optional Redemption Date in immediately available funds:


                                                    Optional Redemption Price
   If Redeemed                                         as a Percentage of
During the Period                                    Liquidation Preference
- -----------------                                   -------------------------

December 30, 1999 to                                        106%
December 29, 2000

December 30, 2000 to                                        104.8%
December 29, 2001

December 30, 2001 to                                        103.6%
December 29, 2002

December 30, 2002 to                                        102.4%
December 29, 2003

December 30, 2003 to                                        101.2%
December 29, 2004


            (ii) If the Corporation shall have the right to, or shall determine to, redeem less than all the shares of Series H Preferred Stock then outstanding pursuant to paragraph (i), the shares to be redeemed shall be selected pro rata (as nearly as may be) so that the number of shares redeemed from each holder shall be the same proportion of all the shares to be redeemed that the total number of shares of Series H Preferred Stock then held by such holder bears to the total number of shares of Series H Preferred Stock then outstanding.

            (iii) Notwithstanding the foregoing, any shares of Series H Preferred Stock redeemed pursuant to this Section 5(a) at any time when the holders of shares of Series H Preferred Stock have the right to require the Corporation to redeem the shares of Series H Preferred Stock pursuant to
Section 6 or an event giving rise to such a right has occurred shall be redeemed at a price equal to higher of the price to be paid in Section 5(a) and the price to be paid pursuant to Section 6.

            (b) Notice of any Optional Redemption shall specify the Optional Redemption Date fixed for redemption, the Optional Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Series H Preferred Stock and that on and after the date of such Optional Redemption dividends will cease to accrue on such shares and be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 45, days prior to the Optional Redemption


Date; and, in any case, a similar notice shall be mailed at least 30, but not more than 45, days prior to the Optional Redemption Date to each holder of shares of Series H Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares o@ Series H Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series H Preferred Stock to be redeemed, or may cause the transfer books of the Corporation for the Series H Preferred Stock to be closed, not more than 60 days or less than 45 days prior to the Optional Redemption Date.

            (c) on the date of any Optional Redemption that is specified in a notice given pursuant to Section 5(b), the Corporation shall, and at any time after such notice shall have been mailed and before the Optional Redemption Date the Corporation may, deposit for the benefit of the holders of shares of Series H Preferred Stock the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, that is "well capitalized" within the meaning of applicable bank regulations and having a capital and surplus of at least $500,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the Optional Redemption Date shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series H Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Optional Redemption Price. Any interest accrued on funds deposited pursuant to this Section 5(c) shall be paid from time to time to the Corporation for its own account.

            (d) Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to Section 5(c) in respect of shares of Series H Preferred Stock to be redeemed pursuant to Section 5(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Optional Redemption Date (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of shares of Series H Preferred Stock to be redeemed shall cease and terminate, excepting only the right to receive the Optional Redemption Price therefor; provided, however, that if the Corporation shall default in the
          --------  -------
payment of the Optional Redemption Price, the shares of Series H Preferred Stock shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series H Preferred


Stock until such time as such default or failure shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Series H Preferred Stock.

            (e) Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares of Series H Preferred Stock receives such notice, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series H Preferred Stock. On or after the Optional Redemption Date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the optional Redemption Price. If less than all the shares evidenced by any such surrendered certificate are redeemed, a new certificate shall be issued evidencing the unredeemed shares.

Section 6. Mandatory Redemption at the Option
           of the Holder.
           ----------------------------------

            (a)   (i) If one or more events constituting a Specified
Corporate Action shall occur, each holder of shares of the Series H Preferred Stock shall have the right, at such holder's option on the date or dates specified in Section 6(a)(ii) (the "Specified Corporate Action Redemption Date"), to require the Corporation to redeem (a "Specified Corporate Action Redemption") all or any part of the shares of Series H Preferred Stock then held by such holder as such holder may elect at a price per share equal to the sum of (A) the Liquidation Preference of such share and (B) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Specified Corporate Action Redemption Date, in immediately available funds (the "Specified Corporate Action Redemption Price").

                  (ii) The date fixed for each Specified Corporate Action Redemption shall be fixed by the Corporation and shall be not less than 60 days nor more than 90 days following the occurrence of any Specified Corporate Action giving rise thereto (or, in the case of a Specified Corporate Action as described in clause (iii) of the definition of "Specified Corporate Action," not less than 60 days nor more than 90 days following the date on which the Corporation obtains actual knowledge of such Specified Corporate Action); provided, however, that in the event of a Specified Corporate Action that
- --------  -------
constitutes a Control Transaction, in addition to the dates fixed for a Specified Corporate Action Redemption as specified above, an additional Specified Corporate Action Redemption Date shall be set for the date and time immediately preceding the consummation of any such Control Transaction; provided, further, that, upon the request of a holder, the Board of Directors
- --------  -------
shall agree to extend the date of redemption in respect of any such Specified Corporate Action (without changing the consideration that is otherwise payable in respect of such redemption other than with respect to adjustments to the amount of accrued and unpaid dividends included in such redemption price) to the extent necessary for any holder of shares of Series H Preferred Stock to avoid liability under Section 16(b) of the Exchange Act, provided that no
                                                         --------
such redemption extension shall be for a period greater than six months. The Corporation shall, within 5 days of the occurrence of a Specified Corporate Action (or, in the case of a Specified Corporate Action described in clause
(iii) of the definition of "Specified Corporate Action," within 5 days of the date on which the Corporation obtains actual knowledge of such Specified Corporate Action), give notice thereof by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), and, in any case, a similar notice shall be mailed to each holder of shares of the Series H Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation. Each such notice shall specify the Specified Corporate Action that has occurred and the date of such occurrence, the place or places of payment, the then effective Specified Corporate Action Redemption Price and the date the right of such holder to require a Specified Corporate Action Redemption shall terminate.

                  (iii)  If the notice sent by the Corporation pursuant to
Section 6(a)(ii) shall contain (i) a form inquiring as to whether a holder of shares of Series H Preferred Stock intends to surrender the certificate(s) representing such shares for redemption pursuant to this Section 6(a) and (ii) a stamped self-addressed envelope for return of such form to the Corporation or its designee, within ten Business Days of such notice, each holder shall return such inquiry form to the Corporation and shall indicate in such form the proportion of such holder's shares of Series H Preferred Stock that will be surrendered for redemption pursuant to this Section 6(a). If such notice shall indicate that if a holder does not respond prior to ten Business Days after the date of such notice that such holder will be deemed to have notified the Corporation that it will not require the redemption of the shares of Series H Preferred Stock held by such holder for purposes of Section


3(b) and such holder does not respond to the Corporation's inquiry prior to ten Business Days after the date of such notice, such holder will be deemed to have notified the Corporation that it will not require the redemption of the shares of Series H Preferred Stock held by such holder for purposes of
Section 3(b). Nothing contained in this Section 6(a)(iii) shall affect the right of a holder of Series H Preferred Stock to require the Corporation to redeem such shares pursuant to Section 6(a)(i).

            (b) On the date fixed for any Specified Corporate Action Redemption, each holder of shares of Series H Preferred Stock who elects to have shares of Series H Preferred Stock held by it redeemed shall surrender the certificate representing such shares to the Corporation at the place designated in such notice, together with an election to have such redemption made and shall thereupon be entitled to receive payment therefor provided in this Section 6. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the date of such redemption (i) the rights to receive dividends thereon shall cease to accrue and (ii) all rights of the holders of shares of Series H Preferred Stock so redeemed shall cease and terminate, excepting only the right to receive the Specified Corporate Action Redemption Price therefor; provided, however, that
                                                      --------  -------
if the Corporation shall default in the payment of the applicable redemption price the shares of Series H Preferred Stock that were to be redeemed shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series H Preferred Stock until such time as such default shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Series H Preferred Stock.

Section 7. Redemption Upon Maturity.
           ------------------------

            (a) On December 30, 2004 (the "Maturity Date"), the Corporation shall redeem (the "Maturity Redemption") the remaining outstanding shares of the Series H Preferred Stock at a price per share (the "Maturity Redemption Price") equal to the sum of (A) 100% of the Liquidation Preference per share, and (B) an amount equal to accrued and unpaid dividends thereon, whether or not declared or payable, to the Maturity Date in immediately available funds.

            (b) Notice of the Maturity Redemption shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication

shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 60, days prior to the Maturity Date and, in any case, a similar notice shall be mailed at least 30, but not more than 60, days prior to the Maturity Date to each holder of shares of Series H Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation.

            (c) On the Maturity Date, the Corporation shall, and at any time after such notice shall have been mailed and before the Maturity Date the Corporation may, deposit for the benefit of the holders of shares of Series H Preferred Stock the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, that is "well capitalized within the meaning of applicable banking regulations and having a capital and surplus of at least $500,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series H Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Maturity Redemption Price. Any interest accrued and unpaid on funds deposited pursuant to this Section 5(c) shall be paid from time to time to the Corporation for its own account.

            (d) Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to Section 7(c) in respect of shares of Series H Preferred Stock to be redeemed pursuant to Section 7(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Maturity Date, (i) the rights to receive dividends thereon shall cease to accrue and (ii) all rights of the holders of shares of Series H Preferred Stock shall cease and terminate, excepting only the right to receive the Maturity Redemption Price therefor; provided,
                                                             --------
however, that if the Corporation shall default in the payment of the Maturity
- -------
Redemption Price, the shares of Series H Preferred Stock that were to be redeemed shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series H Preferred Stock until such time as such default shall no longer be continuing.

Section 8.  Acquired Shares.
            ---------------

            Any shares of Series H Preferred Stock exchanged, redeemed, purchased or otherwise acquired by the Corporation or

any of its Subsidiaries in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares of Series H Preferred Stock shall upon their cancellation become authorized but unissued shares of preferred stock, par value $4.00 per share, of the Corporation and, upon the filing of an appropriate certificate with the Department of State of the State of New York, may be reissued as part of another series of preferred stock, par value $4.00 per share, of the Corporation subject to the conditions or restrictions of issuance set forth herein, but in any event may not be reissued as shares of Series H Preferred Stock or Parity Stock unless all of the shares of Series H Preferred Stock issued on the Issue Date shall have already been redeemed or exchanged.

Section 9. Liquidation, Dissolution or Winding Up.
           --------------------------------------

            (a) If the Corporation shall commence a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due (any such event, a "Voluntary Liquidation Event"), or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction-in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series H Preferred Stock shall have received (A) if a Voluntary Liquidation Event shall have occurred, the Optional Redemption Price with respect to each share and (B) if a Voluntary Liquidation Event shall not have occurred, the Liquidation Preference and all accrued and unpaid dividends, whether or not declared or currently payable, to the date of distribution, with respect to each share, or (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series H Preferred Stock and all Parity Stock in proportion to the total amounts to which the holders of all shares of the Series H Preferred Stock (which

amounts are set forth in clauses (A) and (B) above) and Parity Stock are entitled upon such liquidation, dissolution or winding up.

            (b) Neither the consolidation or merger of the Corporation with or into any other Person nor the sale or transfer of all or any part of the Corporation's assets for cash, securities or other property shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 9.

Section 10.  Exchange.
             --------

            (a) Subject to the provisions of this Section 10, the Corporation shall have the right, with the consent of the holders of all of the outstanding shares of Series H Preferred Stock (which consent may be withheld for any reason whatsoever), at any time but on only one occasion, to exchange all (but not less than all) of the shares of Series H Preferred Stock for Subordinated Notes of the Corporation ("Subordinated Notes"), at a price per share equal to the Liquidation Preference per share, with the Subordinated Notes valued for such purpose at their face value. Simultaneously with such exchange the Corporation shall pay to each holder of Series H Preferred Stock an amount per share in cash equal to all accrued and unpaid dividends thereon, whether or not declared or currently payable, to the date fixed for exchange thereof. The Subordinated Notes shall have an annual interest rate equal to the annual dividend rate on Series H Preferred Stock and shall contain other terms substantially similar to the Series H Preferred Stock, including the date of maturity thereof.

            (b) Notice of an exchange of shares of Series H Preferred Stock pursuant to Section 10(a) shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 60, days prior to the date fixed for exchange; and, in any case, a similar notice shall be mailed at least 30, but not more than 60, days prior to the date fixed for exchange to each holder at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the exchange of shares of Series H Preferred Stock hereunder the Board of Directors may fix a record date for the determination of shares of Series H Preferred Stock to be exchanged, or may cause the transfer books of the Corporation for the Series H Preferred Stock to be closed, not more than 60 days or less than 30 days prior to the date fixed for exchange.


            (c) On the date of any exchange being made pursuant to Section 10(a) that is specified in a notice given Pursuant to Section 10(b), the Corporation shall, and at any time after the date that is 10 days prior to the date of exchange the Corporation may, deposit for the benefit of the holders of shares of Series H Preferred Stock to be exchanged (i) the Subordinated Notes necessary for such exchange and (ii) an amount in cash equal to all dividends payable with respect thereto upon such exchange with a bank or trust company in the Borough of Manhattan, The City of New York, that is "well capitalized" within the meaning of applicable banking regulations and having a capital and surplus of at least $500,000,000. Any Subordinated Notes so deposited by the Corporation and unclaimed at the end of two years from the date designated for such exchange shall revert to the Corporation. After such reversion, any such bank or trust company shall, upon demand, return to the Corporation such unclaimed Subordinated Notes and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series H Preferred Stock to be exchanged shall look only to the Corporation for the delivery of the Subordinated Notes. Any interest accrued on Subordinated Notes deposited pursuant to this Section 10(c) shall accrue for the accounts of, and be payable to, the holders of shares of Series H Preferred Stock to be exchanged therefor.

            (d) Notice of exchange having been given as aforesaid and not having been deemed terminated as aforesaid, upon the deposit of Subordinated Notes pursuant to clause (i) of Section 10(c) and the deposit of the cash referred to in clause (ii) of Section 10(c) in respect of shares of Series H Preferred Stock to be exchanged pursuant to Section 10(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the date of exchange designated in the notice of exchange (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon (except as provided in paragraph (b) above) shall cease to accrue, and (iii) all rights of the holders of shares of Series H Preferred Stock to be exchanged shall cease and terminate, excepting only the right to receive the Subordinated Notes therefor and the right to receive the dividends described in paragraph (b) above; provided, however, that if the Corporation shall default in the execution and
- --------  -------
delivery of the Convertible Notes, the shares of Series H Preferred Stock that were to be exchanged shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series H Preferred Stock until such time as such default shall no longer be continuing or shall have been waived by holders of at least


66-2/3% of the then outstanding shares of Series H Preferred Stock.

Article 5.  Series T Preferred Stock.
            ------------------------

Section 1.  Designation and Number.
            ----------------------

            (a) The shares of such series shall be designated as "Cumulative Preferred Stock, Series T" (the "Series T Preferred Stock"). The number of shares initially constituting the Series T Preferred Stock shall be 828,100, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then outstanding shares of Series T Preferred Stock.

            (b) The Series T Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank pari passu with the Corporation's $2.50 Cumulative Convertible Preferred
- ---- -----
Stock, Series A (the "Series A Preferred Stock"), $2.50 Cumulative Preferred Stock, Series B (the "Series B Preferred Stock"), Cumulative Convertible Preferred Stock, Series E (the "Series E Preferred Stock"), Cumulative Preferred Stock, Series G (the "Series G Preferred Stock"), Cumulative Preferred Stock, Series H (the "Series H Preferred Stock"), Cumulative Preferred Stock, Series F (the "Series F Preferred Stock" and together with the Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, the "Chicago Preferred Stock") and the New Preferred Stock (if any) (the Series A Preferred Stock, Series B Preferred Stock, Chicago Preferred Stock (other than the Series T Preferred Stock) and New Preferred Stock (if any) are collectively defined for the purposes of this
Article 5 as the "Other Preferred Stock") and prior to all other classes and series of capital stock of the Corporation now or hereafter authorized including, without limitation, the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock").

            (c) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Article 6 below.

Section 2.  Dividends and Distributions.
            ---------------------------

            (a) The holders of shares of Series T Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other capital stock of the Corporation other than the Other Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation at the time legally available

therefor, cumulative cash dividends at an annual rate on the Liquidation Preference thereof equal to 9.75% (subject to increase pursuant to Section 2(b)), calculated on the basis of a 360-day year consisting of twelve 30-day months, accruing and payable in equal quarterly payments, in immediately available funds, on the Business Day immediately preceding the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") commencing on the Business Day immediately preceding December 31, 1994; provided, however, that
                                                      --------  -------
with respect to such first Quarterly Dividend Payment Date, the holders of shares of Series T Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation at the time legally available therefor, a cumulative cash dividend in respect of each share of Series T Preferred Stock in the amount of (i) 9.75% (or the then effective annual rate) of the Liquidation Preference multiplied by (ii) a fraction equal to (A) the number of days from (and including) the Issue Date to (but excluding) such Quarterly Dividend Payment Date divided by (B) 360.
No interest shall be payable in respect of any dividend payment on the Series T Preferred Stock that may be in arrears.

            (b) If (i) a private placement or public offering of the New Preferred Stock or the New Senior Notes pursuant to which the Corporation shall receive at least $100,000,000 in gross proceeds is not consummated within 360 days after the termination of the Merger Agreement or (ii) the annual dividend rate on the New Preferred Stock or the annual interest rate on the New Senior Notes, as applicable, exceeds 13%, then the annual rate of the cumulative cash dividends shall be increased to a rate of 10.75%, effective
(x) in the case of clause (i), the date that is 360 days after the termination of the Merger Agreement and (y) in the case of clause (ii), the date of the issuance of the New Preferred Stock or the New Senior Notes, as applicable.
If on any date (A) all of the Purchaser Designees shall not have been elected to the Corporation's Board of Directors or any such Purchaser Designees shall not have been appointed to the committees of the Corporation's Board of Directors, in accordance with the provisions of Section 6.17 of the Securities Purchase Agreement, (B) the Corporation shall have failed to declare, or shall have failed to pay, the full amount of dividends payable on the Series T Preferred Stock for six quarterly dividend periods, (C) the Corporation shall have failed to satisfy its obligation to convert shares of Series E Preferred Stock pursuant to Article 1, Section 10 or (D) a breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement shall have occurred then, effective as of the date of such failure or

breach, the annual rate of the cumulative cash dividends shall be increased to a rate of 11.75% and shall remain at such rate until such time as (1) the Purchaser Designees shall have been elected to the Corporation's Board of Directors and appointed to the committees of the Corporation's Board of Directors in accordance with the provisions of Section 6.17 of the Securities Purchase Agreement, (2) all dividends accrued to date on the Series T Preferred Stock shall have been declared and paid in full, (3) any conversion obligations in respect of the Chicago Preferred Stock that have become due shall have been fully satisfied and (4) there shall exist no breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement, as the-case may be, at which time the annual rate of the cumulative cash dividends shall be reduced to a rate of 9.75%, subject to being increased to a rate of 11.75% in the event of each and every subsequent event of the character indicated above.

            (c) Dividends payable pursuant to Section 2(a) shall begin to accrue and be cumulative from the Issue Date, and shall accrue on a daily basis, in each case whether or not declared. Dividends paid on the shares of Series T Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares of Series T Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series T Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be not more than 60 days nor less than 10 days prior to the date fixed for the payment thereof. Accumulated but unsaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regular Quarterly Dividend Payment Date, to holders of record on such date, not more than 60 nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors.

            (d) The holders of shares of Series T Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

Section 3.  Voting Rights.
            -------------

            In addition to any voting rights provided by law, the holders of shares of Series T Preferred Stock shall have the following voting rights:


            (a)   Unless the consent or approval of a greater number of
shares shall then be required by law, the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series T Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to
(i) authorize, adopt or approve an amendment to the Certificate of Incorporation that would increase or decrease the par value of the shares of Series T Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series T Preferred Stock, (ii) amend, alter or repeal the Certificate of Incorporation so as to affect the shares of Series T Preferred Stock adversely or (iii) effect the voluntary liquidation, dissolution, winding up, recapitalization or reorganization of the
Corporation, or the consolidation or merger of the Corporation with or into any other Person, or the sale or other distribution to another Person of all or substantially all of the assets of the Corporation; provided, however, that no
                                                    --------  -------
separate vote of the holders of Series T Preferred Stock shall be required to effect any of the transactions described in clause (iii) above unless such transaction would either require a class vote pursuant to clause (i) or (ii) above or would require a vote by any shareholders of the Corporation (other than pursuant to this sentence); provided further, that no separate vote of
                                 -------- -------
the holders of the Series T Preferred Stock as a class shall be required in the case of a recapitalization, reorganization, consolidation or merger of, or sale by, the Corporation if (A) (a) such recapitalization, reorganization, consolidation, merger or sale constitutes a Specified Corporate Action, (b) the Corporation has sufficient funds legally available to it (after giving effect to such transaction) to redeem, at the then applicable price hereunder and pursuant to the terms hereof, all the outstanding shares of Series T Preferred Stock, (c) such redemption shall not be prohibited by any agreement to which the Corporation or any of its Subsidiaries is a party, by applicable law or otherwise, (d) the Board of Directors of the Corporation, including a majority of the directors who are not officers or employees of the Corporation, shall have adopted a resolution confirming that such funds are available and that the holders of Series T Preferred Stock have the right to require such redemption and (e) the Corporation shall have set aside sufficient funds through the Specified Corporation Action Redemption Date to redeem the shares of Series T Preferred Stock held by such holders (except that no funds need be set aside with respect to such shares held by any such holder who has theretofore notified the Corporation (whether pursuant to Section 6(a)(iii) or otherwise) that it will not require redemption of such shares) or (B) (1) the Corporation shall be the resulting or surviving corporation, (2) the resulting or

surviving corporation will have after such recapitalization, reorganization, consolidation or merger no Senior Stock or Parity Stock either authorized or outstanding (except such Parity Stock of the Corporation as may have been authorized or outstanding immediately preceding such consolidation or merger) or such stock of the resulting or surviving corporation (having the same powers, preferences and special rights of any such Parity Stock) as may be issued in exchange therefor), (3) each holder of shares of Series T Preferred Stock immediately preceding such recapitalization, reorganization, consolidation or merger will receive in exchange therefor the same number of shares of stock, with the same preferences, rights and powers, of the resulting or surviving corporation, (4) after such recapitalization, reorganization, consolidation.or merger the resulting or surviving corporation shall not be in breach of any of the terms hereof, any of the Material Provisions of the Securities Purchase Agreement or any of its material obligations under the Registration Rights Agreement and (5) all or substantially all the holders of the outstanding shares of capital stock of the Corporation immediately prior to such consolidation or merger are entitled to receive shares representing 50% or more of the then outstanding shares of capital stock of the resulting or surviving corporation entitled to vote generally in the election of directors.

            (b) If on any date (i) the Corporation shall have failed to declare, or shall have failed to pay, the full amount of dividends payable on any series of Chicago Preferred Stock for six quarterly dividend periods or
(ii) a breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement shall have occurred, then the number of directors constituting the Board of Directors shall, without further action, be increased by two and the holders of shares of Series T Preferred Stock shall have, in addition to the other voting rights set forth herein with respect to the Series T Preferred Stock, the exclusive right, together with the holders of all other series of Chicago Preferred Stock, voting separately as a single class together with the holders of such other series of Chicago Preferred Stock, to elect two directors of the Corporation to fill such newly created directorship, by written consent as provided herein, or at a special meeting of such holders called as provided herein. Any such additional directors shall continue as directors (subject to reelection or removal as provided in Section 3(c)(ii)) and the holders of Series T Preferred Stock shall have such additional voting rights until such time as (A) dividends then payable on all series of Chicago Preferred Stock shall have been declared and paid in full and (B) there shall exist no breach of any of the Material Provisions of the Securities Purchase Agreement or any

of the Corporation's material obligations under the Registration Rights Agreement, as the case may be, at which time such additional directors shall cease to be directors, the number of directors constituting the Board of Directors shall be reduced by two and such additional voting rights of the holders of all series of Chicago Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent event of the character indicated above.

            (c) (i) The foregoing right of holders of shares of Series T Preferred Stock to take any action as provided in Section 3(b) may be exercised at any annual meeting of stockholders or at a special meeting of holders of shares of Chicago Preferred Stock, held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action.

            So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the President of the Corporation may call, and upon the written request of holders of record of at least 5% of the aggregate outstanding shares of Chicago Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the by-laws of the Corporation for the holding of meetings of stockholders.

            (ii) At each meeting of stockholders at which the holders of shares of Series T Preferred Stock shall have the right, voting separately as a single class together with the holders of all other series of Chicago Preferred Stock, to elect two directors of the Corporation as provided in
Section 3(b) or to take any action, the presence in person or by proxy of the holders of record of one-third of the total aggregate number of shares of Chicago Preferred Stock then outstanding and entitled to vote on the matter shall be necessary.and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

            (A) the absence of a quorum of the holders of shares of Chicago Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of shares of Chicago Preferred Stock, and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of

            directors to be elected by the holders of shares of Chicago Preferred Stock, or the taking of any action as provided in
            Section 3(b); and

                  (B) in the absence of a quorum of the holders of shares of Chicago Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Chicago Preferred Stock, from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

            For taking of any action as provided in Section 3(a) or Section 3(b) by the holders of shares of Series T Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held; provided, however, that shares of Chicago Preferred Stock
                 --------  -------
held by the Corporation or any Subsidiary of the Corporation shall not be deemed to be outstanding for purposes of taking any action as provided in this
Section 3.

            Each director elected by the holders of shares of Chicago Preferred Stock, as provided in Section 3(b) shall, unless his term shall expire earlier in accordance with the Provisions thereof, hold office until the annual meeting of stockholders next succeeding his election or until his successor, if any, is elected and qualified.

            If any director so elected by the holders of Chicago Preferred Stock shall cease to serve as a director before his term shall expire (except by reason of the termination of the voting rights accorded to the holders of Chicago Preferred Stock, in accordance with Section 3(b)), the holders of the Chicago Preferred Stock then outstanding and entitled to vote for such director may, by written consent as provided herein, or at a special meeting of such holders called as provided herein, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

            Any director elected by the holders of shares of Chicago Preferred Stock, voting together as a separate class, may be removed from office with or without cause only by the vote or written consent of the holders of at least a majority of the aggregate outstanding shares of Chicago Preferred Stock

at the time of removal. A special meeting of the holders of shares of Chicago Preferred Stock, may be called in accordance with the procedures set forth in
Section 3(c)(i).

Section 4. Certain Restrictions.
           --------------------

            (a) So long as any shares of Series T Preferred Stock remain outstanding, the Corporation shall not declare or make any Restricted Payment.

            (b) Whenever quarterly dividends payable on shares of Series T Preferred Stock as provided in Section 2(a) are not paid in full, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series T Preferred Stock shall have been paid in full or declared and set apart for payment at such time and thereafter until all necessary funds have been set apart for payment, or whenever the Corporation shall not have paid the Optional Redemption Price, the Specified Corporate Action Redemption Price, the Conversion Redemption Price, the Special Redemption Price or the Maturity Redemption Price when due, at such time and thereafter until all such amounts have been paid in full or set apart for payment, the Corporation shall not: (A) declare or pay dividends, or make any other distributions, on any shares of Junior Stock, or (B) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except dividends or distributions paid ratably on the Series T Preferred Stock and all Parity Stock on which dividends are payable and in arrears, in proportion to the total amounts to which the holders of all shares of the Series T Preferred Stock and Parity Stock are then entitled.

            (c) Whenever dividends payable on shares of Series T Preferred Stock as provided in Section 2 are not paid in full, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series T Preferred Stock shall have been paid in full or declared and set apart for payment, at such time and thereafter until all necessary funds have been set apart for payment, or whenever the Corporation shall not have paid the Optional Redemption Price, the Specified Corporate Action Redemption Price, the Conversion Redemption Price, the Special Redemption Price or the Maturity Redemption Price when due, at such time and thereafter until all such amounts have been paid in full or set apart for payment, the Corporation shall not redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock; provided, however,
                                                          --------  -------
that (A) the Corporation may accept shares of any Parity Stock or Junior Stock for conversion into Junior Stock and (B) the Corporation may at any time redeem, purchase or otherwise acquire shares of any


Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation contained in such Parity Stock, pro rata with the Series T Preferred Stock in proportion to the total amount then required to be applied by the Corporation to redeem, repurchase, or otherwise acquire shares of Series T Preferred Stock and shares of such Parity Stock.

            (d) The Corporation shall not permit any Subsidiary of the Corporation, or cause any other Person, to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to Section 4(c), purchase such shares at such time and in such manner.

Section 5. Optional Redemption.
           -------------------

            (a) (i) The Corporation shall not have any right to redeem any shares of Series T Preferred Stock prior to December 30, 2001. Thereafter,
(A) at any time, so long as shares of Common Stock shall have traded on the New York Stock Exchange (or another national securities exchange or on Nasdaq) on each trading day during a 30-consecutive trading day period (each of which trading days shall be after December 30, 2001 and no more than 5 Business Days prior to the date notice is given of an Optional Redemption (as defined below)) and had a Closing Price on at least 20 of such trading days in excess of 150% of the Conversion Amount in effect on such trading day as determined pursuant to Section 11, subject to the restrictions contained in Section 4 or
(B) at any time after December 30, 2009, the Corporation shall have the right, at its sole option and election, to redeem (the "Optional Redemption") all or a portion of the shares of Series T Preferred Stock, on not more than 45 nor less than 30 days, notice of the date of redemption (any such date, an "Optional Redemption Date") at a price per share (the "Optional Redemption Price") equal to the sum of (A) the following prices per share (stated as a percentage of the Liquidation Preference of such share), (B) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Optional Redemption Date and (C) the Additional Amount (as defined in Section 11), in immediately available funds:

                                                  Optional Redemption Price
   If Redeemed                                        as a Percentage of
During the Period                                  Liquidation Preference
- -----------------                                 --------------------------

December 30, 2001 to                                      102.775%
December 29, 2002


December 30, 2002 to                                      101.850%
December 29, 2003

December 30, 2003 to                                      100.925%
December 29, 2004

December 30, 2004 and                                     100%
thereafter


            (ii) If the Corporation shall have the right to, or shall determine to, redeem less than all the shares of Series T Preferred Stock then outstanding pursuant to paragraph (i), the shares to be redeemed shall be selected pro rata (as nearly as may be) so that the number of shares redeemed from each holder shall be the same proportion of all the shares to be redeemed that the total number of shares of Series T Preferred Stock then held by such holder bears to the total number of shares of Series T Preferred Stock then outstanding.

            (iii) Notwithstanding the foregoing, any shares of Series T Preferred Stock redeemed pursuant to this Section 5(a) at any time when the holders of shares of Series T Preferred Stock have the right to require the Corporation to redeem the shares of Series T Preferred Stock pursuant to
Section 6 or an event giving rise to such a right has occurred shall be redeemed at a price equal to higher of the price to be paid in Section 5(a) and the price to be paid pursuant to Section 6.

            (b) Notice of any Optional Redemption shall specify the Optional Redemption Date fixed for redemption, the Optional Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Series T Preferred Stock and that on and after the date of such Optional Redemption dividends will cease to accrue on such shares and be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 45, days prior to the Optional Redemption Date; and, in any case, a similar notice shall be mailed at least 30, but not more than 45, days prior to the Optional Redemption Date to each holder of shares of Series T Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares of Series T Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series T Preferred Stock to be redeemed, or may cause the transfer books of the Corporation for the Series T Preferred


Stock to be closed, not more than 60 days or less than 45 days ,prior to the optional Redemption Date.

            (c) On the date of any Optional Redemption that is specified in a notice given pursuant to Section 5(b), the Corporation shall, and at any time after such notice shall have been mailed and before the optional Redemption Date the Corporation may, deposit for the benefit of the holders of shares' of Series T Preferred Stock the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, that is "well capitalized" within the meaning of the applicable bank regulations and having a capital and surplus of at least $500,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the Optional Redemption Date shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series T Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Optional Redemption Price. Any interest accrued on funds deposited pursuant to this Section 5(c) shall be paid from time to time to the Corporation for its own account.

            (d) Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to Section 5(c) in respect of shares of Series T Preferred Stock to be redeemed pursuant to Section 5(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Optional Redemption Date (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of shares of Series T Preferred Stock to be redeemed shall cease and terminate, excepting only the right to receive the Optional Redemption Price therefor; provided, however, that if the Corporation shall default in the
          --------  -------
payment of the Optional Redemption Price, the shares of Series T Preferred Stock shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series T Preferred Stock until such time as such default or failure shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Series T Preferred Stock.

            (e) Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares of Series T Preferred Stock receives such notice, and failure to give such notice by mail, or

any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series T Preferred Stock. On or after the Optional Redemption Date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Optional Redemption Price. If less than all the shares evidenced by any such surrendered certificate are redeemed, a new certificate shall be issued evidencing the unredeemed shares.

Section 6. Mandatory Redemption at the Option
           of the Holder.
           ----------------------------------

            (a) (i) If one or more events constituting a Specified Corporate Action shall occur, each holder of shares of the Series T Preferred Stock shall have the right, at such holder's option on the date or dates specified in Section 6(a)(ii) (the "Specified Corporate Action Redemption Date"), to require the Corporation to redeem (a "Specified Corporate Action Redemption") all or any part of the shares of Series T Preferred Stock then held by such holder as such holder may elect at a price per share equal to the greater of (I) the sum of (A) the following prices per share (stated as a percentage of the Liquidation Preference of such share) and (B) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Specified Corporate Action Redemption Date

 If the Specified Corporate                       Specified Corporate Action
   Action Redemption Date                       Redemption as a Percentage of
  Occurs During the Period                         Liquidation Preference
  ------------------------                      ------------------------------

December 30, 1994 to                                      110.4%
June 29, 1995

June 30, 1995 to                                          116.8%
December 29, 1995

December 30, 1995 to                                      126.7%
June 29, 1996

June 30, 1996 and                                         138.0%
thereafter


and (II) the sum of (x) 100% of the Liquidation Preference of such share,
(y) an amount per share equal to all accrued and

unpaid dividends thereon whether or not declared or payable to the Specified Corporate Action Redemption Date and (z) the Additional Amount-- measured as of the date of any such redemption, in either case in immediately available funds (the "Specified Corporate Action Redemption Price").

                  (ii) The date fixed for each Specified Corporate Action Redemption shall be fixed by the Corporation and shall be not less than 60 days nor more than 90 days following the occurrence of any Specified Corporate Action giving rise thereto (or, in the case of a Specified Corporate Action as described in clause (iii) of the definition of "Specified Corporate Action," not less than 60 days nor more than 90 days following the date on which the Corporation obtains actual knowledge of such Specified Corporate Action); provided, however, that in the event of a Specified Corporate Action that
- --------  -------
constitutes a Control Transact@ion, in addition to the dates fixed for a Specified Corporate Action Redemption as specified above, an additional Specified Corporate Action Redemption Date shall be set for the date and time immediately preceding the consummation of any such Control Transaction (and the Market Price utilized in determining the Additional Amount for the purposes of such Specified Corporate Action Redemption shall be the highest price per share of Common Stock paid by any acquiror in such Control Transaction); provided, further, that, upon the request of a holder, the Board
              --------  -------
of Directors shall agree to extend the date of redemption in respect of any such Specified Corporate Action (without changing the consideration that is otherwise payable in respect of such redemption other than with respect to adjustments to the amount of accrued and unpaid dividends included in such redemption price) to the extent necessary for any holder of shares of Series T Preferred Stock to avoid liability under Section 16(b) of the Exchange Act, provided that no such redemption extension shall be for a period greater than
- --------
six months. The Corporation shall, within 5 days of the occurrence of a Specified Corporate Action (or, in the case of a Specified Corporate Action described in clause (iii) of the definition of "Specified Corporate Action," within 5 days of the date on which the Corporation obtains actual knowledge of such Specified Corporate Action), give notice thereof by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), and, in any case, a similar notice shall be mailed to each holder of shares of the Series T Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation. Each such notice shall specify the Specified Corporate Action that has occurred and the date of such occurrence, the place or places

of payment, the then effective Specified Corporate Action Redemption Price and the date the right of such holder to require a Specified Corporate Action Redemption shall terminate.

                  (iii)  if the notice sent by the Corporation pursuant to
Section 6(a)(ii) shall contain (i) a form inquiring as to whether a holder of shares of Series T Preferred Stock intends to surrender the certificate(s) representing such shares for redemption pursuant to this Section 6(a) and (ii) a stamped self-addressed envelope for return of such form to the Corporation or its designee, within ten Business Days of such notice, each holder shall return such inquiry form to the Corporation and shall indicate in such form the proportion of such holder's shares of Series T Preferred Stock that will be surrendered for redemption pursuant to this Section 6(a). If such notice shall indicate that if a holder does not respond prior to ten Business Days after the date of such notice that such holder will be deemed to have notified the Corporation that it will not require the redemption of the shares of Series T Preferred Stock held by such holder for purposes of Section 3(b) and such holder does not respond to the Corporation's inquiry prior to ten Business Days after the date of such notice, such holder will be deemed to have notified the Corporation that it will not require the redemption of the shares of Series T Preferred Stock held by such holder for purposes of Section 3(b). Nothing contained in this Section 6(a)(iii) shall affect the right of a holder of Series T Preferred Stock to require the Corporation to redeem such shares pursuant to Section 6(a)(i).

            (b) If at any time the Additional Amount is greater than 0, then each holder of shares of the Series T Preferred Stock shall have the right, at such holder's option exercisable at any time (such time, the "Conversion Date") on 30 days' notice to the Corporation, to require the Corporation to redeem (a "Conversion Redemption") all or any part of the shares of Series T Preferred Stock then held by such holder at a price per share (the "Conversion Redemption Price") equal to the sum of (A) 100% of the Liquidation Preference of such shares, (B) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Conversion Redemption Date and (C) the Additional Amount, in immediately available funds. Notwithstanding the foregoing, if the redemption of any portion of such shares would in the judgment of the Board of Directors of the Corporation have a material adverse effect on the Corporation, then the Corporation may elect to deliver with respect to such shares, in lieu of cash, notes, including subordinated notes, of the Corporation ("Notes") (x) having a final maturity date no later than ten years from the date of issuance, and (y) having such other

terms and conditions as shall result in a determination that such Notes have a fair market value as of the date of their proposed issuance at least equal to the sum of (1) the Conversion Redemption Price with respect to such shares and
(2) customary underwriting discounts and commissions payable with respect to the sale of securities of a type comparable to the Notes, or shares of nonconvertible preferred stock ("Redemption Preferred Stock") having the terms and conditions described in clauses (x) and (y) in lieu of Notes. The Corporation shall use its best efforts to cause the Notes or the Redemption Preferred Stock to be registered for immediate resale pursuant to an effective registration statement under the Securities Act prior to the issuance thereof. If such registration statement is not effective within 120 days of the date of such issuance then the annual interest rate of the Notes or the annual dividend rate of the Redemption Preferred Stock, as applicable, shall be increased by 0.5% per annum until such securities are sold pursuant to an effective registration statement under the Securities Act. For purposes of this Section 6(b), "fair market value" shall mean the fair market value of the Notes or Redemption Preferred Stock, as the case may be, as determined by an investment banking firm of national standing selected by the Corporation and reasonably acceptable to the holders of a majority of the shares of Series T Preferred Stock electing to effect such Conversion Redemption. In the case that the Corporation shall be entitled to deliver either Notes or Redemption Preferred Stock, it shall be the election of the Corporation whether to deliver such Notes or Redemption Preferred Stock, except that, if, the sale of the security to be delivered by the Corporation to effect a Conversion Redemption would give rise to an additional liability on the part of such holder upon the sale thereof and it shall so notify the Corporation in writing, the Corporation shall deliver to such holder the other type of security specified in such notice.

            (c) Each holder of shares of the Series T Preferred Stock.shall have the right, at such holder's option exercisable at any time on 30 days' notice to the Corporation on or after December 30, 2009 (the date of any such exercise, the "Special Redemption Date"), to require the Corporation to redeem (a "Special Redemption") all or any part of the shares of Series T Preferred Stock then held by such holder as such holder may elect by written notice delivered at least 30 days prior to the Special Redemption Date at a price per share equal to the sum of (A) 100% of the Liquidation Preference of such share, (B) an amount per share equal to all accrued and unpaid dividends thereon whether or not declared or payable to the Special Redemption Date and
(C) the Additional Amount, determined as of the date immediately prior to the Special Redemption Date (the "Special Redemption Price") in immediately available funds.


        (d)   On the date fixed for any Specified Corporate Action
Redemption or on any Conversion Redemption Date or Special Redemption Date, each holder of shares of Series T Preferred Stock who elects to have shares of Series T Preferred Stock held by it redeemed shall surrender the certificate representing such shares to the Corporation (i) at the place designated in such notice in the case of a Specified Corporate Action Redemption or (ii) at the Corporation's principal place of business to be maintained by it, in the case of a Conversion Redemption or Special Redemption, together with an election to have such redemption made and shall thereupon be entitled to receive payment therefor provided in this Section 6. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the date of such redemption (i) the rights to receive dividends thereon shall cease to accrue and (ii) all rights of the holders of shares of Series T Preferred Stock so redeemed shall cease and terminate, excepting only the right to receive the Specified Corporate Action Redemption Price or Conversion Redemption Price or Special Redemption Price therefor, as applicable; provided, however, that if the Corporation shall default in the payment of the
- --------  -------
applicable redemption price the shares of Series T Preferred Stock that were to be redeemed shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series T Preferred Stock until such time as such default shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Series T Preferred Stock.

Section 7. Redemption Upon Maturity.
           ------------------------

            (a) On December 30, 2034 (the "Maturity Date"), the Corporation shall redeem (the "Maturity Redemption") the remaining outstanding shares of the Series T Preferred Stock at a price per share (the "Maturity Redemption Price") equal to the sum of (A) 100% of the Liquidation Preference per share,
(B) an amount equal to accrued and unpaid dividends thereon, whether or not declared or payable, to the Maturity Date and (C) the Additional Amount, determined as of the date immediately prior to the Maturity Date, in immediately available funds.

            (b) Notice of the Maturity Redemption shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 60, days prior to the Maturity Date and, in any case, a similar notice shall be mailed at least 30, but not more than 60, days prior to the Maturity Date to each holder of shares of Series T


Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation.

            (c) on the Maturity Date, the Corporation shall, and at any time after such notice shall have been mailed and before the Maturity Date the Corporation may, deposit for the benefit of the holders of shares of Series T Preferred Stock the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, that is "well capitalized" within the meaning of the applicable banking regulations and having a capital and surplus of at least $500,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series T Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Maturity Redemption Price. Any interest accrued and unpaid on funds deposited pursuant to this
Section 5(c) shall be paid from time to time to the Corporation for its own account.

            (d) Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to Section 7(c) in respect of shares of Series T Preferred Stock to be redeemed pursuant to Section 7(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Maturity Date, (i) the rights to receive dividends thereon shall cease to accrue and (ii) all rights of the holders of shares of Series T Preferred Stock shall cease and terminate, excepting only the right to receive the Maturity Redemption Price therefor; provided,
                                                             --------
however, that if the Corporation shall default in the payment of the Maturity
- -------
Redemption Price, the shares of Series T Preferred Stock that were to be redeemed shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series T Preferred Stock until such time as such default shall no longer be continuing.

Section 8. Acquired Shares.
           ---------------

            Any shares of Series T Preferred Stock exchanged, redeemed, purchased or otherwise acquired by the Corporation or any of its Subsidiaries in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares of Series T Preferred Stock shall upon their cancellation become authorized but unissued shares of preferred stock, par value $4.00 per share, of the Corporation and, upon

the filing of an appropriate certificate with the Department of State of the State of New York, may be reissued as part of another series of preferred stock, par value $4.00 Per share, of the Corporation subject to the conditions or restrictions on issuance set forth herein, but in any event may not be reissued as shares of Series T Preferred Stock or Parity Stock unless all of the shares of Series T Preferred Stock issued on the Issue Date shall have already been redeemed or exchanged.

Section 9. Liquidation, Dissolution or Winding Up.
           --------------------------------------

            (a) If the Corporation shall commence a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due (any such event, a "Voluntary Liquidation Event"), or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series T Preferred Stock shall have received (A) if a Voluntary Liquidation Event shall have occurred, the Optional Redemption Price with respect to each share and (B) if a Voluntary Liquidation Event shall not have occurred, the Liquidation Preference and all accrued and unpaid dividends, whether or not declared or currently payable, to the date of distribution, with respect to each share, or (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series T Preferred Stock and all Parity Stock in proportion to the total amounts to which the holders of all shares of the Series T Preferred Stock (which amounts are set forth in clauses (A) and (B) above) and Parity Stock are entitled upon such liquidation, dissolution or winding up.


            (b) Neither the consolidation or merger of the Corporation with or into any other Person nor the sale or transfer of all or any part of the Corporation's assets for cash, securities or other property shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 9.

Section 10.   [Intentionally omitted.]

Section 11.  Additional Amount.
             -----------------

            (a) For the purposes of this Article 5, "Additional Amount" shall mean an amount per share equal to the product of (i) the excess of the sum of (1) the Market Price of a share of Common Stock and (2) if the Corporation shall have issued a right or rights with respect to its outstanding shares of Common Stock pursuant to a shareholder rights plan, "poison pill" or similar arrangement, during the period commencing on the "distribution date" of such right or rights (i.e., the date on which such
                                             ----
right or rights commence to trade separately from the Common Stock) and ending on the "triggering date" of such right or rights (i.e., the date on which
                                                   ----
such right or rights commence to be exercisable), the Market Price of such right or rights over the Conversion Amount, in effect as hereinafter determined and (ii) (x) the Liquidation Preference divided by (y) such Conversion Amount, in all cases calculated as of the applicable determination date. The Additional Amount shall in no event be less than zero. The Conversion Amount initially shall be $15.75, and shall thereafter be subject to adjustment as set forth in Section 11(b). For the purpose of calculating the Additional Amount in connection with an Optional Redemption, Specified Corporate Action Redemption, Special Redemption or Conversion Redemption, except as otherwise set forth in Section 6(a)(ii), the Market Price of the Common Stock and, if applicable, rights shall be the average of the Market Price of such securities on the five trading days immediately preceding and the five trading days immediately following the date of notice of such redemption.

            (b) The Conversion Amount shall be subject to adjustment as follows:

                  (i) In case the Corporation shall at any time or from time to time (A) pay a dividend or make a distribution on the outstanding shares of Common Stock in Common Stock (other than pursuant to a dividend reinvestment plan approved by the Corporation's Board of Directors), (B) subdivide the outstanding shares of Common Stock into a larger number of shares, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue any shares of its

capital stock in a reclassification of the Common Stock, then, and in each such case, the Conversion Amount in effect immediately prior to such event shall be adjusted so that if the holder of any share of Series T Preferred Stock were entitled to convert such share into such number of shares of Common Stock as equals the Liquidation Preference divided by the Conversion Amount and such holder thereafter surrendered such share for conversion, such holder would be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above had such share of Series T Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this
Section 11(b)(i) shall become effective retroactively (A) in the case of any such dividend or distribution, to the opening of business on the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (B) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                  (ii) In case the Corporation shall at any time or from time to time issue or sell shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock (other than options granted to any employee or director of the Corporation pursuant to a stock option plan approved by the shareholders of the Corporation)) for a consideration per share less than the Conversion Amount then in effect at the record date or issuance date, as the case may be (the "Date") referred to in the following sentence, including, without limitation, upon exercise of rights issued pursuant to a shareholder rights plan, "poison pill" or similar arrangement (treating the price per share of any security convertible or exchangeable or exercisable into Common Stock as equal to (A) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any antidilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (B) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), other than issuances or sales for which an adjustment is made pursuant to another paragraph of this Section 11(b), then, and in each such case, the Conversion Amount then in effect shall be adjusted by dividing the Conversion Amount in effect on the day immediately prior to the Date by a fraction (x) the numerator of which

shall he the sum of the number of shares of Common Stock outstanding immediately prior to the Date plus the number of additional shares of Common stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the Date plus the number of shares of Common Stock that the aggregate consideration (if any of such aggregate consideration is other than cash, as valued by the Board of Directors including a majority of the Directors who are not officers or employees of the Corporation or any of its Subsidiaries, which determination shall be conclusive and described in a resolution of the Board of Directors) for the total number of such additional shares of Common Stock so issued (or into which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon conversion, exchange or exercise of such security) would purchase at the Conversion Amount. Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business
(i) in the case of issuance to stockholders of the Corporation, as such, on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights and (ii) in all other cases, on the date ("issuance date") of such issuance; provided, however,
                                                       --------  -------
that the determination as to whether an adjustment is required to be made pursuant to this Section 11(b)(ii) shall only be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights, and not upon the issuance of the security into which such convertible or exchangeable security converts or exchanges, or the security underlying such option, warrants or other right; provided, further, that if
                                                 --------  -------
any convertible or exchangeable securities, options, warrants or other rights (or any portions thereof) that shall have given rise to an adjustment pursuant to this Section 11(b)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Amount hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (x) eliminating from the computation any additional shares of Common Stock corresponding to such convertible or exchangeable securities, options, warrants or other rights

as shall have expired or terminated, (y) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such convertible or exchangeable securities, options, warrants or other rights as having been issued for the consideration actually received and receivable therefor and (z) treating any of such convertible or exchangeable securities, options, warrants or other rights that remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

                  (iii) In case the Corporation shall at any time or from time to time distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the resulting or surviving corporation and the Common Stock is not changed or exchanged or a redemption of any rights or other securities issued pursuant to a shareholder rights plan, "poison pill" or similar arrangement) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding (A) Permitted Dividends described in clause (B) of the definition thereof and (B) securities for which adjustment is made under Section 11(b)(i) or Section 11(b)(ii)), then, and in each such case, the Conversion Amount then in effect shall be adjusted by dividing the Conversion Amount in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock on the record date referred to below and (y) the denominator of which shall be such Current Market Price of the Common Stock less the then Fair Market Value (as determined by the Board of Directors of the Corporation, which determination shall be conclusive) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator not to be less than one). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                  (iv) In the case the Corporation at any time or from time to time shall take any action affecting its Common Stock, other than an action described in any of Section 11(b)(i) through Section 11(b)(iii), inclusive, then, the Conversion Amount shall be adjusted in such manner and at such time as the Board of Directors of the Corporation (other than Purchaser Designees or directors elected pursuant to Section


3(b)) in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Series T Preferred Stock).

                  (v) The Corporation may make such reductions in the Conversion Amount, in addition to those required by subparagraphs (i), (ii),
(iii) or (iv) of this Section 11(b), as the Board of Directors considers to be advisable in order to avoid or to diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                  (vi) Notwithstanding anything contained in this Section 11(b), no adjustment to the Conversion Amount shall be made with respect to any rights issued pursuant to a shareholder rights plan, "poison pill" or similar arrangement unless the "triggering date" (i.e., the date on which
                                                  ----
such rights commence to be exercisable) shall have occurred or such rights shall have been redeemed, in which event adjustments under clause (ii) and clause (iii), respectively, shall be made.

            (c) if the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Amount then in effect shall be required by reason of the taking of such record.

            (d) upon any increase or decrease in the Conversion Amount, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Series T Preferred Stock at least 10 Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Amount then in effect following such adjustment.

Section 12.  Sinking Fund.
             ------------

            (a) So long as any shares of Series T Preferred Stock shall be outstanding, the Corporation shall, on the final business day (any such date, the "Sinking Fund Date") of each calendar year after 2003, (i) set aside a sum of money equal to


3-1/3% of the aggregate liquidation preference of the shares of Series T Preferred Stock then outstanding, and (ii) apply such money to redeem such number of shares of Series T Preferred stock at the Sinking Fund Redemption Price (the Corporation's obligations described in this paragraph in respect of any Sinking Fund Date being hereinafter referred to as the "Sinking Fund Obligation" for such date) at a price per share (the "Sinking Fund Redemption Price") equal to the sum of (A) the Liquidation Preference of such share, (B) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Sinking Fund Date and (C) the Additional Amount (as defined in Section 11), determined as of the date immediately prior to the Sinking Fund Date, in immediately available funds; provided, however, that if the Corporation for any reason fails to discharge
- --------  -------
its Sinking Fund Obligation on any Sinking Fund Date, such Sinking Fund Obligation, to the extent not discharged, shall become an additional Sinking Fund Obligation for each succeeding Sinking Fund Date until fully discharged; provided, further, that no shares of Series T Preferred Stock purchased or
- --------  -------
acquired by the Corporation otherwise than through redemption pursuant to this paragraph or pursuant to an Optional Redemption may be credited against the Sinking Fund obligation in respect of any Sinking Fund Date.

            (b) Notice of the Sinking Fund Redemption shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 60, days prior to the Sinking Fund Date and, in any case, a similar notice shall be mailed at least 30, but not more than 60, days prior to the Sinking Fund Date to each holder of shares of Series T Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation.

            (c)   The shares to be redeemed pursuant to paragraph (a)   shall
be selected pro rata (as nearly as may be) so that the number of shares redeemed from each holder shall be the same proportion of all the shares to be redeemed that the total number of shares of Series T Preferred Stock then held by such holder bears to the total number of shares of Series T Preferred Stock then outstanding.

            (d) On the Sinking Fund Date, the Corporation shall, and at any time after such notice shall have been mailed and before the Sinking Fund Date the Corporation may, deposit for the benefit of the holders of shares of Series T Preferred Stock the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New


York, that is "well capitalized" within the meaning of the applicable banking regulations and having a capital and surplus of at least $500,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series T Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Sinking Fund Redemption Price. Any interest accrued and unpaid on funds deposited pursuant to this Section 12(c) shall be paid from time to time to the Corporation for its own account.

            (e) Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to Section 12(c) in respect of shares of Series T Preferred Stock to be redeemed pursuant to Section 12(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Sinking Fund Date, (i) the rights to receive dividends thereon shall cease to accrue and (ii) all rights of the holders of shares of Series T Preferred Stock shall cease and terminate, excepting only the right to receive the Sinking Fund Redemption Price therefor; provided,
                                                                 --------
however, that if the Corporation shall default in the payment of the Sinking
- -------
Fund Redemption Price, the shares of Series T Preferred Stock that were to be redeemed shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series T Preferred Stock until such time as such default shall no longer be continuing.

Section 13.  Exchange for Series E Preferred Stock.
             --------------------------------------

            (a)   Exchange.  Outstanding shares of Series T Preferred Stock
                  --------
shall be exchangeable at any time and from time to time by the holder thereof into shares of Series E Preferred Stock having the same aggregate liquidation preference as the shares of Series T Preferred Stock exchanged therefor, upon two business days' written notice by such holder of the election to effect such exchange (each such exchange, an "Exchange" and all such Exchanges collectively, the "Exchange"), subject to the satisfaction or waiver of all applicable conditions set forth in Section 13(b), and, upon any such Exchange, any accrued and unpaid dividends with respect to the shares of Series T Preferred Stock exchanged shall become accrued and unpaid dividends on the shares of Series E Preferred Stock exchanged therefor.


            (b)   Conditions to Exchange.  The obligations of the Corporation
                  ----------------------
to effect an Exchange are subject to satisfaction of the following conditions at or prior to such Exchange (unless expressly waived in writing by such parties at or prior to such Exchange):

                  (i)    Hart-Scott-Rodino. The waiting period under the Hart-
                         -----------------
Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated, to the extent applicable.

                  (ii)  Regulatory Matters.  There shall have been received,
                        ------------------
and shall be in full force and effect, all requisite approvals under the statutes and regulations of each jurisdiction (x) in the United States of America or any state, territory or possession thereof and (y) each other jurisdiction wherever located that is material to the issuance by the Corporation and the conduct of the business conducted by the Corporation and its subsidiaries, taken as a whole, in each case with respect to the holding by the holder of the shares of Series E Preferred Stock to be issued upon the Exchange of the shares of Series T Preferred Stock.

Article 6.  Definitions.
            -----------

            For the purposes of this Certificate of Amendment of Certificate of Incorporation, the following terms shall have the meanings indicated:

            "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

            "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

            "Chicago Preferred Stock" shall mean the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock and the Series T Preferred Stock.

            "Closing Price" on any day shall mean the closing sale price of the Common Stock regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices of the Common Stock regular way, in each case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on

which it is then traded or, if the Common Stock is not listed or admitted to trading on such an exchange, on Nasdaq.

            "Control Transaction" shall mean any of (i) a merger, consolidation or business combination to which the Corporation is a party that would result in a change in ownership of more than 50% of the securities of the Corporation entitled to vote generally in the election of directors, (ii) the sale of all or substantially all of the Corporation's assets, and (iii) the sale of more than 50% of the outstanding securities of the Corporation entitled to vote generally in the election of directors; in any case, other than pursuant to a transaction between the Corporation and CNA Financial Corporation or its Affiliates.

            "Current Market Price" per share shall mean, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 30 days, ending on such date, on which the national securities exchanges were open for trading, and
(b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-counter market, the Market Price on such date.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

            "Fair Market Value" shall mean the amount that a willing buyer would pay a willing seller in an arm's-length transaction.

            "Issue Date" shall mean the first date of issuance of any shares of Chicago Preferred Stock in December, 1994.

            "Junior Stock" shall mean any capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) (a) for the purposes of Article 1, to the Series E Preferred Stock, (b) for the purposes of Article 2, to the Series F Preferred Stock, (c) for the purposes of Article 3, to the Series G Preferred Stock, (d) for the purposes of Article 4, to the Series H Preferred Stock (c) for the purposes of
Article 5, to the Series T Preferred Stock.

            "Liquidation Preference" with respect to a share of Chicago Preferred Stock shall mean $200.

            "Market Price" shall mean, per share of Common Stock, on any date specified herein: (a) the closing price per share

of the Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock, on such date as shown by Nasdaq and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined at the Corporation's expense by an appraiser chosen by the holders of a majority of the shares of Series E Preferred Stock or, if such calculations shall also be utilized in connection with the Series F Preferred Stock, Series G Preferred Stock or Series T Preferred Stock, the holders of a majority of the aggregate shares of Series E Preferred Stock and, as applicable, Series F Preferred Stock, Series G Preferred Stock and Series T Preferred Stock or, if no such appraiser is so chosen more than twenty Business Days after notice of the necessity of such calculation shall have been delivered by the Corporation to the holders of Series E Preferred Stock or, if such calculation shall also be utilized in connection with the Series F Preferred Stock or Series G Preferred Stock, the holders of Series E Preferred Stock and, as applicable, Series F Preferred Stock and Series G Preferred Stock, then by an appraiser chosen by the Corporation.

            "Material Provision of the Securities Purchase Agreement" shall mean any of the provisions contained in any of Sections 6.6, 6.13, 6.14, 6.16, 6.17, 6.18 or 14.1 of the Securities Purchase Agreement.

            "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of December 6, 1994, by and among the Corporation, Chicago Financial Corporation and CNA Acquisition Corp.

            "NASD" shall mean the National Association of Securities Dealers,
Inc.

            "Nasdaq" shall mean the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System.


            "New Preferred Stock" means nonconvertible nonexchangeable shares of Preferred Stock to be issued by the Corporation that have an aggregate liquidation preference not exceeding $100,000,000.

            "New Senior Notes" means senior notes to be issued by the Corporation that have an aggregate principal amount not exceeding
$100,000,000.

            "Parity Stock" shall mean, with respect to any series of the Chicago Preferred Stock, any capital stock of the Corporation, including any other series of Chicago Preferred Stock, the Other Preferred Stock and the New Preferred Stock (if any), ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with such series of Chicago Preferred Stock.

            "Permitted Dividend" shall mean (A) a dividend on the Common Stock payable solely in shares of Junior Stock or (B) a dividend on the Common Stock payable solely in cash that has been declared by the Board of Directors subsequent to the third anniversary of the Issue Date; provided, however, that
                                                       --------  -------
if at the time of the declaration of such dividend (i) each series of Chicago Preferred Stock or Parity Stock is not rated at least BBB- by Standard & Poor's and at least based by Moody's Investor Services or (ii) the Corporation has received written notice from either such rating agency that (x) the rating issued thereby with respect to any such capital stock is likely to be downgraded by such rating agency or (y) such rating agency has placed the Corporation on credit watch with negative implications of a downgrade of the rating issued with respect to any such capital stock by Standard & Poor's to below BBB- or by Moody's Investor Services to below Baa-3 (the time during which such minimum ratings are not in effect or such time after the Corporation has received such written notice until such time as the Corporation has received written notice from such rating agency that it no longer intends to downgrade such rating or that the Corporation has been removed from such credit watch shall be referred to as the "Dividend Maximum Period"), then the aggregate per share amount of cash dividends on the Common Stock that may thereafter be declared or paid in such fiscal year and each fiscal year thereafter during the Dividend Maximum Period (including cash dividends declared or paid prior to the commencement of the Dividend Maximum Period) shall not exceed an amount equal to 25% of the average of consolidated net operating income of the Corporation and its Subsidiaries (excluding capital gains or loss either realized or unrealized) per share of Common Stock (as determined in accordance with generally accepted accounting principles) for the two immediately preceding fiscal years (the "Dividend


Maximum Amount") provided further, that (x) if in any fiscal year in which
                 -------- -------
there is a Dividend Maximum Period cash dividends in excess of the Dividend Maximum Amount (the "Excess Amount") shall have been paid prior to the commencement of the Dividend Maximum Period, such dividends shall nevertheless be considered Permitted Dividends so long as (I) no other cash dividends shall have been declared or paid during the portion of such fiscal year that was a Dividend Maximum Period and (II) in the next succeeding fiscal year, if a Dividend Maximum Period exists the aggregate per share amount of cash dividends on the Common Stock shall not exceed the excess of the Dividend Maximum Amount for such year over the Excess Amount.

            "Person" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

            "Preferred Stock" shall mean preferred stock, par value $4.00 per share, of the Corporation.

            "Purchaser Designee" shall have the meaning specified in the Securities Purchase Agreement.

            "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of the Issue Date, between the Corporation and the original holders of the Chicago Preferred Stock and the option to purchase the shares of Series G Preferred Stock, as the same may be amended from time to time.

            "Restricted Payment" shall mean any dividend payment (other than a Permitted Dividend) or other distribution of assets, properties, cash, rights, obligations or securities by the Corporation on account of any shares of Common Stock or any other class of Junior Stock or the purchase, redemption or other acquisition for value by the Corporation or any Subsidiary of the Corporation of any shares of Common Stock or any other class of Junior Stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding.

            "Securities Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of December 6, 1994, by and between the Corporation and CNA Financial Corporation as the same may be amended from time to time.


            "Senior Stock" shall mean, with respect to any series of Chicago Preferred Stock, any capital stock of the Corporation ranking senior (either as to dividends or upon liquidation, dissolution or winding up) to such series of Chicago Preferred Stock.

            "Specified Corporate Action" shall mean such time as: (i) the Corporation shall consent or agree to the acquisition of, or the commencement of a tender offer for, or the Board of Directors of the Corporation shall make a statement that the Board of Directors recommends, or is neutral with respect to, a tender offer for, "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) by any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than Chicago Financial Corporation and its Affiliates, of securities of the Corporation entitled to vote generally in the election of directors, or securities convertible into, exchangeable for or exercisable into such securities (collectively, "Designated Securities"), representing, when added to the Designated Securities already owned by any such Person or group, thirty percent (30%) or more of such Designated Securities; (ii) the Board of Directors of the Corporation shall take any action under Section 912 of the Business Corporation Law of the State of New York to exempt from the provisions of Section 912 of the Business Corporation Law of the State of New York any transaction between the Corporation and any of its Subsidiaries, on the one hand, and any Person or group (other than Chicago Financial Corporation and its Affiliates or any transferee thereof), or any Affiliates of any such Person or group, on the other hand, who (A) acquire, own or hold beneficial ownership of Designated Securities representing thirty percent (30%) or more of such Designated Securities or
(B) acquire, own or hold beneficial ownership of Designated Securities representing ten percent (10%) or more of such Designated Securities unless such other Person or group, or any Affiliate of such Person or group, enters into a standstill agreement with the Corporation limiting the acquisition of Designated Securities by such other Person or group, or any Affiliates of such Person or group, to less than thirty percent (30%) of the Designated Securities and such standstill agreement remains in full force and effect;
(iii) any Person or group (other than Chicago Financial Corporation and its Affiliates or any transferee thereof) shall acquire, or shall have the then contractual right to acquire through conversion, exercise of warrants or otherwise, more than thirty percent (30%) of the Designated Securities; (iv) the Corporation shall agree to merge or consolidate with or into any Person, (other than Chicago Financial Corporation and its Affiliates or any transferee thereof) or shall agree to sell all or substantially

all its assets to any such Person other than (a) a merger or consolidation of one Subsidiary of the Corporation into another or the Corporation, or (b) a merger or consolidation immediately subsequent to which all or substantially all the holders of the outstanding shares of capital stock immediately prior to such consolidation or merger are entitled to receive shares representing 50% or more of the then outstanding shares of capital stock of the resulting or surviving corporation entitled to vote generally in the election of directors; or (v) a majority of the Board of Directors of the Corporation shall consist of Persons other than Continuing Directors (and such term shall not include the transactions contemplated by the Merger Agreement). The term "Continuing Director" shall mean any member of the Board of Directors on the Issue Date and any directors elected pursuant to Sections 3.1.18 and 6.17 of the Securities Purchase Agreement and any other member of the Board of Directors who shall be recommended or elected to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors. "Specified Corporate Action" shall not include the execution of the Merger Agreement or the consummation of the Merger (as defined in the Merger Agreement).

            "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

Article 7.  Preemptive Rights.
            -----------------

            None of the holders of any series of Chicago Preferred Stock, shall be entitled to any preemptive or subscription rights in respect of any securities of the Corporation.


            IN WITNESS WHEREOF, The Continental Corporation has caused this certificate to be signed by John P. Mascotte, it, Chairman of the Board and Chief Executive Officer, and by William F. Gleason, Jr., its Secretary, and Chicago Acquisition Corp. has caused this certificate to be signed by Donald
M. Lowry, its Senior Vice President, Secretary and General Counsel, and Patricia L. Kubera, its Vice President and Controller, on this 10th day of May, 1995.

                                              THE CONTINENTAL CORPORATION


                                              By: /s/ John P.Mascotte
                                                 ----------------------------
                                                 John P. Mascotte
                                                 Chairman of the Board and
                                                 Chief Executive Officer


                                              BY: /s/ William F. Gleason, Jr.
                                                 ----------------------------
                                                 William F. Gleason, Jr.
                                                 Secretary

                                              CHICAGO ACQUISITION CORP.


                                              BY: /s/ Donald M. Lowry
                                                 ----------------------------
                                                 Donald M. Lowry
                                                 Senior Vice President,
                                                 Secretary and General Counsel


                                              By: /s/ Patricia  L. Kubera
                                                  ---------------------------
                                                  Patricia L. Kubera
                                                  Vice President and Controller

            Each of the undersigned hereby affirms under penalty of perjury that the matters set forth in the foregoing certificate are true of his own knowledge. Executed in New York, New York on the 10th day of May, 1995.

                                              /s/ John P. Mascotte
                                              -------------------------------
                                              John P. Mascotte


                                              /s/ Donald M. Lowry
                                              -------------------------------
                                              Donald M. Lowry



                           CERTIFICATE OF MERGER

                                    OF

                         CHICAGO ACQUISITION CORP.

                               WITH AND INTO

                        THE CONTINENTAL CORPORATION

               UNDER SECTION 904 OF THE BUSINESS CORPORATION LAW











                                  FILED BY:
                       WACHTELL, LIPTON, ROSEN & KATZ
                            561 West 52nd Street
                       New York, New York 10019-6150









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